                                                                     EXHIBIT 2.1



                               PLAN OF CONVERSION

                                       OF

                        PRINCIPAL MUTUAL HOLDING COMPANY

                   Under Sections 521A.14(5)(b) and 508B.2 of
                      Title XIII of the Code of Iowa (2001)

                          As adopted on March 31, 2001
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                                TABLE OF CONTENTS

PREAMBLE...................................................................... 1

ARTICLE I      DEFINITIONS.....................................................3

ARTICLE II     THE CONVERSION.................................................13

ARTICLE III    APPROVAL BY THE COMMISSIONER...................................14

        3.1    Application....................................................14
        3.2    Commissioner's Public Hearing; Commissioner's Order............14
        3.3    Notice of Public Hearing.......................................15

ARTICLE IV     APPROVAL BY POLICYHOLDERS......................................15

        4.1    Policyholder Vote..............................................15
        4.2    Notice of Members' Meeting.....................................16

ARTICLE V      THE RESTRUCTURING..............................................17

        5.1    Effect of Restructuring on the MIHC............................17
        5.2    Effectiveness of Plan..........................................17
        5.3    Tax Considerations.............................................23
        5.4    Other Opinions.................................................25

ARTICLE VI     POLICIES.......................................................26

        6.1    Policies.......................................................26
        6.2    Determination of Ownership.....................................27
        6.3    In Force.......................................................29

ARTICLE VII    ALLOCATION OF POLICYHOLDER CONSIDERATION.......................30

        7.1    Allocation of Allocable Shares.................................30
        7.2    Allocation of Aggregate Variable Component.....................31
        7.3    Distribution of Consideration..................................32
        7.4    ERISA Plans....................................................38

ARTICLE VIII   ADDITIONAL PROVISIONS..........................................38

        8.1    Restriction on Acquisition of Securities by Officers and
               Directors......................................................38
        8.2    Compensation of Directors, Officers, Agents and Employees......40
        8.3    Adjustment of Share Numbers....................................40

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        8.4    No Preemptive Rights...........................................41
        8.5    Notices........................................................41
        8.6    Amendment or Withdrawal of Plan................................41
        8.7    Corrections....................................................41
        8.8    Costs and Expenses.............................................42
        8.9    Separate Account Voting Procedures.............................42
        8.10   Governing Law..................................................43

Exhibits to the Plan:

EXHIBIT A  -   Form of Agreement and Plan of Merger

EXHIBIT B  -   Form of Amended and Restated Certificate of Incorporation of the
               Holding Company

EXHIBIT C  -   Form of By-Laws of the Holding Company

EXHIBIT D  -   Form of Articles of Incorporation of the Intermediate Holding
               Company

EXHIBIT E  -   Form of By-Laws of the Intermediate Holding Company

EXHIBIT F  -   Actuarial Contribution Memorandum

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                               PLAN OF CONVERSION
                                       OF
                        PRINCIPAL MUTUAL HOLDING COMPANY

                   Under Sections 521A.14(5)(b) and 508B.2 of
                      Title XIII of the Code of Iowa (2001)

                                    PREAMBLE

     This Plan has been adopted by the Board of Directors (the "Board") of Principal Mutual Holding Company, a mutual insurance holding company organized pursuant to Section 521A.14(1) of Title XIII and Chapter 491 of Title XII of the Code of Iowa (the "MIHC"), at a meeting duly called and held on March 31, 2001 (the "Adoption Date"). The Plan provides for the conversion of the MIHC from a mutual insurance holding company into a stock company in accordance with the requirements of Section 521A.14(5)(b) and Chapter 508B of Title XIII of the Code of Iowa (2001) (the "Conversion"). It also provides for the merger of the converted MIHC with and into a newly-formed Iowa corporation (the "Intermediate Holding Company"), which is a wholly-owned subsidiary of a newly-formed Delaware corporation (the "Holding Company"), the merger of Principal Financial Group, Inc. with and into the Intermediate Holding Company, and the merger of Principal Financial Services, Inc. with and into the Intermediate Holding Company, (the "Mergers"). The Conversion and the Mergers are hereafter collectively referred to as the "Restructuring."

     The MIHC structure, adopted in 1998, has served the organization well and helped it accomplish many things in a short period of time. The environment in which the organization operates, however, has changed in a number of important ways since then. The passage of the Gramm-Leach-Bliley Act in 1999 which permits mergers that combine commercial banks, insurers and securities firms under one holding company may increase competition by substantially increasing the number, size and financial strength of the organization's competitors. Further, for a variety of reasons, other life insurance companies of the size of Principal Life Insurance Company ("Principal Life") have not adopted the mutual insurance holding company structure which leads to uncertainty about the receptivity and valuation of stock offered to the public by a company with this structure. While the organization is financially strong, these changes since the creation of the MIHC have led the Board and management to conclude that achievement of the organization's strategy will be enhanced through demutualization. The flexibility to raise additional capital and diversify into global financial services is enhanced in a demutualization. A demutualization will yield benefits to the policyholders of Principal Life by increasing the organization's financial resources and its ability to invest in new technology, products and markets and improved customer service.

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     The Conversion will provide Eligible Policyholders with an opportunity to receive shares of Common Stock, cash or Policy Credits in exchange for their otherwise illiquid Membership Interests, which will be extinguished in the Conversion. Thus, Eligible Policyholders will realize economic value from their Membership Interests that is not currently available to them so long as the MIHC remains a mutual company.

     THE CONVERSION WILL NOT, IN ANY WAY, CHANGE PREMIUMS OR REDUCE POLICY BENEFITS, VALUES, GUARANTEES OR OTHER POLICY OBLIGATIONS OF PRINCIPAL LIFE TO ITS POLICYHOLDERS. ALSO, PRINCIPAL LIFE WILL CONTINUE TO PAY POLICY DIVIDENDS AS DECLARED (ALTHOUGH, AS ALWAYS, POLICY DIVIDENDS ARE NOT GUARANTEED AND MAY VARY FROM YEAR TO YEAR DUE TO EXPERIENCE).

     The Board has received opinions from its financial, actuarial and legal advisors and has relied on those opinions in adopting the Plan.

     The Board has unanimously determined that the Plan is fair and equitable to the Members, both as to their Membership Interests and as to their contractual interests as policyholders of Principal Life.

                                    ARTICLE I

                                   DEFINITIONS

     As used in the Plan the following terms have the following meanings:

     "Account Value Policy Credit" means a Policy Credit, in the form of an increase in the value of the applicable group annuity contract, issued to a Qualified Plan Customer or a Non-Rule 180 Qualified Plan Customer. Such increase in value shall be allocated to participants' accounts, where appropriate, based on account balances for which records are kept by Principal Life unless the Qualified Plan Customer or Non-Rule 180 Qualified Plan Customer directs otherwise.

     "Actuarial Calculation Date" means the date as of which the Actuarial Contribution for the Policies will be calculated and is the same date as the Record Date.

     "Actuarial Contribution" means, with respect to a particular Policy, the contribution that such Policy has made to Principal Life's statutory surplus and asset valuation reserve, plus the contribution that such Policy is expected to make in the future, as calculated according to the principles, assumptions and methodologies set forth in this Plan and the Actuarial Contribution Memorandum.



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     "Actuarial Contribution Memorandum" has the meaning specified in Section
7.1(b).

     "Adoption Date" has the meaning specified in the first paragraph of the preamble hereto.

     "Agents Savings Plan" means The Principal Select Savings Plan for Individual Field.

     "Aggregate Fixed Component" has the meaning specified in Section 7.1(b).

     "Aggregate Variable Component" has the meaning specified in Section 7.1(b).

     "Agreement and Plan of Merger" has the meaning specified in Section 5.1.

     "Allocable Shares" means, subject to Section 8.3, 350 million shares of Common Stock, to be allocated as described in Article VII.

     "Application" has the meaning specified in Section 3.1.

     "Board" has the meaning specified in the first paragraph of the preamble hereto.

     "Chapter 508B" means Chapter 508B of Title XIII of the Code of Iowa (2001).

     "Closed Block" has the meaning specified in Article II.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commissioner" means the Commissioner of Insurance of the State of Iowa, or such other governmental officer, body or authority as becomes the primary regulator of the MIHC under applicable Iowa law.

     "Common Stock" means the shares of common stock of the Holding Company.

     "Company Records" means the records of the MIHC or Principal Life, as applicable.

     "Company Trust" means any trust established by Principal Life for its own administrative convenience in its capacity as an insurer.

     "Conversion" has the meaning specified in the first paragraph of the preamble hereto.



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     "Director" means a member of the Board of Directors of the MIHC, Principal
Financial Group, Inc., Principal Financial Services, Inc., the Holding Company, the Intermediate Holding Company or Principal Life.

     "Directors Stock Plan" means the Principal Financial Group, Inc. Directors Stock Plan.

     "Dividend Capacity" means the full extent of Principal Life's statutory capacity to pay a non-extraordinary dividend in 2001.

     "Dividend Shortfall" means the amount, if any, of Principal Life's Dividend Capacity that Principal Life has been prohibited by the Commissioner from paying to Principal Financial Services, Inc. in 2001 prior to the Effective Date.

     "Effective Date" has the meaning specified in Section 5.2(a).

     "Elective Cash Requirements" means the amount needed by Principal Life to fund the aggregate amount of all elections and deemed elections for cash and Account Value Policy Credits (pursuant to paragraphs (a), (d) and (e) of Section 7.3) that are attributable to Eligible Policyholders who are allocated more than 100 shares of Common Stock.

     "Eligible Policyholder" means a Person (or, collectively, the Persons) who, on the Record Date, is the Owner of one or more Policies and who, as reflected in the Company Records, has a continuous membership interest in the MIHC through ownership of one or more Policies from the Record Date until and on the Effective Date. Members of the MIHC who were issued Policies on or before April 8, 1980 and transferred ownership rights of such Policies on or before April 8, 1980 are Eligible Policyholders so long as such Policies remain In Force until and on the Effective Date. The MIHC may deem a Person to be an Eligible Policyholder in order to correct any immaterial administrative errors or oversights.

     "Employees Savings Plan" means the Principal Select Savings Plan for Employees.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Evidence of Insurance Coverage" means subscription agreements (other than a Subscription to Trust and Enrollment Form for Accident and Sickness Insurance under the Principal Retiree Group Medical Trust) except in the case of Group Universal Life-1 and Long Term Care-1 Policies issued to a Company Trust, in which cases "Evidence of Insurance Coverage" means certificates of insurance.



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     "Excess Plan" means the Principal Select Savings Excess Plan and the Non-
Qualified Defined Contribution Plan for Designated Participants.

     "Executive Officer" means any "executive officer" (within the meaning of Rule 3b-7 under the Securities Exchange Act of 1934, as amended) of the Holding Company, from time to time, whether such person is an officer of the Holding Company or one of its subsidiaries, and any officer of the MIHC or Principal Life with the title of Second Vice President or a more senior title, or any officer of a subsidiary or affiliate of Principal Life with a title equivalent to a Second Vice President or more senior title with Principal Life. For a period of six months after the Effective Date, the individuals identified as executive officers in the Holding Company's registration statement under the Securities Act of 1933, as amended, relating to the IPO shall be considered Executive Officers regardless of any change in title or duties, provided that such individuals are in the employ of the Holding Company or any of its subsidiaries.

     "Federal Income Tax Law" means the Code, Treasury Regulations issued thereunder, administrative interpretations thereof and judicial interpretations with respect thereto.

     "Funding Agreement" means an agreement which authorizes Principal Life to accept and accumulate funds for the purpose of making one or more payments at future dates and which does not contain or provide for any mortality or morbidity contingencies.

     "Holding Company" has the meaning specified in the first paragraph of the preamble hereto.

     "Holding Stock Plan" has the meaning specified in Section 8.1(a).

     "In Force" has the meaning specified in Section 6.3.

     "Intermediate Holding Company" has the meaning specified in the first paragraph of the preamble hereto.

     "IPO" means the initial public offering by the Holding Company of shares of Common Stock.

     "IPO Stock Price" means the price per share to the public at which Common Stock is sold in the IPO.

     "LTI Plan" means the Principal Financial Group Long-Term Performance Plan.

     "Mandatory Cash Requirements" means the amount needed by Principal Life to fund (1) the mandatory Policy Credits and cash payments for Eligible Policyholders described in paragraphs (b) and (c) of Section 7.3; (2) the elections and deemed elections



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for cash and Account Value Policy Credits (pursuant to paragraphs (a), (d) and
(e) of Section 7.3) that are attributable to Eligible Policyholders who are allocated 100 or fewer shares of Common Stock; and (3) an amount equal to the fees and expenses of the Restructuring paid by Principal Life.

     "Member" means a Person who is (or, collectively, the Persons who are) on a specified date, the Owner of one or more Policies which is (are) then In Force. A Person who was issued a Policy on or before April 8, 1980 and transferred ownership rights of that Policy on or before April 8, 1980 is also a Member so long as such Policy remains In Force.

     "Members' Meeting" has the meaning specified in Section 4.1.

     "Membership Interest" means all the rights and interests arising under the Articles of Incorporation or By-Laws of the MIHC or otherwise by law arising through ownership or issuance of a Policy or Policies of Principal Life including, but not limited to, any right to vote and any rights which may exist with regard to the net worth of the MIHC, including any such rights in liquidation or reorganization of the MIHC, but shall not include any other right or interest expressly conferred by a Policy.

     "Mergers" has the meaning specified in the first paragraph of the preamble hereto.

     "MIHC" has the meaning specified in the first paragraph of the preamble hereto.

     "Net Cash Proceeds" means proceeds of the IPO received by the Holding Company plus proceeds of any Other Capital Raising Transaction received by the Holding Company, net of all underwriting commissions, offering expenses and other transaction expenses of the Holding Company, without taking into account any proceeds received pursuant to any Underwriters' Over-Allotment Option.

     "Nonroutine Matter" means a matter up for shareholder vote if:

          (i) the matter concerns the election or removal of Directors of the Holding Company and a proxy contest is appropriately initiated by a contesting shareholder whereby the contesting shareholder seeks to (1) nominate one or more candidates or a slate of candidates for election as Directors of the Holding Company in opposition to a nominee of the Holding Company's Board of Directors,
(2) oppose one or more nominees of the Holding Company's Board of Directors for election of Directors, (3) remove one or more Directors of the Holding Company for cause, or (4) nominate one or more candidates for election as Directors of the Holding Company to fill the vacancy or vacancies resulting from the removal of one or more Directors by the Holding Company's shareholders;



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          (ii) the matter concerns (1) the merger or consolidation of the
Holding Company into or with any other person, the sale, lease or exchange of all or substantially all of the property or assets of the Holding Company, or the recapitalization or dissolution of the Holding Company, in each case which requires a vote of the Holding Company's shareholders under applicable Delaware law, or (2) any other corporate transaction that would result in an exchange or conversion of the shares of Common Stock in the separate account formed pursuant to Section 7.3(d) for cash, securities or other property;

          (iii) the matter concerns any proposal requiring the Board of Directors of the Holding Company to amend or redeem the rights under the Holding Company's shareholder rights plan, other than a proposal with respect to which the Holding Company has received the advice of nationally-recognized legal counsel to the effect that the proposal is not a proper subject for shareholder action under Delaware law; or

          (iv) the matter concerns any of the following subjects, if such matter is brought to a vote of shareholders prior to the first anniversary of the Effective Date: (1)(a) the issuance of Common Stock after the Effective Date at a price materially less than the then prevailing market price of the Common Stock, other than through an underwritten offering or to officers, employees, Directors or insurance agents of the Holding Company or any subsidiary of the Holding Company pursuant to an employee benefit plan, and (b) a vote of the Holding Company's shareholders with respect to the issuance is conducted or is required to be conducted under applicable Delaware law; (2) any matter that requires approval by a vote of more than a majority of the outstanding stock of the Holding Company entitled to vote thereon under Delaware law or the Certificate of Incorporation or the By-Laws of the Holding Company; or (3) an amendment of the Certificate of Incorporation or By-Laws of the Holding Company submitted for approval to the Holding Company's shareholders.

     "Non-Rule 180 Qualified Plan Customer" means an Owner of a group annuity contract issued by Principal Life, which contract is designed to fund benefits under a retirement plan which is qualified under Section 401(a) or Section 403(a) of the Code and which covers employees described in Section 401(c) of the Code but which does not meet the requirements of Rule 180 promulgated under the Securities Act of 1933, as amended.

     "Other Capital Raising Transactions" means one or more of the following:
(1) a private placement of Common Stock, (2) a private placement or public offering of convertible preferred stock, (3) a private placement or public offering of debt or (4) other sources of capital, or a combination thereof, on or prior to the Effective Date.

     "Owner" means with respect to any Policy, the Person or Persons specified or determined pursuant to Section 6.2.



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     "Person" means an individual, corporation, limited liability company, joint venture, partnership, association, trust, trustee, unincorporated entity or any other form of entity, organization, or government or any department or agency thereof. A Person who is the Owner of Policies in more than one legal capacity (e.g., trustee under separate trusts) shall be deemed to be a separate Person in each capacity.

     "Plan" means this Plan of Conversion (including all Exhibits hereto) as it may be amended or modified from time to time in accordance with Section 8.6 or
Section 8.7.

     "Policy" has the meaning specified in Section 6.1.

     "Policy Credit" means consideration to be paid in the form of an increase in cash value, account value, dividend accumulations, face amount, extended term period or benefit payment, as appropriate, depending on the Policy. If the Policy is owned by a Qualified Plan Customer, the Policy Credit will take the form of a Separate Account Policy Credit or an Account Value Policy Credit. If the Policy is owned by a Non-Rule 180 Qualified Plan Customer, the Policy Credit will take the form of an Account Value Policy Credit.

     "Principal Life" has the meaning specified in the second paragraph of the preamble hereto.

     "Public Hearing" has the meaning specified in Section 3.2.

     "Qualified Plan Customer" means an Owner of a group annuity contract issued by Principal Life, which contract is designed to fund benefits under a retirement plan which is qualified under Section 401(a) or Section 403(a) of the Code (including a plan covering employees described in Section 401(c) of the Code, provided such plan meets the requirements of Rule 180 promulgated under the Securities Act of 1933, as amended) or which is a governmental plan described in Section 414(d) of the Code, excluding (i) group annuity contracts that fund only guaranteed deferred annuities or annuities in the course of payments and (ii) group annuity contracts for which Principal Life does not perform retirement plan record keeping services and whose group annuity contracts do not provide for investments in Principal Life's pooled unregistered separate accounts.

     "Record Date" means the date that is one year prior to the Adoption Date.

     "Restructuring" has the meaning specified in the first paragraph of the preamble hereto.

     "Routine Matter" means any matter up for shareholder vote that does not fall within the definition of a Nonroutine Matter.



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

     "Savings Plans" means the Employees Savings Plan, the Agents Savings Plan and the Excess Plan.

     "Separate Account Policy Credit" means a Policy Credit issued to a Qualified Plan Customer in the form of an addition to such Qualified Plan Customer's group annuity contract of an interest in a separate account maintained by Principal Life. This separate account will receive, for the benefit of such Qualified Plan Customer's qualified plan, a number of shares of Common Stock equal to the number of shares allocable to such contract pursuant to Section 7.1. The separate account interests issued as Separate Account Policy Credits to a Qualified Plan Customer shall be allocated to plan participants' accounts, where appropriate, based on account balances for which records are kept by Principal Life unless the Qualified Plan Customer directs otherwise.

     "State" means any state, territory or insular possession of the United States of America and the District of Columbia.

     "Stock Incentive Plan" means the Principal Financial Group, Inc. Stock Incentive Plan.

     "Stock Purchase Plan" means the Principal Financial Group, Inc. Employee Stock Purchase Plan.

     "Total Debt/Capitalization Ratio" means (1) long-term debt plus current maturities, commercial paper and other short-term borrowings divided by (2) long-term debt plus current maturities, commercial paper, and other short term borrowings plus shareholders' equity (including preferred stock) plus minority interest.

     "Underwriters' Over-Allotment Option" means, as applicable, the option granted by the Holding Company to the underwriters to purchase additional shares of Common Stock under certain conditions or any over-allotment option granted by the Holding Company to the underwriters in any Other Capital Raising Transactions to purchase additional securities in those offerings under any applicable conditions.

     "Voting Policyholder" has the meaning specified in Section 4.1.

                                   ARTICLE II

                                 THE CONVERSION

     Under the Plan, the MIHC converts to a stock company and all Membership Interests are extinguished. Eligible Policyholders will receive as consideration under the Plan shares of Common Stock, cash or Policy Credits.



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

     While the Membership Interests are extinguished in the Conversion, the Conversion will not, in any way, change premiums or reduce policy benefits, values, guarantees or other policy obligations of Principal Life to its policyholders.

     Upon Principal Life's reorganization to the mutual insurance holding company structure effective July 1, 1998, for policyholder dividend purposes only, Principal Life formed and began operating a closed block of participating policies for the benefit of the participating policies and contracts included therein (the "Closed Block"). The Closed Block is described in Article V of the Plan of Reorganization of Principal Mutual Life Insurance Company, dated as of September 15, 1997, as amended. Assets of Principal Life were allocated to the Closed Block in an amount that produces cash flows which, together with anticipated revenue from the Closed Block policies and contracts, are expected to be sufficient to support the Closed Block policies and contracts including, but not limited to, provisions for payment of claims and certain expenses and taxes, and to provide for continuation of policy and contract dividends in aggregate in accordance with the 1997 dividend scales if the experience underlying such scales continues, and to allow for appropriate adjustments in such scales if such experience changes. After the Effective Date, Principal Life will continue to operate the Closed Block in accordance with its terms.

                                   ARTICLE III

                          APPROVAL BY THE COMMISSIONER

     3.1 APPLICATION. The MIHC shall file with the Commissioner an application (the "Application") to convert pursuant to Chapter 508B to a stock company in a transaction whereby Membership Interests in the MIHC will be extinguished and Eligible Policyholders will receive the consideration provided in the Plan as a result of its effectiveness. The Application shall include the following:

     (a) the Plan;

     (b) the form of notice of the Public Hearing;

     (c) the form of notice of the Members' Meeting;

     (d) the form of ballot to be solicited from Voting Policyholders;

     (e) the information required by Section 508B.6 of the Code of Iowa (2001); and

     (f) any other information or documentation required by the Commissioner.



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

     3.2 COMMISSIONER'S PUBLIC HEARING; COMMISSIONER'S ORDER. The Plan is subject to the approval of the Commissioner. The Commissioner will hold a hearing on the compliance of the Plan with all provisions of law, the fairness and equity of the terms of the Plan and on whether the Intermediate Holding Company and Principal Life will have the amount of capital and surplus necessary for their future solvency (the "Public Hearing"). The MIHC, its Members and other interested persons shall have the right to appear at the Public Hearing. The Public Hearing will occur after the Members' Meeting.

     3.3 NOTICE OF PUBLIC HEARING.

     (a) Written notice by the MIHC of such Public Hearing, in a form satisfactory to the Commissioner, shall be mailed by priority mail or delivered by the MIHC at the MIHC's expense at least 30 days prior to the Public Hearing to each Voting Policyholder, and other interested persons as determined by the Commissioner. Such notice of Public Hearing shall be accompanied or preceded by information relevant to the Public Hearing, including the time, date, place and purpose of the Public Hearing, all of which shall be in a form satisfactory to the Commissioner.

     (b) The MIHC shall give notice of such Public Hearing by publication once in each of The Des Moines Register, USA Today (National Edition) and The New York Times (National Edition) and by posting on the MIHC's website. Such newspaper publications and the MIHC website posting shall be made at least 30 days prior to the Public Hearing and shall be in a form satisfactory to the Commissioner.

                                   ARTICLE IV

                            APPROVAL BY POLICYHOLDERS

     4.1 POLICYHOLDER VOTE.

     (a) The MIHC shall hold a special meeting of Members (the "Members' Meeting"). At the Members' Meeting, any Person who is (or, collectively, Persons who are) a Member on the Adoption Date (the "Voting Policyholders") shall be entitled to vote on the proposal to approve the Restructuring by ballot or in person at the Members' Meeting.

     (b) The Restructuring is subject to the approval of not less than two-thirds of the votes of the Voting Policyholders cast thereon by ballot or in person at the Members' Meeting.

     (c) Based on Company Records, each Voting Policyholder shall be entitled to one vote pursuant to Chapter 508B and the Articles of Incorporation of the MIHC,



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

regardless of the number of Policies or amount of insurance and benefits held by or issued to such Voting Policyholder. Two or more persons who are the Owners of a single Policy and who are one Member shall be deemed one Voting Policyholder for purposes of voting and collectively shall be entitled to one vote.

     4.2 NOTICE OF MEMBERS' MEETING.

     (a) The MIHC shall mail notice by priority mail of the Members' Meeting to all Voting Policyholders as provided herein. Such notice of Members' Meeting may be mailed together with the notice of Public Hearing pursuant to Section 3.3. The notice shall set forth the reasons for the ballot vote and the time, date and place of the Members' Meeting, and shall enclose a ballot for each Voting Policyholder. Such notice and ballot shall be mailed to the address of each Voting Policyholder as it appears on Company Records, except in instances where mailing of notice is not feasible as determined by the Commissioner. Such mailing shall be made at least 30 days prior to the Members' Meeting and shall be in a form satisfactory to the Commissioner. Such notice period for the Members' Meeting may run concurrently with the notice period for the Public Hearing provided for in Section 3.3.

     (b) Such notice of the Members' Meeting shall be accompanied or preceded by information relevant to the Members' Meeting, including a copy or summary of the Plan and other explanatory information, all of which shall be in a form satisfactory to the Commissioner.

     (c) The MIHC shall give notice of such Members' Meeting by publication once in each of The Des Moines Register, USA Today (National Edition) and The New York Times (National Edition) and by posting on the MIHC's website. Such newspaper publications and the MIHC website posting shall be made at least 30 days prior to the Members' Meeting and shall be in a form satisfactory to the Commissioner.

                                    ARTICLE V

                                THE RESTRUCTURING

     5.1 EFFECT OF RESTRUCTURING ON THE MIHC. On the Effective Date, the MIHC shall be converted from a mutual insurance holding company into a stock company in accordance with Section 521A.14(5)(b) of the Code of Iowa (2001) and Chapter 508B and the Mergers shall occur in accordance with the agreement and plan of merger (the "Agreement and Plan of Merger"), the form of which is attached hereto as Exhibit A. As a result of the Conversion and the Mergers, Principal Life will become a wholly-owned subsidiary of the Intermediate Holding Company, and the Intermediate Holding Company will continue as a wholly-owned subsidiary of the Holding Company on the



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

Effective Date. The Intermediate Holding Company, as the surviving company in the Mergers, will succeed to all of the assets, liabilities, rights, title and interests of the MIHC and the other entities in the Mergers that are not the surviving company. The forms of the Amended and Restated Certificate of Incorporation and By-Laws of the Holding Company and the forms of the Articles of Incorporation and By-Laws of the Intermediate Holding Company as shall be in effect on the Effective Date are set forth as Exhibits B, C, D and E, respectively.

     5.2 EFFECTIVENESS OF PLAN.

     (a) The effective date of the Plan (the "Effective Date") shall be the date on which the closing of the IPO occurs, which shall be a date occurring after the approval of the Plan by the Voting Policyholders and the Commissioner, provided that in no event shall the Effective Date be more than 12 months after the date on which the Commissioner approved or conditionally approved the Plan, unless such period is extended by the Commissioner. The Plan shall be deemed to have become effective at 12:01 a.m., Central Time, on the Effective Date.

     (b) Upon the effectiveness of the Plan:

          (i) The MIHC shall become a stock company by operation of Section 521A.14(5)(b) of the Code of Iowa (2001) and Chapter 508B.

          (ii) All Membership Interests shall be extinguished and Eligible Policyholders shall be entitled to receive in exchange therefor shares of Common Stock, cash or Policy Credits in accordance with Article VII and subject to
Section 8.3.

          (iii) The Mergers shall be effective.

          (iv) The Holding Company shall sell shares of Common Stock in the IPO for cash and, if applicable, shall engage or shall have engaged in one or more Other Capital Raising Transactions.

          (v) The Net Cash Proceeds must, at a minimum, be sufficient to fund the Mandatory Cash Requirements in full, and the Net Cash Proceeds shall be used first for that purpose. Provided that Principal Life has not been prohibited by the Commissioner, prior to the Effective Date, from paying dividends to Principal Financial Services, Inc. in 2001 equal to its Dividend Capacity, any Net Cash Proceeds that remain after the Mandatory Cash Requirements have been funded in full shall be used next to fund the Elective Cash Requirements in accordance with Section 7.3(k). If the Net Cash Proceeds are sufficient to fund both the Mandatory Cash Requirements and the Elective Cash Requirements in full, the Holding Company may retain up to $250 million of any Net Cash Proceeds that remain. Any remaining Net Cash Proceeds in excess of this $250 million limit must be contributed to Principal Life. Notwithstanding the foregoing, if, prior to the Effective Date, Principal Life has been prohibited by the Commissioner from paying dividends to Principal Financial Services, Inc. in 2001 equal to its Dividend Capacity, then the amount the Holding Company is required to contribute to fund the Elective Cash Requirements shall be reduced by the lesser of: (A) the Dividend Shortfall; or (B) the extent, if any, that the aggregate of cash and cash equivalents held by the MIHC, the Holding Company, Principal Financial Services, Inc. and Principal Financial Group, Inc. on the business day immediately preceding the Effective Date is less than $250 million.

The proceeds of any Underwriters' Over-Allotment Option shall be used first to fund (in accordance with Section 7.3(k)) that portion, if any, of the Elective Cash Requirements that is not funded in full by the Net Cash Proceeds to the extent required by the immediately preceding paragraph. The Holding Company may retain any amounts received from any Underwriters' Over-Allotment Option proceeds that are not needed to fund the Elective Cash Requirements.

The Holding Company shall contribute to the Intermediate Holding Company, and the Intermediate Holding Company shall in turn contribute to Principal Life, any Net Cash Proceeds and proceeds of any Underwriters' Over-Allotment Option that are needed to fund the Mandatory Cash Requirements or the Elective Cash Requirements. All proceeds ultimately to be contributed to Principal Life pursuant to this Section 5.2(b)(v) must be contributed not later than one business day after such proceeds are received by the Holding Company.

          (vi) Principal Life shall receive from the Holding Company, solely for allocation to the separate account described in the definition of "Separate Account Policy Credit," and for no other purposes, a number of shares of Common Stock that is adequate to provide the Separate Account Policy Credits.

     (c) As soon as reasonably practicable following the Effective Date, but in any event no more than 60 days (or 75 days if the Net Cash Proceeds are not sufficient to fund the Elective Cash Requirements in full) following the Effective Date, unless the Commissioner approves a later date, (i) the Holding Company shall issue to the Eligible Policyholders entitled to receive Common Stock pursuant to Section 7.3 a number of shares of Common Stock determined in accordance with Article VII registered in the respective names of such Eligible Policyholders, and (ii) Principal Life shall pay cash or credit Policy Credits to Eligible Policyholders pursuant to Section 7.3, subject in each case to
Section 8.3.

     (d) The Holding Company shall arrange for the listing of the Common Stock on a national securities exchange and shall use its reasonable efforts to maintain such listing for so long as the Holding Company is a publicly-traded company. Except as provided in Section 7.3(j), neither the MIHC nor the Holding Company shall have any obligation to provide a procedure for the sale of shares of Common Stock.

     (e) In addition to the IPO, the Holding Company may also raise capital through one or more Other Capital Raising Transactions, as determined by the Board of Directors of the Holding Company.

The capital to be raised by the IPO or any Other Capital Raising Transaction shall be in such amounts as the Board of Directors of the Holding Company shall determine, provided that the proceeds raised in all such Other Capital Raising Transactions, together with any amounts received from any Underwriters' Over-Allotment Option with respect to any such Other Capital Raising Transactions, shall not in the aggregate exceed one- third of the total proceeds raised in any such Other Capital Raising Transactions, including any amounts received from any Underwriters' Over-Allotment Option with respect to any such Other Capital Raising Transactions, and the IPO.

The aggregate amount of any debt issued in such Other Capital Raising Transactions, together with any amounts received from any Underwriters' Over-Allotment Option with respect to any such Other Capital Raising Transactions, if applicable, shall not cause the Holding Company's Total Debt/Capitalization Ratio to exceed 25% on the date any such debt is issued.

The form, structure and terms of the IPO are subject to prior review and approval by the Commissioner.

The form, structure and terms of any Other Capital Raising Transaction are subject to prior review and approval by the Commissioner, as set forth in
Section 5.2(g).

     (f) The MIHC and the Holding Company shall use their best efforts to ensure that the managing underwriters for the IPO and any Other Capital Raising Transaction conduct the offering process in a manner that is generally consistent with customary practices for similar offerings. The MIHC and the Holding Company shall allow the Commissioner and the Commissioner's financial advisors reasonable access to permit them to observe the offering process. Special pricing committees of the boards of directors of the MIHC and the Holding Company shall determine the price of Common Stock offered in the IPO and any securities offered in any Other Capital Raising Transaction. These board committees shall consist entirely of Directors who are not officers or employees of the MIHC, the Holding Company, or any affiliate and no employees, officers or directors of or legal counsel to any of the underwriters for the IPO or any Other Capital Raising Transaction shall serve on such committees. Neither the MIHC nor the Holding Company will enter into an underwriting agreement for the IPO or any Other Capital Raising Transaction if it is notified that the Commissioner has not received confirmation from its financial advisors to the effect that the MIHC, the Holding

Company and the underwriters for the offerings have complied in all material respects with the requirements of this Section 5.2(f). The underwriting agreements and any amendments thereto shall contain terms and provisions that are acceptable to the Commissioner. The MIHC shall provide the Commissioner with a letter, dated the date of the signing of the underwriting agreements, representing that as of that date it has complied with the foregoing requirements in this Section 5.2(f) and that it will continue to do so. On the Effective Date, the MIHC will provide the Commissioner with a letter confirming these representations as of that date.

     (g) Written notice of the type and approximate amount of Other Capital Raising Transactions, if any, in which the Holding Company proposes to engage will be provided to the Commissioner.

If the Holding Company proposes to engage in an Other Capital Raising Transaction that is classified under subsections (1), (2) or (3) of the Other Capital Raising Transactions definition in Article I, the Holding Company will make reasonable efforts to provide such notice 25 days prior (but in no event shall notice be given less than 15 days prior) to the earlier of the distribution of any preliminary prospectus or preliminary offering memorandum, or commencement of the roadshow, relating to any such Other Capital Raising Transaction.

If the Holding Company proposes to engage in an Other Capital Raising Transaction that is classified under subsection (4) of the Other Capital Raising Transactions definition in Article I, the Holding Company will provide such notice no fewer than 25 days prior to the earlier of the distribution of any preliminary prospectus or preliminary offering memorandum, or commencement of the roadshow, relating to any such Other Capital Raising Transaction.

The Holding Company will provide written notice to the Commissioner at least 10 business days prior to the earlier of the distribution of any preliminary prospectus or preliminary offering memorandum, or commencement of the roadshow, relating to any Other Capital Raising Transaction, of the approximate amount and the expected range of the offering price, interest or dividend rate, conversion or redemption price and other relevant terms of such Other Capital Raising Transaction.

During any notice period provided for in this Section 5.2(g), the Holding Company will promptly provide to the Commissioner any additional information required by the Commissioner regarding any proposed Other Capital Raising Transaction. The Commissioner may, in her sole discretion, toll the running of the applicable notice period until such time as all such information is received.

The Holding Company shall not proceed with the distribution of any preliminary prospectus or preliminary offering memorandum, or commencement of the roadshow, relating to any Other Capital Raising Transaction without the express written approval of the Commissioner.

     5.3 TAX CONSIDERATIONS. The Plan shall not become effective and the Restructuring shall not occur, unless, on or prior to the Effective Date:

     (a) The MIHC shall have obtained rulings from the Internal Revenue Service or, at the option of the MIHC, received the opinion of Debevoise & Plimpton or other nationally recognized independent tax counsel, addressed to the Board and in form and substance satisfactory to the Board, substantially to the effect that:

          (i) Policies issued by Principal Life prior to the Effective Date will not be deemed newly issued, issued in exchange for existing Policies or newly purchased for any material federal income tax purpose as a result of the reorganization of the MIHC pursuant to the Plan;

          (ii) With respect to any Policy issued by Principal Life prior to the Effective Date that is part of a tax-qualified retirement funding arrangement described in Section 403(b) or Section 408 or Section 408A of the Code, the consummation of the Plan, including the crediting of consideration in the form of Policy Credits to such Policy pursuant to Section 7.3, will not result in any transaction that:

               (A) constitutes a distribution to the employee or beneficiary of the arrangement under Section 72 or Section 403(b)(11) of the Code, or a designated distribution, defined in Section 3405(e)(1) of the Code, that is subject to withholding under Section 3405(b) of the Code,

               (B) disqualifies an individual retirement annuity policy under
          Section 408(e) of the Code or gives rise to a prohibited transaction under Section 4975 of the Code between the individual retirement annuity and the individual for whose benefit it is established, or his or her beneficiary,

               (C) requires the imposition of a penalty for a premature distribution under Section 72(t) of the Code or a penalty for excess contributions to certain qualified retirement plans under Section 4973 or Section 4979 of the Code, or

               (D) otherwise adversely affects the tax-favored status accorded such Policies under the Code or results in penalties or any other material adverse federal income tax consequences to the holders of such Policies under the Code;

          (iii) With respect to any Policy issued by Principal Life prior to the Effective Date that is part of a tax-qualified pension or profit-sharing plan described in

Section 401(a) or Section 403(a) of the Code and that will be credited with consideration in the form of Policy Credits pursuant to Section 7.3, the consummation of the Plan, including the crediting of such Policy Credits, will not result in any transaction that disqualifies such plan under Section 401(a) or Section 403(a) of the Code, whichever is applicable, gives rise to a prohibited transaction under Section 4975 of the Code, or otherwise adversely affects the tax-favored status accorded such Policies under the Code or results in penalties or any other material adverse federal income tax consequences to the holders of such Policies under the Code.

          (iv) Eligible Policyholders receiving solely Common Stock pursuant to
Section 7.3 and Qualified Plan Customers whose Policies are credited with Separate Account Policy Credits should not recognize gain or loss for federal income tax purposes as a result of the consummation of the Plan.

     (b) The MIHC shall have received an opinion of nationally recognized independent tax counsel, addressed to the Board and in form and substance satisfactory to the Board, substantially to the effect that the summary of the principal income tax consequences to Eligible Policyholders of their receipt of consideration pursuant to Section 7.3 set forth in the information provided to Voting Policyholders pursuant to Section 4.2(b), to the extent it describes matters of law or legal conclusions, is, subject to the limitations and assumptions set forth therein, an accurate summary of the material federal income tax consequences to Eligible Policyholders of the consummation of the Plan under the Federal Income Tax Law in effect on the date of the commencement of the mailing of such information to Voting Policyholders and remains accurate under the Federal Income Tax Law in effect as of the Effective Date, except for any developments between the date of the commencement of mailing and the Effective Date (i) the principal federal income tax consequences of which to Eligible Policyholders are, under the ruling or in the opinion of such counsel, accurately described in all material respects in the information provided to Voting Policyholders or (ii) that the MIHC has determined are not materially adverse to the interests of Eligible Policyholders.

     5.4 OTHER OPINIONS. The Plan shall not become effective and the Restructuring shall not occur, unless, on or prior to the Effective Date:

     (a) The MIHC shall have received an opinion of Goldman, Sachs & Co., or another nationally-recognized financial advisor, as to the fairness from a financial point of view to Eligible Policyholders, taken as a group, of the exchange of the aggregate Membership Interests for Common Stock, cash or Policy Credits in accordance with this Plan.

     (b) The MIHC shall have received an opinion of Daniel J. McCarthy, F.S.A., a consulting actuary associated with Milliman & Robertson, Inc., that the principles, assumptions, and methodologies used to allocate consideration among the Eligible

Policyholders are reasonable and appropriate and result in an allocation of consideration that is fair and equitable to the Eligible Policyholders.

                                   ARTICLE VI

                                    POLICIES

     6.1 POLICIES.

     (a) For the purposes of this Plan, the term "Policy" means:

          (i) each original life, health or accident insurance policy or annuity contract (including each annuity contract issued to an employer funding the termination of a pension plan) that has been issued or assumed by Principal Life, provided that any supplementary contract issued to effect the annuitization of an individual deferred annuity shall be treated with such annuity as one Policy;

          (ii) each Evidence of Insurance Coverage issued by Principal Life under a group insurance policy or group annuity contract issued to a Company Trust; and

          (iii) each certificate of insurance issued by Principal Life to Persons who have exercised a portability or continuation option under any of Principal Life's group universal life insurance Policies or group long term care insurance Policies.

     (b) The following policies and contracts shall be deemed not to be Policies for purposes of this Plan:

          (i) except as provided in Section 6.1(a)(i), any supplementary contract or settlement option contract;

         (ii) except as provided in Section 6.1(a)(ii) and (iii), any certificate or other evidence of insurance or coverage issued to an insured or an annuitant, as applicable, under a group insurance policy or group annuity contract;

          (iii) any reinsurance assumed by Principal Life as a reinsurer on an indemnity basis (but assumption certificates may constitute Policies if they otherwise fall within the definition of Policies as provided in Section 6.1(a)(i));

          (iv) all administrative services agreements, Funding Agreements and synthetic guaranteed investment contracts; and

          (v) any policy issued by Principal Life and ceded to another insurance company via assumption reinsurance.

     6.2 DETERMINATION OF OWNERSHIP. The Owner of any Policy as of any date specified in the Plan shall be determined by the MIHC on the basis of Company Records as of such date in accordance with the following provisions:

     (a) The Owner of a Policy shall be the holder of the Policy as shown on Company Records, as described with greater specificity in Sections 6.2(b), (c),
(d) and (i).

     (b) If an individual Policy contains ownership provisions and the Owner is named therein, then the Owner is the Person named as such in the Policy, as shown on Company Records.

     (c) If an individual Policy does not contain ownership provisions, or contains such provisions but an Owner is not named therein, the principal Person upon whose life or health the Policy is issued, as shown on Company Records, shall be the Owner.

     (d) The Owner of a Policy that is a group insurance policy or a group annuity contract shall be the Person or Persons specified in the master policy or contract as the policyholder or contractholder, unless no policyholder or contractholder is so specified, in which case the Owner shall be the Person or Persons to whom or in whose name the master policy or contract shall have been issued, as shown on Company Records, provided that each holder, as shown on Company Records, of Evidence of Insurance Coverage issued by Principal Life under a group insurance policy or group annuity contract issued to a Company Trust shall be deemed to be an Owner of a Policy, and such holder, and not the trustee of any such Company Trust, nor any other Person with an interest in such policy or contract, shall be deemed a Voting Policyholder, an Eligible Policyholder or an Owner, as applicable.

     (e) Notwithstanding Sections 6.2(a), (b), (c) and (d), the Owner of a Policy that has been assigned to another Person by an assignment of ownership thereof absolute on its face and filed with Principal Life, in accordance with the provisions of such Policy and Principal Life's rules with respect to the absolute assignment of such Policy in effect at the time of such assignment (which rules, for purposes of this Plan, shall be approved by the Commissioner), shall be the Owner of such Policy as shown on Company Records. Unless an assignment satisfies the requirements specified for such an assignment in this
Section 6.2(e), the determination of the Owner of a Policy shall be made without giving effect to such assignment.

     (f) Notwithstanding Sections 6.2(a), (b), (c) and (d), with respect to a Policy that funds an employee benefit plan and that has been assigned by an assignment absolute on its face, subsequent to the Record Date and before the Effective Date as provided above, to a trust for such plan that is qualified under Section 401(a),
Section 403(a) or Section 501(c)(9) of the Code, such trust shall be deemed, for purposes of this Plan, to have been the Owner on the Record Date and as of the Effective Date for purposes of the definition of Eligible Policyholder set forth in Article I hereof.

     (g) Except as otherwise set forth in this Article VI, the identity of the Owner of a Policy shall be determined without giving effect to any interest of any other Person in such Policy.

     (h) In no event may there be more than one Owner of a Policy, although more than one Person may constitute a single Owner. If a Person owns a Policy with one or more other Persons, they will constitute a single Owner with respect to the Policy.

     (i) In any situation not expressly covered by the foregoing provisions of this Section 6.2, the policyholder or contractholder, as reflected on Company Records, and as determined in good faith by the MIHC, shall, subject to a contrary decision by the Commissioner pursuant to Section 6.2(k), conclusively be presumed to be the Owner of such Policy for purposes of this Section 6.2 and, except for administrative errors, the MIHC shall not be required to examine or consider any other facts or circumstances.

     (j) The mailing address of an Owner as of any date for purposes of the Plan shall be the Owner's last known address as shown on Company Records as of such date.

     (k) Any dispute as to the identity of the Owner of a Policy or the right to vote or receive consideration shall be resolved in accordance with the provisions of this Section 6.2 and such other procedures as may be acceptable to the Commissioner.

     6.3 IN FORCE.

     (a) A Policy shall be deemed to be in force ("In Force") as of any date if, as shown on Company Records (A)(i) such Policy has been issued and is in effect or (ii) such Policy has not been issued but (x) has an effective date on or before such date and (y) Principal Life's administrative office has received with respect to such Policy on or before such date either (xx) an application complete on its face or (yy) payment of full initial premium (or such lesser amount required by Principal Life's normal administrative procedures) and sufficient information to effect a contract of insurance according to Principal Life's normal administrative procedures for coverage to be effective, provided that any Policy referred to in this clause (ii) is issued as applied for, and
(B) such Policy has not matured by death or otherwise or been surrendered or otherwise terminated; provided that a Policy shall be deemed to be In Force after lapse for nonpayment of premiums until expiration of any applicable grace period (or other similar period however designated in such Policy) or any extension of such grace period in accordance with

Principal Life's normal administrative procedures, during which time the Policy is in full force for its basic benefits.

     (b) In the case of any reinstated Policy, the determination of such Policy's variable component, if any, pursuant to Article VII shall be made based on the original issue date of such Policy and without regard to any lapse and reinstatement.

     (c) A Policy shall not be deemed to have matured by reason of death as of any date unless verbal or written notice of such death has been received in Principal Life's administrative office on or prior to such date, as shown on Company Records. The date of the surrender or termination of a Policy shall be as shown on Company Records.

                                   ARTICLE VII

                    ALLOCATION OF POLICYHOLDER CONSIDERATION

     7.1 ALLOCATION OF ALLOCABLE SHARES.

     (a) The consideration to be given to Eligible Policyholders in exchange for their Membership Interests shall be shares of Common Stock, cash or Policy Credits, as provided in this Article VII. Solely for purposes of calculating the amount of such consideration, each Eligible Policyholder will be allocated (but not necessarily issued) shares of Common Stock in accordance with this Article VII.

     (b) Each Eligible Policyholder shall be allocated out of the Allocable Shares a number of shares of Common Stock equal to the sum of:

          (i) a fixed component of consideration equal to 100 shares of Common Stock (subject to proportional adjustment as provided in Section 8.3) regardless of how many Policies, if any, such Eligible Policyholder owns or was issued, and

          (ii) a variable component of consideration consisting of a number of shares of Common Stock reflecting the portion, if any, of the Aggregate Variable Component allocated with respect to each Policy of which such Eligible Policyholder was the Owner on the Record Date, so long as such Eligible Policyholder remained a Member continuously until and on the Effective Date as reflected in Company Records. A Person who is an Eligible Policyholder by virtue of being a Member of the MIHC who was issued a Policy on or before April 8, 1980 and transferred ownership rights of such Policy on or before April 8, 1980 will not receive a variable component of consideration with respect to such Policy.

The Allocable Shares shall be allocated first to provide for the number of shares required for the aggregate fixed component of consideration allocable in respect of all Eligible Policyholders (the "Aggregate Fixed Component"), and the remainder of the Allocable Shares shall constitute the aggregate variable component of consideration (the "Aggregate Variable Component"). The Aggregate Variable Component shall be allocated in accordance with the principles set forth in Section 7.2 and the calculation of actuarial contribution described in the Actuarial Contribution Memorandum (the "Actuarial Contribution Memorandum") attached as Exhibit F.

     7.2 ALLOCATION OF AGGREGATE VARIABLE COMPONENT. The Aggregate Variable Component shall be allocated to Eligible Policyholders with respect to Policies of which they are Owners on the Actuarial Calculation Date as follows:

     (a) Such allocation shall be made by multiplying each Eligible Policyholder's Actuarial Contribution by the ratio of the Aggregate Variable Component to the sum of all the Actuarial Contributions of all Policies. Each Eligible Policyholder's variable component shall be computed by summing the aforementioned calculation of said policyholder's Policies and rounding such result to the nearest integral number of shares (with one-half shares being rounded upward). Because of such rounding, the aggregate of Eligible Policyholders' variable components will not necessarily be equal to the Aggregate Variable Component. In the event the aggregate of Eligible Policyholders' variable components is different from the Aggregate Variable Component, the rounding of the Eligible Policyholders' variable components will be redone using a different criterion as to the point at or above which partial shares are rounded upward. This point will be chosen such that the aggregate of Eligible Policyholders' variable components is as large as possible while remaining not greater than the Aggregate Variable Component.

     (b) The MIHC shall make reasonable determinations of the dollar amount of Actuarial Contribution, which shall be zero or a positive number according to the principles and methodologies set forth in the Actuarial Contribution Memorandum.

     (c) Each such Actuarial Contribution shall be determined on the basis of Company Records as of the Actuarial Calculation Date without regard to any changes in the status of, or premiums in excess of those required on such Policies that occur subsequent to the Actuarial Calculation Date.

     7.3 DISTRIBUTION OF CONSIDERATION.

     (a) Any Eligible Policyholder other than one of those described in paragraphs (b)-(e) of this Section 7.3 shall be issued a number of shares of Common Stock equal to the number of shares allocated to such Eligible Policyholder, unless, subject to the limitations set forth in Section 7.3(k), such Eligible Policyholder has affirmatively elected, on a form provided to such Eligible Policyholder that has been properly completed and received by the MIHC on or prior to the date of the Members' Meeting referred to in Section 4.1, to receive cash.

     (b) To the extent shares of Common Stock are allocable with respect to a Policy of a type described below, the Eligible Policyholder who is the Owner of such Policy shall not be issued shares of Common Stock and shall instead be credited Policy Credits (in an amount determined pursuant to Section 7.3(h)) based on the number of shares of Common Stock allocated to such Eligible Policyholder as provided in this Article VII:

          (i) a Policy that is an individual retirement annuity contract within the meaning of Section 408(b) or 408A of the Code or an annuity contract under
Section 403(b) of the Code;

          (ii) a Policy that is an individual annuity contract that has been issued pursuant to a plan qualified under Section 401(a) or Section 403(a) of the Code directly to the plan participant;

          (iii) a Policy that is an individual life insurance policy that has been issued pursuant to a plan qualified under Section 401(a) or Section 403(a) of the Code directly to the plan participant.

     (c) To the extent shares of Common Stock are allocable with respect to a Policy owned by an Eligible Policyholder of a type described below, such Eligible Policyholder shall not be issued shares of Common Stock and shall instead be paid cash (in an amount determined pursuant to Section 7.3(h)) based on the number of shares of Common Stock allocated to such Eligible Policyholder as provided in this Article VII:

          (i) an Eligible Policyholder whose address for mailing purposes as shown on Company Records is an address at which mail is undeliverable or deemed to be undeliverable in accordance with guidelines approved by the Commissioner, unless the Policy is one of the types described in clauses (i) through (iii) of
Section 7.3(b);

          (ii) an Eligible Policyholder with respect to whom the MIHC determines in good faith to the satisfaction of the Commissioner that it is not reasonably feasible or appropriate to provide consideration in the form that such Eligible Policyholder would otherwise receive, unless the Policy is one of the types described in clauses (i) through (iii) of Section 7.3(b);

          (iii) an Eligible Policyholder whose address for mailing purposes as shown on Company Records is located outside the States of the United States of America, unless the Policy is one of the types described in clauses (i) through
(iii) of Section 7.3(b).

     (d) To the extent shares of Common Stock are allocable with respect to a Policy owned by a Qualified Plan Customer, subject to the limitations set forth in Sections 7.3(k), (l) and (m), such Qualified Plan Customer shall not be issued shares of Common Stock and shall instead be issued Separate Account Policy Credits unless such Qualified Plan Customer has affirmatively elected, on a form provided to such Qualified Plan Customer that has been properly completed and received by the MIHC on or prior to the date of the Members' Meeting, to receive Common Stock, cash or Account Value Policy Credits.

     (e) To the extent shares of Common Stock are allocable with respect to a Policy owned by a Non-Rule 180 Qualified Plan Customer, subject to the limitations set forth in Section 7.3(k), such Non-Rule 180 Qualified Plan Customer shall not be issued shares of Common Stock and shall instead be issued Account Value Policy Credits unless such Non-Rule 180 Qualified Plan Customer has affirmatively elected, on a form that has been properly completed and received by the MIHC on or prior to the date of the Members' Meeting, to receive Common Stock or cash.

     (f) In the event that an Eligible Policyholder who is the Owner of more than one Policy is entitled to receive consideration under this Article VII both in the form of Policy Credits and in the form of cash or shares of Common Stock, the fixed component of consideration payable to such Eligible Policyholder shall be payable only with respect to those Policies for which cash or shares of Common Stock are paid. In the event that an Eligible Policyholder has been allocated consideration with respect to two or more Policies, all of which would be credited Policy Credits pursuant to this Section 7.3, then the fixed component of consideration shall be credited to the Policy with the earliest Policy effective date.

     (g) In the event that more than one Person constitutes a single Owner of a Policy, consideration allocated pursuant to this Article VII shall be distributed jointly to such Persons.

     (h) If consideration is to be paid or credited to an Eligible Policyholder in cash or Policy Credits (other than Separate Account Policy Credits), as the case may be, pursuant to the Plan, the amount of such consideration shall be equal to the number of shares of Common Stock allocable to such Eligible Policyholder as provided in this Article VII multiplied by the IPO Stock Price. If consideration is to be credited to an Eligible Policyholder in Separate Account Policy Credits, such consideration shall initially consist of an interest in the number of shares of Common Stock allocable to such Eligible Policyholder as provided in this Article VII. Principal Life shall use reasonable efforts to make payment of such consideration as soon as reasonably practicable after the Effective Date, but in any event no more than 60 days (or 75 days if the Net Cash Proceeds are not sufficient to fund the Elective Cash Requirements in full) following the

Effective Date, unless the Commissioner approves a later date, net of any applicable withholding tax, by check, or by the crediting of a Policy Credit, as the case may be.

     (i) As soon as reasonably practicable following the Effective Date, but in any event no more than 60 days (or 75 days if the Net Cash Proceeds are not sufficient to fund the Elective Cash Requirements in full) following the Effective Date, unless the Commissioner approves a later date, the Holding Company shall issue to each Eligible Policyholder, in book-entry form as uncertificated shares, the shares of Common Stock allocated to such Eligible Policyholder for which such Eligible Policyholder will not receive consideration from Principal Life in the form of cash or Policy Credits, and mail to each such Eligible Policyholder an appropriate notice that a designated number of shares of Common Stock have been registered in the name of such Eligible Policyholder. Upon request of the registered holder of such shares issued in book-entry form as uncertificated shares, the Holding Company shall promptly mail a stock certificate representing such shares to the registered holder.

     (j) Subject to any applicable requirements of federal or state securities law, the Holding Company shall, in the unlikely event there are Eligible Policyholders who receive under the Plan 99 or fewer shares of Common Stock, establish a commission-free sales program which shall begin no sooner than the first business day after the six-month anniversary of the Effective Date and no later than the first business day after the twelve- month anniversary of the Effective Date and shall continue in either case for three months or for such longer period of time as the Board of Directors of the Holding Company may determine to be appropriate and in the best interest of the Holding Company and Eligible Policyholders. Pursuant to such program, each Eligible Policyholder who receives under the Plan 99 or fewer shares of Common Stock shall be entitled to sell at prevailing market prices all, but not less than all, the shares of Common Stock received hereunder by such Eligible Policyholder, without paying brokerage commissions, mailing charges, registration fees or other administrative or similar expenses. Each Eligible Policyholder entitled to participate in the commission-free sales program shall be entitled to purchase that number of shares of Common Stock that is equal to the number necessary in order to round up such Eligible Policyholder's holdings to 100 shares, without paying brokerage commissions, mailing charges, registration fees or other administrative or similar expenses. The Holding Company shall establish administrative procedures for the delivery of requests to sell or purchase shares of Common Stock through such program. The Holding Company may, in its discretion, institute one or more commission-free sales programs in the future, but is not required to do so. The commission-free sale and purchase arrangements described herein shall be subject to such limitations as are agreed upon between the MIHC, the Holding Company and the Securities and Exchange Commission.

     (k) If the Net Cash Proceeds and the proceeds of any Underwriters' Over-Allotment Option are not sufficient, after the Mandatory Cash Requirements are satisfied, to fund the Elective Cash Requirements in full, such amount as is available shall be distributed by Principal Life to Eligible Policyholders, in accordance with the number of shares of Common Stock allocated, beginning with the Eligible Policyholders allocated 101 shares of Common Stock and continuing to the highest level of share allocation possible at which cash or Account Value Policy Credit elections and deemed elections can be satisfied using such amount of available funds. Eligible Policyholders described in Section 7.3(a) whose cash elections cannot be satisfied shall instead receive Common Stock. Qualified Plan Customers whose cash or Account Value Policy Credit elections cannot be satisfied shall instead receive Separate Account Policy Credits. Non-Rule 180 Qualified Plan Customers whose cash elections or Account Value Policy Credit deemed elections cannot be satisfied shall instead receive Common Stock.

     (l) Notwithstanding any other provisions, the amount of Separate Account Policy Credits shall be limited so that no less than 50% of the total consideration distributed pursuant to this Section 7.3 shall be in the form of Common Stock to ensure that the Restructuring qualifies as a tax-free reorganization under the Code. Such limitation shall be accomplished by calculating the total amount of Separate Account Policy Credits that may, consistent with such 50% requirement, be credited after all other payments of consideration other than in the form of Common Stock (giving effect to Section 7.3(k)) and crediting the amount available in accordance with the number of shares of Common Stock allocated, beginning with such Qualified Plan Customers allocated no more than the fixed component of consideration and continuing to the highest level of share allocation possible at which all deemed elections for Separate Account Policy Credits can be satisfied using the available amount. Eligible Policyholders whose deemed elections for Separate Account Policy Credits cannot be satisfied shall instead receive Common Stock.

     (m) The availability of Separate Account Policy Credits to any particular Qualified Plan Customer shall be subject to the terms of the applicable Policy and any applicable state insurance regulatory approvals. If any particular Qualified Plan Customer is deemed to elect Separate Account Policy Credits and such Separate Account Policy Credits are not available for any of the reasons specified in the preceding sentence, such Qualified Plan Customer shall instead receive Common Stock.

     7.4 ERISA PLANS. The MIHC and Principal Life have applied to the Department of Labor for an exemption from Section 406(a) of ERISA and Section 4975 of the Code with respect to the receipt of consideration pursuant to the Plan by employee benefit plans subject to the provisions of such sections. Notwithstanding any other provision of the Plan, if such exemption is not received prior to the Effective Date, the MIHC shall, subject to the Commissioner's approval, either pay such consideration to such Eligible Policyholders or delay payment of such consideration to such Eligible Policyholders and may place such consideration in an escrow or similar arrangement subject to terms and conditions approved by the Commissioner. Any such escrow or arrangement shall provide for payment to Eligible Policyholders of such consideration plus interest earned thereon not later than the third anniversary of the Effective Date and all costs and expenses of such escrow or arrangement shall be borne by the MIHC or its subsidiaries.

                                  ARTICLE VIII

                              ADDITIONAL PROVISIONS

     8.1 RESTRICTION ON ACQUISITION OF SECURITIES BY OFFICERS AND DIRECTORS.

     (a) Subject to the limitations set forth in this Section 8.1, nothing in this Plan shall be deemed to prohibit the officers, Directors, employees, agents and employee benefit plans of the Holding Company or its subsidiaries from purchasing for cash, at the same price as offered to the public in any public offering, Common Stock or from acquiring Common Stock as consideration pursuant to Article VII or pursuant to a transaction otherwise permitted by this Plan. Subject to the limitations set forth in this Section 8.1, nothing shall be deemed to prohibit the Holding Company, Principal Life or any direct or indirect subsidiary of the Holding Company from establishing stock option plans, stock incentive plans, stock purchase plans and share ownership plans related to the Common Stock (each, a "Holding Stock Plan") that are customary for publicly traded companies.

     (b) During the eighteen-month period immediately following the Effective Date, without the prior approval of the Commissioner, neither the Holding Company, Principal Life nor any of their affiliates shall (i) adopt any Holding Stock Plan other than the Stock Incentive Plan, the LTI Plan, the Stock Purchase Plan, the Directors Stock Plan, the Agents Savings Plan, the Employees Savings Plan, and the Excess Plan, (ii) amend any Holding Stock Plan (or, in the case of the LTI Plan and the Savings Plans, the portions thereof that relate to Common Stock), or (iii) amend any guideline related to the operation of any such Holding Stock Plan attached to the Holding Stock Plan. The immediately preceding sentence shall not preclude any amendment to each or any of the Savings Plans to make Common Stock an investment option or a deemed investment option thereunder. During the five year period immediately following the Effective Date, unless the shareholders of the Holding Company approve an increase in such number by a shareholder vote, the maximum number of shares of Common Stock that may be made issuable under all Holding Stock Plans other than the Employees Savings Plan, the Agents Savings Plan and the Stock Purchase Plan is 6% of the number of shares outstanding immediately following the Effective Date.

     (c) Until six months after the Effective Date, the Holding Company shall not make any awards under the Stock Incentive Plan, the Stock Purchase Plan or the

Directors Stock Plan, or distribute any Common Stock under the LTI Plan, to any Executive Officer or Director, and no Executive Officer or Director (or any parent, spouse of a parent, child, spouse of a child, spouse, brother or sister, including any step and adoptive relationships, of such Executive Officer or Director) shall purchase any Common Stock. The Holding Company shall not make any awards under the Stock Incentive Plan or the Stock Purchase Plan, or distribute any Common Stock under the LTI Plan, to any person who is not an Executive Officer or Director until at least 30 days following the Effective Date.

     (d) Without limiting the generality of the foregoing, except to the extent exercisability or distribution is accelerated (i) due to the approved retirement of any person other than an Executive Officer or Director, (ii) due to the death or disability of any person (including an Executive Officer or Director) or
(iii) with the approval of the Commissioner, no awards to any person under the Stock Incentive Plan or the Directors Stock Plan shall become exercisable or distributable earlier than the eighteen month anniversary of the Effective Date. For purposes of the preceding sentence, any determination regarding a recipient's disability or approved retirement shall be made in accordance with the applicable Holding Stock Plan. No Common Stock shall be issuable to any participant under the Excess Plan earlier than the eighteen month anniversary of the Effective Date.

     (e) Nothing in this Section 8.1 shall prevent the Holding Company from (i) issuing Common Stock in connection with the Employees Savings Plan or the Agents Savings Plan, (ii) matching contributions by participants to either such plan or
(iii) crediting the account of any participant (including any Executive Officer) under any of the Savings Plans by reference to the value of the Common Stock. Further, except as provided in Section 8.1(b), 8.1(c) or 8.1(d), nothing in this
Section 8.1 shall prevent the Holding Company from issuing Common Stock pursuant to any Holding Stock Plan.

     8.2 COMPENSATION OF DIRECTORS, OFFICERS, AGENTS AND EMPLOYEES. No Director, officer, insurance agent or employee of the MIHC or its subsidiaries shall receive any fee, commission or other valuable consideration whatsoever, other than their usual salary and compensation, for in any manner aiding, promoting or assisting in connection with the transactions contemplated by the Plan or the Mergers, except as provided for herein or as approved by the Commissioner.

     8.3 ADJUSTMENT OF SHARE NUMBERS. In order to effect a filing range (in the registration statement under the Securities Act of 1933, as amended, relating to the IPO) for the IPO Stock Price which the MIHC and the managing underwriters of the IPO deem appropriate, the MIHC may adjust, by vote of the Board or a duly authorized committee thereof at any time before the Effective Date and with the prior approval of the Commissioner, the number of shares of Common Stock set forth in the definition of Allocable Shares. Upon such an adjustment, the number of shares set forth in

Section 7.1(b)(i) as the fixed component of consideration shall be adjusted proportionately. The number of shares resulting from any such adjustment shall be rounded up to the next higher integral number; provided, that no such adjustment will be made unless it would result, without any such rounding, in the number of Allocable Shares to be allocated in respect of each Policy as the fixed component of consideration pursuant to Section 7.1(b)(i) being an integral number.

     8.4 NO PREEMPTIVE RIGHTS. No member of the MIHC or other Person shall have any preemptive right to acquire shares of Common Stock in connection with this Plan.

     8.5 NOTICES. If the MIHC complies substantially and in good faith with the requirements of Section 521A.14(5)(b) of the Code of Iowa (2001) and Chapter 508B or the terms of the Plan with respect to the giving of any required notice to Voting Policyholders, its failure in any case to give such notice to any Person or Persons entitled thereto shall not impair the validity of the actions and proceedings taken under Section 521A.14(5)(b) of the Code of Iowa (2001) and Chapter 508B or the Plan or entitle such Person to any injunctive or other equitable relief with respect thereto.

     8.6 AMENDMENT OR WITHDRAWAL OF PLAN. At any time prior to the Effective Date, the Board may withdraw or, with the Commissioner's approval, amend, the Plan. The Plan may be amended by the Board of Directors of the Holding Company after the Effective Date with the approval of the Commissioner. However, nothing herein shall be construed to prevent the amendment of the Articles of Incorporation or By-Laws of the MIHC or the Certificate of Incorporation or By-Laws of the Holding Company at any time in accordance with their terms and with applicable law.

     8.7 CORRECTIONS. The MIHC may, until the Effective Date, by an instrument executed by its Chairman, Chief Executive Officer or any Executive Vice President, attested by its Secretary under the MIHC's corporate seal and submitted to the Commissioner, make such modifications as are appropriate to correct errors, clarify existing items or make additions to correct manifest omissions in the Plan (including the Exhibits). The MIHC may in the same manner also make such modifications as may be required by the Commissioner after the Public Hearing as a condition of approval of the Plan. Subject to the terms of the Plan, the Holding Company may issue additional shares of Common Stock and take any other action it deems appropriate to remedy errors or miscalculations made in connection with the Plan.

     8.8 COSTS AND EXPENSES. All reasonable costs related to the Plan and the Mergers, including without limitation, (1) those costs attributable to the use of outside advisors by the MIHC, Principal Life, the Iowa Division of Insurance or the New York Department of Insurance and (2) any costs related to any deferral of the Effective Date pursuant to Section 5.2, shall be borne by the MIHC, the Holding Company or Principal Life.

     8.9 SEPARATE ACCOUNT VOTING PROCEDURES.

     (a) Shares of Common Stock held in the separate account formed pursuant to
Section 7.3(d) shall be voted in accordance with the terms of Principal Life's agreement with the independent fiduciary for such separate account, as amended from time to time, and in accordance with the terms of the plan of operation for such separate account, as amended from time to time with the prior approval of the Commissioner. These agreements shall initially provide as follows:

          (i) Principal Life or its agent shall seek specific instruction from Qualified Plan Customers as to how each Qualified Plan Customer wishes to votes shares of Common Stock representing such Qualified Plan Customer's interest in the separate account formed pursuant to Section 7.3(d). Principal Life or its agent will vote shares of Common Stock in such separate account in accordance with the instructions provided by each Qualified Plan Customer.

          (ii) In all shareholder votes on Routine Matters, shares of Common Stock held in the separate account formed pursuant to Section 7.3(d) representing the interest of Qualified Plan Customers who have not provided voting instructions to Principal Life or its agent, shall be voted in the same ratio as those shares of Common Stock held in such separate account for which instructions were given to Principal Life or its agent by Qualified Plan Customers as described in Section 8.9(a)(i).

          (iii) In the unlikely event of a shareholder vote on a Nonroutine Matter, shares of Common Stock held in the separate account formed pursuant to
Section 7.3(d) representing interests of Qualified Plan Customers who have not provided voting instructions to Principal Life or its agent, shall be voted in accordance with the instructions of an independent fiduciary for such separate account. The independent fiduciary shall instruct that such shares be voted in a way that, in the independent fiduciary's judgment, would be in the best interest of the participants and beneficiaries of the benefits plans of Qualified Plan Customers in whose interest such shares are held. The independent fiduciary shall carry out its fiduciary duties solely in the interest of the participants and beneficiaries of the plans that have invested (directly or indirectly) in the separate account formed pursuant to Section 7.3(d), in accordance with
Section 404 and other provisions of Part 4 of Title I of ERISA, and pursuant to an investment policy that seeks to maximize the long-term investment returns of the separate account formed pursuant to Section 7.3(d).

     8.10 GOVERNING LAW. The terms of the Plan shall be governed by and construed in accordance with the laws of the State of Iowa.

     IN WITNESS WHEREOF, Principal Mutual Holding Company, by authority of its Board of Directors, has caused this Plan to be duly executed this 31st day of March, 2001.

                                PRINCIPAL MUTUAL HOLDING
                                COMPANY

                                By: /s/ J. BARRY GRISWELL
                                   ----------------------------------------
                                     J. Barry Griswell
                                     President and Chief Executive Officer

Attest:

/s/ JOYCE N. HOFFMAN
-----------------------------------------
Joyce N. Hoffman
Senior Vice President and Corporate Secretary

                                             EXHIBIT A to the Plan of Conversion

                          AGREEMENT AND PLAN OF MERGER

        AGREEMENT AND PLAN OF MERGER dated _________, 2001 (the "Agreement") between Principal Mutual Holding Company, an Iowa mutual insurance holding company (to be converted into a stock company pursuant to Section 521A.14(5)(b) and Chapter 508B of Title XIII the Code of Iowa (2001)) (the "MIHC"), and Principal Iowa Newco, Inc., an Iowa stock corporation and indirect wholly-owned subsidiary of the MIHC (the "Intermediate Holding Company").

     WHEREAS, the Board of Directors of the MIHC deems it advisable and in the best interest of the MIHC and its members that the MIHC convert into a stock company and merge with and into the Intermediate Holding Company, an Iowa stock corporation and wholly-owned subsidiary of Principal Financial Group, Inc., a Delaware corporation and wholly-owned subsidiary of the MIHC (the "Holding Company"), with the Intermediate Holding Company as the surviving corporation;

     WHEREAS, the MIHC has caused the Holding Company and the Intermediate Holding Company to be organized as newly-formed direct and indirect subsidiaries of the MIHC for the purpose of merging the MIHC, Principal Financial Group, Inc., an Iowa stock corporation and wholly-owned subsidiary of the MIHC ("Group"), and Principal Financial Services, Inc., an Iowa stock corporation and wholly-owned subsidiary of Group ("Services"), with and into the Intermediate Holding Company, with the Intermediate Holding Company as the surviving corporation;

     WHEREAS, pursuant to the Plan of Conversion dated March 31, 2001 (the "Plan"), Eligible Policyholders, as defined in the Plan, are receiving stock of the Holding Company, cash or policy credits in exchange for their membership interests in the MIHC which are being extinguished under the Plan;

     WHEREAS, the Board of Directors of the Intermediate Holding Company deems it advisable and in the best interest of the Intermediate Holding Company and its stockholder that Group merge with and into the Intermediate Holding Company, with the Intermediate Holding Company as the surviving corporation;

     WHEREAS, the Board of Directors of the Intermediate Holding Company deems it advisable and in the best interest of the Intermediate Holding Company and its stockholder that Services merge with and into the Intermediate Holding Company, with the Intermediate Holding Company as the surviving corporation, and that the Intermediate Holding Company change its name to "Principal Financial Services, Inc.";

                                             EXHIBIT A to the Plan of Conversion

     WHEREAS, the Board of Directors of the MIHC has approved and has recommended that the Voting Policyholders, as defined in the Plan, approve the Plan, pursuant to which the MIHC shall convert into a stock company and the MIHC, Group and Services shall merge with and into the Intermediate Holding Company upon the terms and subject to the conditions set forth herein (the "Mergers");

     WHEREAS, the Board of Directors of the Intermediate Holding Company has approved the mergers of Group and Services with and into the Intermediate Holding Company, with the Intermediate Holding Company as the surviving corporation, each upon the terms and subject to the conditions set forth herein; and

     WHEREAS, for U.S. Federal income tax purposes, it is intended that this Agreement be a "plan of reorganization" within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.

     NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

                                    ARTICLE I

                                     MERGERS

     Section 1.1 The Mergers. Upon the terms and subject to the conditions of this Agreement, and in accordance with Section 521A.14(5)(b) and Chapter 508B of Title XIII of the Code of Iowa (2001) and the applicable provisions of the Iowa Business Corporation Act (the "IBCA"), the MIHC shall convert into a stock company and shall be merged with and into the Intermediate Holding Company, with the Intermediate Holding Company as the surviving corporation. Following the merger of the converted MIHC with and into the Intermediate Holding Company, Group shall be merged with and into the Intermediate Holding Company, with the Intermediate Holding Company as the surviving corporation, upon the terms and subject to the conditions of this Agreement, and in accordance with Section
490.1104 of the IBCA and the Code of Iowa (2001). Following the merger of Group with and into the Intermediate Holding Company, Services shall be merged with and into the Intermediate Holding Company, with the Intermediate Holding Company as the surviving corporation, and the Intermediate Holding Company shall change its name to "Principal Financial Services, Inc.," upon the terms and subject to the conditions of this Agreement, and in accordance with Section 490.1104 of the IBCA and the Code of Iowa (2001). The Mergers shall become effective at the Effective Time (as defined in Section 1.2 below). Following the Mergers, the separate corporate existences of the MIHC, Group and Services shall cease and the

                                             EXHIBIT A to the Plan of Conversion

Intermediate Holding Company shall continue under the name "Principal Financial Services, Inc." as the surviving corporation (the "Surviving Corporation") and shall succeed to all of the assets, liabilities, rights, title and interests of each of the MIHC, Group and Services.

     Section 1.2 Effective Time of the Mergers. The Mergers shall become effective at the date and time set forth in properly executed articles of merger (the "Effective Time"), which articles of merger shall be duly filed with the Secretary of State of the State of Iowa by the Surviving Corporation.

                                   ARTICLE II

                              SURVIVING CORPORATION

     Section 2.1 Articles of Incorporation. The Articles of Incorporation of the Surviving Corporation shall be as set forth in the form of Articles of Incorporation attached as Exhibit D to the Plan until thereafter changed or amended as provided therein or by applicable law.

     Section 2.2 By-Laws. The By-Laws of the Surviving Corporation shall be as set forth in the form of By-Laws attached as Exhibit E to the Plan until thereafter changed or amended as provided therein or by applicable law.

     Section 2.3 Directors and Officers. The directors and officers of the Intermediate Holding Company immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation. The directors and officers of the Surviving Corporation shall hold office until their respective successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Articles of Incorporation and By-Laws of the Surviving Corporation.

                                   ARTICLE III

                       COMMON STOCK OF GROUP AND SERVICES

     Section 3.1 Common stock of Group and Services. At the Effective Time, by virtue of the Mergers, each share of common stock of Group and each share of common stock of Services issued and outstanding immediately prior to the Effective Time shall be cancelled and retired, and shall cease to exist, without any conversion thereof.

                                             EXHIBIT A to the Plan of Conversion

                                   ARTICLE IV

                              CONDITIONS TO MERGERS

     Section 4.1 Conditions to the Mergers. The obligations of the MIHC and the Intermediate Holding Company to consummate the Mergers are subject to the satisfaction, at or prior to the Effective Time, of each of the following conditions:

          (a) Voting Policyholder approval. The Plan and the transactions contemplated thereby, including this Agreement, shall have been approved and adopted by the requisite vote of the Voting Policyholders in accordance with the Plan or applicable laws;

          (b) Effectiveness of the Plan. All conditions precedent to the effectiveness of the Plan, including the approval of the Insurance Commissioner of the State of Iowa, shall have been satisfied and the Plan shall have become effective or will become effective on the same date as the Effective Time;

          (c) No injunctions. The consummation of the Mergers shall not be precluded by any bona fide order, decree or injunction of any federal or state court of the United States, and there shall not have been any action taken or any law enacted, promulgated or deemed applicable to the Mergers by any governmental entity that makes consummation of the Mergers illegal;

          (d) Filings. All filings with, and all actions by or in respect of, any governmental body, agency, official or authority required to permit the consummation of the Mergers shall have been completed.

                                    ARTICLE V

                              ADDITIONAL PROVISIONS

     Section 5.1 Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     Section 5.2 Costs and Expenses. All costs related to the Mergers shall be borne by the MIHC or the Holding Company.

                                             EXHIBIT A to the Plan of Conversion

     Section 5.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Iowa without giving effect to the conflicts of law principles thereof.

     Section 5.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which shall together constitute one and the same agreement.

                                             EXHIBIT B to the Plan of Conversion

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                         PRINCIPAL FINANCIAL GROUP, INC.

                                    ARTICLE I

                               NAME OF CORPORATION

     The name of the corporation is Principal Financial Group, Inc. (the "Corporation").

                                   ARTICLE II

                                REGISTERED OFFICE

     The Corporation's registered office in the State of Delaware is at 1209 N. Orange Street, City of Wilmington, County of Newcastle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

                                     PURPOSE

     The nature of the business of the Corporation and its purpose is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

                                      STOCK

     Section 1. Authorized Stock. The aggregate number of shares of stock that the Corporation shall have authority to issue is ___________ shares of common stock, par value $____ per share (the "Common Stock"), and __________ shares of preferred stock, par value $____ per share (the "Preferred Stock"). The number of authorized shares of the Common Stock and the Preferred Stock or any other class of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the combined voting power of the outstanding shares of stock of the Corporation entitled to vote thereon, and, irrespective of Section 242(b)(2) of the Delaware General Corporation Law, no vote of the holders of any of the Common Stock, the Preferred Stock or any other class of stock, voting separately as a class, shall be required therefor.

                                             EXHIBIT B to the Plan of Conversion

     Section 2. Preferred Stock.

     (a) The Preferred Stock may be issued at any time and from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate of designation pursuant to the applicable provisions of the General Corporation Law of the State of Delaware (hereinafter referred to as a "Preferred Stock Certificate of Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of shares of each such series and the qualifications, limitations and restrictions thereof.

     (b) The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

          (i) the designation of the series, which may be by distinguishing number, letter or title;

          (ii) the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the applicable Preferred Stock Certificate of Designation) increase or decrease (but not below the number of shares thereof then outstanding);

          (iii) whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the series;

          (iv) whether dividends, if any, shall be payable in cash, in kind or otherwise;

          (v)    the dates on which dividends, if any, shall be payable;

          (vi) the redemption rights and price or prices, if any, for shares of the series;

          (vii) the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

          (viii) the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

          (ix) whether the shares of the series shall be convertible or exchangeable into shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall

                                             EXHIBIT B to the Plan of Conversion

                be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

          (x) restrictions on the issuance of shares of the same series or of any other class or series; and

          (xi) whether or not the holders of the shares of such series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights, which may provide, among other things and subject to the other provisions of this Amended and Restated Certificate of Incorporation, that each share of such series shall carry one vote or more or less than one vote per share, that the holders of such series shall be entitled to vote on certain matters as a separate class (which for such purpose may be comprised solely of such series or of such series and one or more other series or classes of stock of the Corporation) and that all the shares of such series entitled to vote on a particular matter shall be deemed to be voted on such matter in the manner that a specified portion of the voting power of the shares of such series or separate class are voted on such matter.

     (c) The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof.

     (d) Subject to the rights of the holders of any series of Preferred Stock, the number of authorized shares of any series of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by resolution of the Board of Directors and approved by the affirmative vote of the holders of a majority of the voting power of all outstanding shares of Common Stock of the Corporation and all other outstanding shares of stock of the Corporation entitled to vote on such matter irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware or any corresponding provision hereafter enacted, with such outstanding shares of Common Stock and other stock considered for this purpose a single class.

     (e) Except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation or to a Preferred Stock Certificate of Designation that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other series of Preferred Stock, to vote thereon as a separate class pursuant to this Amended and Restated Certificate of Incorporation or a Preferred Stock Certificate of Designation or pursuant to the General Corporation Law of the State of Delaware as currently in effect or as the same may hereafter be amended.

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

                                             EXHIBIT B to the Plan of Conversion

     Section 3. Voting in Election of Directors. Except as may be required by law or as provided in this Amended and Restated Certificate of Incorporation or in a Preferred Stock Certificate of Designation, holders of Common Stock shall have the exclusive right to vote for the election of Directors and for all other purposes, and holders of Preferred Stock shall not be entitled to vote on any matter or receive notice of any meeting of stockholders.

     Section 4. Owner. The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

     Section 5. Shareholder Rights Plans. The Board of Directors is hereby authorized to create and issue, whether or not in connection with the issuance and sale of any of the Corporation's stock or other securities or property, rights entitling the holders thereof to purchase from the Corporation shares of stock or other securities of the Corporation or any other corporation. The times at which and the terms upon which such rights are to be issued will be determined by the Board of Directors and set forth in the contracts or instruments that evidence such rights. The authority of the Board of Directors with respect to such rights shall include, but not be limited to, determination of the following:

          (a) the initial purchase price per share or other unit of the stock or other securities or property to be purchased upon exercise of such rights;

          (b) provisions relating to the times at which and the circumstances under which such rights may be exercised or sold or otherwise transferred, either together with or separately from, any other stock or other securities of the Corporation;

          (c) provisions which adjust the number or exercise price of such rights, or amount or nature of the stock or other securities or property receivable upon exercise of such rights, in the event of a combination, split or recapitalization of any stock of the Corporation, a change in ownership of the Corporation's stock or other securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the Corporation or any stock of the Corporation, and provisions restricting the ability of the Corporation to enter into any such transaction absent an assumption by the other party or parties thereto of the obligations of the Corporation under such rights;

          (d) provisions which deny the holder of a specified percentage of the outstanding stock or other securities of the Corporation the right to

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

                                             EXHIBIT B to the Plan of Conversion

                exercise such rights and/or cause the rights held by such holder to become void;

          (e)   provisions which permit the Corporation to redeem such rights;
                and

          (f)   the appointment of a rights agent with respect to such rights.

                                    ARTICLE V

                               BOARD OF DIRECTORS;
                          MANAGEMENT OF THE CORPORATION

     Section 1. Classified Board. The Directors of the Corporation, subject to the rights of the holders of shares of any class or series of Preferred Stock, shall be classified with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the By-laws of the Corporation, one class ("Class I") whose initial term expires at the 2002 annual meeting of stockholders, another class ("Class II") whose initial term expires at the 2003 annual meeting of stockholders, and another class ("Class III") whose initial term expires at the 2004 annual meeting of stockholders, with each class to hold office until its successors are elected and qualified. At each annual meeting of stockholders of the Corporation, the date of which will be fixed pursuant to the By-Laws of the Corporation, and subject to the rights of the holders of shares of any class or series of Preferred Stock, the successors of the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

     Section 2. Director Discretion. In determining what he or she reasonably believes to be in the best interests of the Corporation in the performance of his or her duties as a director, a Director may consider, to the extent permitted by law, both in the consideration of tender and exchange offers, mergers, consolidations and sales of all or substantially all of the Corporation's assets and otherwise, such factors as the Board of Directors determines to be relevant, including without limitation:

     (a)  the interests of the policyholders of the Corporation's subsidiaries;

     (b) the long-term and short-term interests of the Corporation and its stockholders, including the possibility that the interests may be best served by the continued independence of the Corporation;

     (c)  whether the proposed transaction might violate state or federal laws;

     (d) if applicable, not only the consideration being offered in a proposed transaction, in relation to the then current market price for the outstanding capital stock of the Corporation over a period of years, the estimated price that might be achieved in a negotiated sale of the Corporation as a whole or in part through orderly liquidation, the premiums over market price for

                                             EXHIBIT B to the Plan of Conversion

          the securities of other Corporations in similar transactions, current political, economic and other factors bearing on securities prices and the Corporation's financial condition and future prospects; and

     (e) the interests of the Corporation's employees, suppliers, creditors and customers, the economy of the state, region and nation, and community and societal considerations.

In connection with any such evaluation, the Board of Directors is authorized to conduct such investigations and to engage in such legal proceedings as the Board of Directors may determine.

     Section 3. Management of Business. The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its Directors and stockholders:

     (a) Subject to the rights of any holders of any series of Preferred Stock, if any, to elect additional Directors under specified circumstances, the holders of a majority of the combined voting power of the then outstanding stock of the Corporation entitled to vote generally in the election of Directors may remove any Director or the entire Board of Directors, but only for cause.

     (b) Vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause and newly created Directorships resulting from any increase in the authorized number of Directors shall be filled in the manner provided in the By-Laws of the Corporation.

     (c) Advance notice of nominations for the election of Directors shall be given in the manner and to the extent provided in the By-Laws of the Corporation.

     (d) The election of Directors may be conducted in any manner approved by the Board of Directors at the time when the election is held and need not be by written ballot.

     (e) All corporate powers and authority of the Corporation (except as at the time otherwise provided by law, by this Amended and Restated Certificate of Incorporation or by the By-Laws) shall be vested in and exercised by the Board of Directors.

     (f) The Board of Directors shall have the power without the assent or vote of the stockholders to adopt, amend, alter or repeal the By-Laws of the Corporation, except to the extent that the By-Laws or this Amended and Restated Certificate of Incorporation otherwise provide. In addition to any requirements of law and any other provision of this Amended and Restated Certificate of Incorporation, the stockholders of the Corporation

                                             EXHIBIT B to the Plan of Conversion

          may adopt, amend, alter or repeal any provision of the By-Laws upon the affirmative vote of the holders of three-fourths (3/4) or more of the combined voting power of the then outstanding stock of the Corporation entitled to vote generally in the election of Directors.

                                   ARTICLE VI

                             LIABILITY OF DIRECTORS

     Section 1. General. No Director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a Director, except to the extent that such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as currently in effect or as the same may hereafter be amended.

     Section 2. Repeal or Modification. Any repeal or modification of this
Article VI by the stockholders of the Corporation shall not adversely affect any right or protection of a Director, officer or the Corporation existing at the time of such repeal or modification. If the General Corporation Law of the State of Delaware is amended after the filing of this Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

                                   ARTICLE VII

                    NO STOCKHOLDER ACTIONS BY WRITTEN CONSENT

     Effective as of the time the Common Stock shall be registered pursuant to the provisions of the Securities Exchange Act of 1934, as amended, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is specifically denied.

                                  ARTICLE VIII

                    PROHIBITION ON ACQUISITION OF SECURITIES

     Pursuant to Section 13 of Chapter 508B of Title XIII of the Code of Iowa
(2001), a person shall not directly or indirectly acquire or offer to acquire the beneficial ownership of more than five percent of any class of voting security of the Corporation for a period of five years following the effective date of the conversion of Principal Mutual Holding Company from a mutual insurance holding company into a stock company pursuant to the Plan of Conversion adopted March 31, 2001, without the prior approval of the Insurance Commissioner of the State of Iowa and the Board of Directors of the reorganized company. For the purposes of this Article IX, the term "beneficial ownership" has the meaning set forth in Section 13 of Chapter 508B of Title XIII of the

                                             EXHIBIT B to the Plan of Conversion

Code of Iowa (2001) and the term "reorganized company" has the meaning set forth in Section 1 of Chapter 508B of Title XIII of the Code of Iowa (2001).

                                   ARTICLE IX

                                    AMENDMENT

     The Corporation reserves the right to amend or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights herein conferred upon stockholders or Directors (in the present form of this Amended and Restated Certificate of Incorporation or as hereinafter amended) are granted subject to this reservation; provided, however, that any amendment or repeal of Article VI of this Amended and Restated Certificate of Incorporation shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal; and, provided, further, that Articles V, VI, VII, VIII or IX of this Amended and Restated Certificate of Incorporation shall not be amended, altered or repealed without the affirmative vote of the holders of at least three-fourths (3/4) of the combined voting power of the then outstanding stock of the Corporation entitled to vote generally in the election of Directors.

                                            EXHIBIT C to the Plan of Conversion




                                     BY-LAWS

                                       OF

                        PRINCIPAL FINANCIAL GROUP, INC.
                        -------------------------------




                        As Adopted on         ,   2001
                                      -------- --

                                            EXHIBIT C to the Plan of Conversion


                         PRINCIPAL FINANCIAL GROUP, INC.
                                     BY-LAWS
                         -------------------------------

                                TABLE OF CONTENTS

SECTION                                                                   PAGE

ARTICLE I       STOCKHOLDERS
Section 1.01.   Annual Meetings.............................................5
Section 1.02.   Special Meetings............................................5
Section 1.03.   Notice of Meetings; Waiver..................................5
Section 1.04.   Quorum......................................................3
Section 1.05.   Voting......................................................3
Section 1.06.   Voting by Ballot............................................3
Section 1.07.   Adjournment.................................................3
Section 1.08.   Proxies.....................................................3
Section 1.09.   Organization; Procedure.....................................4
Section 1.10.   Notice of Stockholder Business and Nominations..............4
Section 1.11.   Inspectors of Elections.....................................7
Section 1.12.   Opening and Closing of Polls................................8
Section 1.13.   No Stockholder Action by Written Consent....................8

ARTICLE II      BOARD OF DIRECTORS
Section 2.01.   General Powers..............................................8
Section 2.02.   Number of Directors.........................................8
Section 2.03.   Classified Board of Directors; Election of Directors........8
Section 2.04.   The Chairman of the Board...................................9
Section 2.05.   Annual and Regular Meetings.................................9
Section 2.06.   Special Meetings; Notice....................................9
Section 2.07.   Quorum; Voting.............................................10
Section 2.08.   Adjournment................................................10
Section 2.09.   Action Without a Meeting...................................10
Section 2.10.   Regulations; Manner of Acting..............................10
Section 2.11.   Action by Telephonic Communications........................11
Section 2.12.   Resignations...............................................11
Section 2.13.   Removal of Directors.......................................11
Section 2.14.   Vacancies and Newly Created Directorships..................11
Section 2.15.   Compensation...............................................11
Section 2.16.   Reliance on Accounts and Reports, etc......................12

ARTICLE III     EXECUTIVE COMMITTEE AND OTHER COMMITTEES
Section 3.01.   Executive Committee........................................12

                                            EXHIBIT C to the Plan of Conversion


Section 3.02.   Powers of Executive Committee..............................12
Section 3.03.   Other Committees...........................................12
Section 3.04.   Powers.....................................................13
Section 3.05.   Proceedings................................................13
Section 3.06.   Quorum and Manner of Acting................................13
Section 3.07.   Action by Telephonic Communications........................13
Section 3.08.   Absent or Disqualified Members.............................14
Section 3.09.   Resignations...............................................14
Section 3.10.   Removal....................................................14
Section 3.11.   Vacancies..................................................14

ARTICLE IV      OFFICERS
Section 4.01.   Chief Executive Officer....................................14
Section 4.02.   Secretary of the Corporation...............................14
Section 4.03.   Other Officers Elected by Board of Directors...............15
Section 4.04.   Other Officers.............................................15
Section 4.05.   Salaries...................................................15
Section 4.06.   Removal and Resignation; Vacancies.........................15
Section 4.07.   Authority and Duties of Officers...........................15

ARTICLE V       CAPITAL STOCK
Section 5.01.   Certificates of Stock, Uncertificated Shares...............15
Section 5.02.   Signatures; Facsimile......................................16
Section 5.03.   Lost, Stolen or Destroyed Certificates.....................16
Section 5.04.   Transfer of Stock..........................................16
Section 5.05.   Record Date................................................16
Section 5.06.   Registered Stockholders....................................17
Section 5.07.   Transfer Agent and Registrar...............................17

ARTICLE VI      INDEMNIFICATION
Section 6.01.   Nature of Indemnity........................................17
Section 6.02.   Successful Defense.........................................18
Section 6.03.   Determination that Indemnification is Proper...............18
Section 6.04.   Advance Payment of Expenses................................19
Section 6.05.   Procedure for Indemnification of Directors and Officers....19
Section 6.06.   Survival; Preservation of Other Rights.....................20
Section 6.07.   Insurance..................................................20
Section 6.08.   Severability...............................................20

ARTICLE VII     OFFICES
Section 7.01.   Initial Registered Office..................................21
Section 7.02.   Other Offices..............................................21

                                            EXHIBIT C to the Plan of Conversion



ARTICLE VIII    GENERAL PROVISIONS
Section 8.01.   Dividends..................................................21
Section 8.02.   Reserves...................................................22
Section 8.03.   Execution of Instruments...................................22
Section 8.04.   Corporate Indebtedness.....................................22
Section 8.05.   Disposition of Funds.......................................22
Section 8.06.   Sale, Transfer, etc. of Securities.........................22
Section 8.07.   Voting as Stockholder......................................23
Section 8.08.   Fiscal Year................................................23
Section 8.09.   Seal.......................................................23
Section 8.10.   Books and Records; Inspection..............................23

ARTICLE IX      AMENDMENT OF BY-LAWS
Section 9.01.   Amendment..................................................23

ARTICLE X       CONSTRUCTION
Section 10.01.  Construction................................................24

                                            EXHIBIT C to the Plan of Conversion



                         PRINCIPAL FINANCIAL GROUP, INC.

                                     BY-LAWS

                         As adopted on          , 2001
                                      ------ --

                                    ARTICLE I

                                  STOCKHOLDERS

     Section 1.01. Annual Meetings. The annual meeting of the stockholders of the Corporation for the election of Directors and for the transaction of such other business as properly may come before such meeting shall be held at such place, either within or without the State of Delaware, or, within the sole discretion of the Board of Directors, by remote electronic communication technologies and at such date and at such time, as may be fixed from time to time by resolution of the Board of Directors and set forth in the notice or waiver of notice of the meeting.

     Section 1.02. Special Meetings. Special meetings of the stockholders may be called at any time by the Chairman of the Board, Chief Executive Officer (or, in the event of his or her absence or disability, by the President or any Executive Vice President), or by the Board of Directors. A special meeting shall be called by the Chairman of the Board, Chief Executive Officer (or, in the event of his or her absence or disability, by the President or any Executive Vice President), or by the Secretary of the Corporation pursuant to a resolution approved by a majority of the entire Board of Directors. Such special meetings of the stockholders shall be held at such places, within or without the State of Delaware, or, within the sole discretion of the Board of Directors, by remote electronic communication technologies, as shall be specified in the respective notices or waivers of notice thereof. Any power of the stockholders of the Corporation to call a special meeting is specifically denied.

     Section 1.03. Notice of Meetings; Waiver.

     (a) The Secretary of the Corporation or any Assistant Secretary shall cause written notice of the place, if any, date and hour of each meeting of the stockholders, and, in the case of a special meeting, the purpose or purposes for which such meeting is called, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, to be given personally by mail or by electronic transmission, not fewer than ten (10) nor more than sixty (60) days prior to the meeting, to each stockholder of record entitled to vote at

                                            EXHIBIT C to the Plan of Conversion


     (b) such meeting. If such notice is mailed, it shall be deemed to have been given personally to a stockholder when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the record of stockholders of the Corporation, or, if a stockholder shall have filed with the Secretary of the Corporation a written request that notices to such stockholder be mailed to some other address, then directed to such stockholder at such other address. Such further notice shall be given as may be required by law.

     (c) A written waiver of any notice of any annual or special meeting signed by the person entitled thereto, or a waiver by electronic transmission by the person entitled to notice, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders need be specified in a written waiver of notice. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     (d) For notice given by electronic transmission to a stockholder to be effective, such stockholder must consent to the Corporation's giving notice by that particular form of electronic transmission. A stockholder may revoke consent to receive notice by electronic transmission by written notice to the Corporation. A stockholder's consent to notice by electronic transmission is automatically revoked if the Corporation is unable to deliver two consecutive electronic transmission notices and such inability becomes known to the Secretary of the Corporation, any Assistant Secretary, the transfer agent or other person responsible for giving notice.

     (e) Notices are deemed given (i) if by facsimile, when faxed to a number where the stockholder has consented to receive notice; (ii) if by electronic mail, when mailed electronically to an electronic mail address at which the stockholder has consented to receive such notice; (iii) if by posting on an electronic network (such as a website or chatroom) together with a separate notice to the stockholder of such specific posting, upon the later to occur of
(A) such posting or (B) the giving of the separate notice of such posting; or
(iv) if by any other form of electronic communication, when directed to the stockholder in the manner consented to by the stockholder.

     (f) If a stockholder meeting is to be held via electronic communications and stockholders will take action at such meeting, the notice of such meeting must: (i) specify the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present and vote at such meeting; and (ii) provide the information required to access the stockholder list. A waiver of notice may be given by electronic transmission.


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
                                            EXHIBIT C to the Plan of Conversion


     Section 1.04. Quorum. Except as otherwise required by law or by the Certificate of Incorporation, the presence in person or by proxy of the holders of record of one-third of the shares entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business at such meeting.

     Section 1.05. Voting. If, pursuant to Section 5.05 of these By-Laws, a record date has been fixed, every holder of record of shares entitled to vote at a meeting of stockholders shall be entitled to one (1) vote for each share outstanding in his or her name on the books of the Corporation at the close of business on such record date. If no record date has been fixed, then every holder of record of shares entitled to vote at a meeting of stockholders shall be entitled to one (1) vote for each share of stock standing in his or her name on the books of the Corporation at the close of business on the day next preceding the day on which notice of the meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. Except as otherwise required by law, the Certificate of Incorporation or these By-Laws, the vote of a majority of the shares represented in person or by proxy at any meeting at which a quorum is present shall be sufficient for the transaction of any business at such meeting.

     Section 1.06. Voting by Ballot. No vote of the stockholders on an election of Directors need be taken by written ballot or by electronic transmission unless otherwise required by law. Any vote not required to be taken by ballot or by electronic transmission may be conducted in any manner approved by the Board of Directors prior to the meeting at which such vote is taken.

     Section 1.07. Adjournment. If a quorum is not present at any meeting of the stockholders, the stockholders present in person or by proxy shall have the power to adjourn any such meeting from time to time until a quorum is present. Notice of any adjourned meeting of the stockholders of the Corporation need not be given if the place, if any, date and hour thereof are announced at the meeting at which the adjournment is taken, provided, however, that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date for the adjourned meeting is fixed pursuant to Section 5.05 of these By-Laws, a notice of the adjourned meeting, conforming to the requirements of
Section 1.03 hereof, shall be given to each stockholder of record entitled to vote at such meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted on the original date of the meeting.

     Section 1.08. Proxies. Any stockholder entitled to vote at any meeting of the stockholders may authorize another person or persons to vote at any such meeting and express such consent or dissent for him or her by proxy. A stockholder may authorize a valid proxy by executing a written instrument signed by such stockholder, or by causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature, or by transmitting or authorizing the transmission



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
                                            EXHIBIT C to the Plan of Conversion


of a telegram, cablegram or other means of electronic transmission to the person designated as the holder of the proxy, a proxy solicitation firm or a like authorized agent. No such proxy shall be voted or acted upon after the expiration of three years from the date of such proxy, unless such proxy provides for a longer period. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where applicable law provides that a proxy shall be irrevocable. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing with the Secretary of the Corporation either an instrument in writing revoking the proxy or another duly executed proxy bearing a later date. Proxies by telegram, cablegram or other electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of a writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

     Section 1.09. Organization; Procedure. At every meeting of stockholders the presiding officer shall be the Chairman of the Board or, in the event of his or her absence or disability, a presiding officer chosen by the Board of Directors. The Secretary of the Corporation, or in the event of his or her absence or disability, an Assistant Secretary, if any, or if there be no Assistant Secretary, in the absence of the Secretary of the Corporation, an appointee of the presiding officer, shall act as Secretary of the meeting. The order of business and all other matters of procedure at every meeting of stockholders may be determined by such presiding officer.

     Section 1.10. Notice of Stockholder Business and Nominations.

     (a) Annual Meetings of Stockholders.

          (i) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (A) by or at the direction of the Board of Directors or the Chairman of the Board, or
     (B) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in clauses (ii) and (iii) of this paragraph and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.

          (ii) For nominations or other business to be properly brought before an annual meeting by a stockholder, pursuant to clause (B) of paragraph
     (a)(i) of this Section 1.10, the stockholder must have given timely notice thereof in writing or



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
                                            EXHIBIT C to the Plan of Conversion


     by electronic transmission to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not fewer than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year's annual meeting and in any event at least forty-five (45) days prior to the first anniversary of the date on which the registrant first mailed its proxy materials for the prior year's annual meeting of shareholders; provided, that if the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than seventy (70) days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than one hundred twenty (120) days prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. In no event shall the adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or reelection as a Director all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14a-11 thereunder, or any successor provisions, including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of any beneficial owner on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and any beneficial owner on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (2) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

          (iii) Notwithstanding anything in the second sentence of paragraph
     (a)(ii) of this Section 1.10 to the contrary, in the event that the number of Directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board of Directors made by the Corporation at least one hundred (100) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice under this paragraph shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the


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                                            EXHIBIT C to the Plan of Conversion


     tenth day following the day on which such public announcement is first made by the Corporation.

     (b) Special Meetings of Stockholders. Only such business as shall have been brought before the special meeting of the stockholders pursuant to the Corporation's notice of meeting pursuant to Section 1.03 of these By-Laws shall be conducted at such meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which Directors are to be elected pursuant to the Corporation's notice of meeting (1) by or at the direction of the Board of Directors or (2) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 1.10 and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. Nominations by stockholders of persons for election to the Board of Directors may be made at such special meeting of stockholders if the stockholder's notice as required by paragraph (a)(ii) of this Section 1.10 shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the one hundred and twentieth (120(th)) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90(th)) day prior to such special meeting or the tenth (10(th)) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

     (c) General.

          (i) Only persons who are nominated in accordance with the procedures set forth in this Section 1.10 shall be eligible to serve as Directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.10. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 1.10 and, if any proposed nomination or business is not in compliance with this Section 1.10, to declare that such defective proposal or nomination shall be disregarded.

          (ii) For purposes of this Section 1.10, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act.




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                                            EXHIBIT C to the Plan of Conversion


          (iii) Notwithstanding the foregoing provisions of this Section 1.10, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.10. Nothing in this Section 1.10 shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act, or (B) of the holders of any series of Preferred Stock, if any, to elect Directors if so provided under any applicable Preferred Stock Certificate of Designation (as defined in the Certificate of Incorporation).

     Section 1.11. Inspectors of Elections. Preceding any meeting of the stockholders, the Board of Directors shall appoint one (1) or more persons to act as Inspectors of Elections, and may designate one (1) or more alternate inspectors. In the event no inspector or alternate is able to act, the person presiding at the meeting shall appoint one (1) or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of the duties of an inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector shall:

     (a) ascertain the number of shares outstanding and the voting power of each;

     (b) determine the shares represented at a meeting and the validity of proxies and ballots;

     (c) specify the information relied upon to determine the validity of electronic transmissions in accordance with Section 1.08 hereof;

     (d) count all votes and ballots;

     (e) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and

     (f) certify his or her determination of the number of shares represented at the meeting, and his or her count of all votes and ballots;

     (g) appoint or retain other persons or entities to assist in the performance of the duties of inspector; and

     (h) when determining the shares represented and the validity of proxies and ballots, be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with Section 1.08 of these By-Laws, ballots and the regular books and records of the Corporation. The inspector may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers or their nominees or a similar person which


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                                            EXHIBIT C to the Plan of Conversion


represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspector considers other reliable information as outlined in this section, the inspector, at the time of his or her certification pursuant to paragraph (f) of this section, shall specify the precise information considered, the person or persons from whom the information was obtained, when this information was obtained, the means by which the information was obtained, and the basis for the inspector's belief that such information is accurate and reliable.

     Section 1.12. Opening and Closing of Polls. The date and time for the opening and the closing of the polls for each matter to be voted upon at a stockholder meeting shall be announced at the meeting. The inspector shall be prohibited from accepting any ballots, proxies or votes or any revocations thereof or changes thereto after the closing of the polls, unless the Court of Chancery upon application by a stockholder shall determine otherwise.

     Section 1.13. No Stockholder Action by Written Consent. Effective as of the time the Common Stock shall be registered pursuant to the provisions of the Exchange Act, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is specifically denied.

                                   ARTICLE II

                               BOARD OF DIRECTORS

     Section 2.01. General Powers. Except as may otherwise be provided by law, the Certificate of Incorporation or these By-Laws, the property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors and the Board of Directors may exercise all the powers of the Corporation.

     Section 2.02. Number of Directors. Subject to the rights of the holders of any class or series of Preferred Stock, if any, the number of Directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the entire Board of Directors; provided, however, that the Board of Directors shall at no time consist of fewer than three (3) Directors.

     Section 2.03. Classified Board of Directors; Election of Directors. The Directors of the Corporation, subject to the rights of the holders of shares of any class or series of Preferred Stock, shall be classified with respect to the time for which they severally hold office, into three (3) classes, as nearly equal in number as possible, one class ("Class I") whose initial term expires at the 2002 annual meeting of stockholders, another class



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                                            EXHIBIT C to the Plan of Conversion


("Class II") whose initial term expires at the 2003 annual meeting of stockholders, and another class ("Class III") whose initial term expires at the 2004 annual meeting of stockholders, with each class to hold office until its successors are elected and qualified. Except as otherwise provided in Sections
2.12 and 2.13 of these By-Laws, at each annual meeting of stockholders of the Corporation, and subject to the rights of the holders of shares of any class or series of Preferred Stock, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

     Section 2.04. The Chairman of the Board. The Directors shall elect from among the members of the Board a "Chairman of the Board". The Chairman of the Board shall be an deemed an officer of the Corporation and shall have such duties and powers as set forth in these By-Laws or as shall otherwise be conferred upon the Chairman of the Board from time to time by the Board of Directors. The Chairman of the Board shall, if present, preside over all meetings of the Stockholders and of the Board of Directors. The Board of Directors shall by resolution establish a procedure to provide for an acting Chairman of the Board in the event the current Chairman of the Board is unable to serve or act in that capacity.

     Section 2.05. Annual and Regular Meetings. The annual meeting of the Board of Directors for the purpose of electing officers and for the transaction of such other business as may come before the meeting shall be held as soon as reasonably practicable following adjournment of the annual meeting of the stockholders at the place of such annual meeting of the stockholders. Notice of such annual meeting of the Board of Directors need not be given. The Board of Directors from time to time may by resolution provide for the holding of regular meetings and fix the place (which may be within or without the State of Delaware) and the date and hour of such meetings. Notice of regular meetings need not be given, provided, however, that if the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be mailed promptly, or sent by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail or other electronic means, to each Director who shall not have been present at the meeting at which such action was taken, addressed to him or her at his or her usual place of business, or shall be delivered to him or her personally. Notice of such action need not be given to any Director who attends the first regular meeting after such action is taken without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting.

     Section 2.06. Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, Chief Executive Officer (or, in the event of his or her absence or disability, by the President or any



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
                                            EXHIBIT C to the Plan of Conversion


Executive Vice President), or by the Board of Directors, at such place (within or without the State of Delaware), date and hour as may be specified in the respective notices or waivers of notice of such meetings. Special meetings of the Board of Directors also may be held whenever called pursuant to a resolution approved by a majority of the entire Board of Directors. Special meetings of the Board of Directors may be called on twenty- four (24) hours' notice, if notice is given to each Director personally or by telephone, including a voice messaging system, or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail or other electronic means, or on five (5) days' notice, if notice is mailed to each Director, addressed to him or her at his or her usual place of business or to such other address as any Director may request by notice to the Secretary. Notice of any special meeting need not be given to any Director who attends such meeting without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting, and any business may be transacted thereat.

     Section 2.07. Quorum; Voting. At all meetings of the Board of Directors, the presence of at least a majority of the total authorized number of Directors shall constitute a quorum for the transaction of business. Except as otherwise required by law, the vote of at least a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

     Section 2.08. Adjournment. A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting of the Board of Directors to another time or place. No notice need be given of any adjourned meeting unless the time and place of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of Section 2.05 of these By-Laws shall be given to each Director.

     Section 2.09. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing or by electronic transmission, and such writing, writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

     Section 2.10. Regulations; Manner of Acting. To the extent consistent with applicable law, the Certificate of Incorporation and these By-Laws, the Board of Directors may adopt by resolution such rules and regulations for the conduct of meetings of the Board of Directors and for the management of the property, affairs and business of the Corporation as the Board of Directors may deem appropriate. The Directors shall act

                                            EXHIBIT C to the Plan of Conversion


only as a Board of Directors and the individual Directors shall have no power in their individual capacities unless expressly authorized by the Board of Directors.

     Section 2.11. Action by Telephonic Communications. Members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

     Section 2.12. Resignations. Any Director may resign at any time by submitting an electronic transmission or by delivering a written notice of resignation, signed by such Director, to the Chairman of the Board or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

     Section 2.13. Removal of Directors. Subject to the rights of the holders of any class or series of Preferred Stock, if any, to elect additional Directors under specified circumstances, any Director may be removed at any time, but only for cause, upon the affirmative vote of the holders of a majority of the combined voting power of the then outstanding stock of the Corporation entitled to vote generally in the election of Directors. Any vacancy in the Board of Directors caused by any such removal may be filled at such meeting by the stockholders entitled to vote for the election of the Director so removed. If such stockholders do not fill such vacancy at such meeting, such vacancy may be filled in the manner provided in Section 2.14 of these By-Laws.

     Section 2.14. Vacancies and Newly Created Directorships. Subject to the rights of the holders of any class or series of Preferred Stock, if any, to elect additional Directors under specified circumstances, and except as provided in Section 2.13, if any vacancies shall occur in the Board of Directors, by reason of death, resignation, removal or otherwise, or if the authorized number of Directors shall be increased, the Directors then in office shall continue to act, and such vacancies and newly created directorships may be filled by a majority of the Directors then in office, although less than a quorum. Any director filling a vacancy shall be of the same class as that of the Director whose death, resignation, removal or other event caused the vacancy, and any Director filling a newly created directorship shall be of the class specified by the Board of Directors at the time the newly created directorships were created. A Director elected to fill a vacancy or a newly created directorship shall hold office until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal.

     Section 2.15. Compensation. The amount, if any, which each Director shall be entitled to receive as compensation for such Director's services as such shall be fixed from time to time by resolution of the Board of Directors.



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
                                            EXHIBIT C to the Plan of Conversion


     Section 2.16. Reliance on Accounts and Reports, etc. A Director, or a member of any committee designated by the Board of Directors shall, in the performance of such Director's or member's duties, be fully protected in relying in good faith upon the records of the Corporation and upon information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or committees designated by the Board of Directors, or by any other person as to the matters the Director or the member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

                                   ARTICLE III

                    EXECUTIVE COMMITTEE AND OTHER COMMITTEES

     Section 3.01. Executive Committee. The Board of Directors shall appoint an Executive Committee consisting of five (5) Directors. Members of the Executive Committee shall be appointed by and serve at the pleasure of the Board of Directors. The Chairman of the Board shall be a member of the Executive Committee and shall, if present, preside at each meeting of the Executive Committee. The Chief Executive Officer, if different than the Chairman of the Board, shall be a member of the Executive Committee and in the event of an absence or vacancy in the office of the Chairman of the Board, shall preside at meetings of the Executive Committee. If the Chairman of the Board is also the Chief Executive Officer, any other member of the Executive Committee, as determined by the members of the Executive Committee present, shall preside at a meeting of the Executive Committee in the absence of the Chairman of the Board. The Secretary shall act as secretary of the Executive Committee and shall keep a record of all proceedings of the Executive Committee. A majority of the members of the Executive Committee shall constitute a quorum.

     Section 3.02. Powers of Executive Committee. The Executive Committee shall have and, to the extent permitted by law, may exercise all of the powers of the Board of Directors in the management and affairs of the corporation except when the Board of Directors is in session.

     Section 3.03. Other Committees. The Board of Directors, by resolution adopted by the affirmative vote of a majority of Directors then in office, may establish one (1) or more other committees of the Board of Directors, each committee to consist of such number of Directors as from time to time may be fixed by the Board of Directors. Any such committee shall serve at the pleasure of the Board of Directors. Each such committee shall have the powers and duties delegated to it by the Board of Directors, subject to the limitations set forth in applicable Delaware law. The Board of Directors

                                            EXHIBIT C to the Plan of Conversion


may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of such committee, upon request of the Chairman of the Board or the Chairman of such committee.

     Section 3.04. Powers. Each committee, except as otherwise provided in this section, shall have and may exercise such powers of the Board of Directors as may be provided by resolution or resolutions of the Board of Directors. Neither the Executive Committee nor any other committee shall have the power or authority:

          (a) to approve or adopt, or recommend to the stockholders, any action or matter expressly required by the General Corporation Law to be submitted to the stockholders for approval; or

          (b) to adopt, amend or repeal the By-Laws of the Corporation.

     Section 3.05. Proceedings. Each such committee may fix its own rules of procedure and may meet at such place (within or without the State of Delaware), at such time and upon such notice, if any, as it shall determine from time to time. Each such committee shall keep minutes of its proceedings and shall report such proceedings to the Board of Directors at the meeting of the Board of Directors next following any such proceedings.

     Section 3.06. Quorum and Manner of Acting. Except as may be otherwise provided in the resolution creating such committee, at all meetings of any committee, the presence of members (or alternate members) constituting a majority of the total authorized membership of such committee shall constitute a quorum for the transaction of business. The act of the majority of the members present at any meeting at which a quorum is present shall be the act of such committee. Any action required or permitted to be taken at any meeting of any such committee may be taken without a meeting, if all members of such committee shall consent to such action in writing or by electronic transmission and such writing, writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the committee. Such filing shall be in paper form if the minutes are in paper form and shall be in electronic form if the minutes are maintained in electronic form. The members of any such committee shall act only as a committee, and the individual members of such committee shall have no power in their individual capacities unless expressly authorized by the Board of Directors.

     Section 3.07. Action by Telephonic Communications. Unless otherwise provided by the Board of Directors, members of any committee may participate in a meeting of such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

                                            EXHIBIT C to the Plan of Conversion


     Section 3.08. Absent or Disqualified Members. In the absence or disqualification of a member of any committee, if no alternate member is present to act in his or her stead, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

     Section 3.09. Resignations. Any member (and any alternate member) of any committee may resign at any time by delivering a written notice of resignation, signed by such member, to the Board of Directors or the Chairman of the Board. Unless otherwise specified therein, such resignation shall take effect upon delivery.

     Section 3.10. Removal. Any member (and any alternate member) of any committee may be removed at any time, either for or without cause, by resolution adopted by a majority of the whole Board of Directors.

     Section 3.11. Vacancies. If any vacancy shall occur in any committee, by reason of disqualification, death, resignation, removal or otherwise, the remaining members (and any alternate members) shall continue to act, and any such vacancy may be filled by the Board of Directors.

                                   ARTICLE IV

                                    OFFICERS

     Section 4.01. Chief Executive Officer. The Board of Directors shall elect a Chief Executive Officer to serve at the pleasure of the Board of Directors who shall (a) supervise the carrying out of policies adopted or approved by the Board of directors, (b) exercise a general supervision and superintendence over all the business and affairs of the corporation, and (c) possess such other powers and perform such other duties as may be assigned to him or her by these By-Laws, as may from time to time be assigned by the Board of Directors and as may be incident to the office of Chief Executive Officer.

     Section 4.02. Secretary of the Corporation. The Board of Directors shall appoint a Secretary of the Corporation to serve at the pleasure of the Board of Directors. The Secretary of the Corporation shall (a) keep minutes of all meetings of the stockholders and of the Board of Directors, (b) authenticate records of the corporation and (c) in general, have such powers and perform such other duties as may be assigned to him or her by these By-Laws, as may from time to time be assigned to him or her by the Board of directors or the Chief Executive Officer and as may be incident to the office of Secretary of the Corporation.

                                            EXHIBIT C to the Plan of Conversion


     Section 4.03. Other Officers Elected by Board of Directors. At any meeting of the Board of Directors, the Board of Directors may elect a President, Vice Presidents, a Chief Financial Officer, a Treasurer, Assistant Treasurers, Assistant Secretaries, or such other officers of the corporation as the Board of Directors may deem necessary, to serve at the pleasure of the Board of Directors. Other officers elected by the Board of Directors shall have such powers and perform such duties as may be assigned to such officers by or pursuant to authorization of the Board of Directors or by the Chief Executive Officer.

     Section 4.04. Other Officers. The Board of Directors may authorize the corporation to elect or appoint other officers, each of whom shall serve at the pleasure of the corporation. Officers elected or appointed by the corporation shall have such powers and perform such duties as may be assigned to them by the corporation.

     Section 4.05. Salaries. The salaries of all officers and agents of the Corporation shall be fixed by or pursuant to authorization of the Board of Directors.

     Section 4.06. Removal and Resignation; Vacancies. Any officer may be removed for or without cause at any time by the Board of Directors. Any officer may resign at any time by delivering a written notice of resignation, signed by such officer, to the Board of Directors or the Chief Executive Officer. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, shall be filled by or pursuant to authorization of the Board of Directors.

     Section 4.07. Authority and Duties of Officers. The officers of the Corporation shall have such authority and shall exercise such powers and perform such duties as may be specified in these By-Laws, except that in any event each officer shall exercise such powers and perform such duties as may be required by law.

                                    ARTICLE V

                                  CAPITAL STOCK

     Section 5.01. Certificates of Stock, Uncertificated Shares. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until each such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock in the Corporation represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of, the Corporation, by the Chairman of the Board, the Chief Executive

                                            EXHIBIT C to the Plan of Conversion


Officer or the President, and by the Chief Financial Officer, the Treasurer or an Assistant Treasurer, or the Secretary of the Corporation or an Assistant Secretary, representing the number of shares registered in certificate form. Such certificate shall be in such form as the Board of Directors may determine, to the extent consistent with applicable law, the Certificate of Incorporation and these By-Laws.

     Section 5.02. Signatures; Facsimile. All signatures on the certificate referred to in Section 5.01 of these By-Laws may be in facsimile, engraved or printed form, to the extent permitted by law. In case any officer, transfer agent or registrar who has signed, or whose facsimile, engraved or printed signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

     Section 5.03. Lost, Stolen or Destroyed Certificates. The Board of Directors may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon delivery to the Corporation of an affidavit of the owner or owners of such certificate, setting forth such allegation. The Corporation may require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

     Section 5.04. Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Within a reasonable time after the transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to the laws of the General Corporation Law of the State of Delaware. Subject to the provisions of the Certificate of Incorporation and these By-Laws, the Board of Directors may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation.

     Section 5.05. Record Date. In order to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which shall not be more than sixty
(60) nor fewer than ten (10) days before the date of such meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting,

                                            EXHIBIT C to the Plan of Conversion


provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights of the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

     Section 5.06. Registered Stockholders. Prior to due surrender of a certificate for registration of transfer, the Corporation may treat the registered owner as the person exclusively entitled to receive dividends and other distributions, to vote, to receive notice and otherwise to exercise all the rights and powers of the owner of the shares represented by such certificate, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interests. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the Corporation to do so.

     Section 5.07. Transfer Agent and Registrar. The Board of Directors may appoint one (1) or more transfer agents and one (1) or more registrars, and may require all certificates representing shares to bear the signature of any such transfer agents or registrars.

                                   ARTICLE VI

                                 INDEMNIFICATION

     Section 6.01. Nature of Indemnity. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer, of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to

                                            EXHIBIT C to the Plan of Conversion


have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such a Proceeding by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such Proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had no reasonable cause to believe his or her conduct was unlawful; except that in the case of a Proceeding by or in the right of the Corporation to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such Proceeding, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Notwithstanding the foregoing, but subject to Section 6.05 of these By-Laws, the Corporation shall not be obligated to indemnify a director or officer of the Corporation in respect of a Proceeding (or part thereof) instituted by such director or officer, unless such Proceeding (or part thereof) has been authorized by the Board of Directors.

     The termination of any Proceeding by judgment, order settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     Section 6.02. Successful Defense. To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any Proceeding referred to in Section 6.01 hereof or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     Section 6.03. Determination that Indemnification is Proper. Any indemnification of a present or former director or officer of the Corporation under Section 6.01 hereof (unless ordered by a court) shall be made by the Corporation unless a determination is made that indemnification of the present or former director or officer is not proper in the

                                            EXHIBIT C to the Plan of Conversion


circumstances because he or she has not met the applicable standard of conduct set forth in Section 6.01 hereof. Any indemnification of a present or former employee or agent of the Corporation under Section 6.01 hereof (unless ordered by a court) may be made by the Corporation upon a determination that indemnification of the present or former employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 6.01 hereof. Any such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the Directors who are not parties to such Proceeding, even though less than a quorum, or (2) by a committee of such Directors designated by majority vote of such Directors, even though less than a quorum, or (3) if there are no such Directors, or if such Directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

     Section 6.04. Advance Payment of Expenses. Expenses (including attorneys' fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate. The Board of Directors may authorize the Corporation's counsel to represent such director, officer, employee or agent in any Proceeding, whether or not the Corporation is a party to such Proceeding.

     Section 6.05. Procedure for Indemnification of Directors and Officers. Any indemnification of a director or officer of the Corporation under Sections 6.01 and 6.02, or advance of costs, charges and expenses to a director or officer under Section 6.04 of these By-Laws, shall be made promptly, and in any event within thirty (30) days, upon the written request of the director or officer. If a determination by the Corporation that the director or officer is entitled to indemnification pursuant to this Article VI is required, and the Corporation fails to respond within thirty (30) days to a written request for indemnity, the Corporation shall be deemed to have approved such request. If the Corporation denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty (30) days, the right to indemnification or advances as granted by this
Article VI shall be enforceable by the director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such Proceeding shall also be indemnified by the Corporation. It shall be a defense to any such Proceeding (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section
6.04 of these By-Laws where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in

                                            EXHIBIT C to the Plan of Conversion


Section 6.01 of these By-Laws, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 6.01 of these By-Laws, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     Section 6.06. Survival; Preservation of Other Rights. The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each director, officer, employee and agent who serves in any such capacity at any time while these provisions as well as the relevant provisions of the Delaware General Corporation Law are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any Proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a "contract right" may not be modified retroactively without the consent of such director, officer, employee or agent.

     The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 6.07. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person or on such person's behalf in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article VI.

     Section 6.08. Severability. If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer and may indemnify each employee or agent of the Corporation as to costs, charges and expenses (including attorneys' fees),

                                            EXHIBIT C to the Plan of Conversion


judgments, fines and amounts paid in settlement with respect to a Proceeding, whether civil, criminal, administrative or investigative, including a Proceeding by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.

                                   ARTICLE VII

                                     OFFICES

     Section 7.01. Initial Registered Office. The initial registered office of the Corporation in the State of Delaware shall be located at Corporation Trust Center, 1209 N. Orange Street in the City of Wilmington, County of New Castle.

     Section 7.02. Other Offices. The Corporation may maintain offices or places of business at such other locations within or without the State of Delaware as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     Section 8.01. Dividends. Subject to any applicable provisions of law and the Certificate of Incorporation, dividends upon the shares of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board of Directors and any such dividend may be paid in cash, property, or shares of the Corporation's capital stock.

     A member of the Board of Directors, or a member of any committee designated by the Board of Directors shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors, or by any other person as to matters the Director reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

                                            EXHIBIT C to the Plan of Conversion


     Section 8.02. Reserves. There may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may similarly modify or abolish any such reserve.

     Section 8.03. Execution of Instruments. The Board of Directors may authorize, or provide for the authorization of, officers, employees or agents to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Any such authorization must be in writing or by electronic transmission and may be general or limited to specific contracts or instruments.

     Section 8.04. Corporate Indebtedness. No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued in its name, unless authorized by the Board of Directors. Such authorization may be general or confined to specific instances. Loans so authorized may be effected at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual. All bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation issued for such loans shall be made, executed and delivered as the Board of Directors shall authorize. When so authorized by the Board of Directors, any part of or all the properties, including contract rights, assets, business or good will of the Corporation, whether then owned or thereafter acquired, may be mortgaged, pledged, hypothecated or conveyed or assigned in trust as security for the payment of such bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation, and of the interest thereon, by instruments executed and delivered in the name of the Corporation.

     Section 8.05. Disposition of Funds. The funds of the Corporation shall be paid out, transferred or otherwise disposed of only in such manner and under such controls as may be authorized by resolution of the Board of Directors or as may be authorized by such officers of the Corporation as the Board of Directors designates.

     Section 8.06. Sale, Transfer, etc. of Securities. To the extent authorized by the Board of Directors or by the Chief Executive Officer, the President, any Vice President, the Secretary of the Corporation, the Chief Financial Officer or the Treasurer or any other officers designated by the Board of Directors or the Chief Executive Officer may sell, transfer, endorse, and assign any shares of stock, bonds or other securities owned by or held in the name of the Corporation, and may make, execute and deliver in the name of the Corporation, under its corporate seal, any instruments that may be appropriate to effect any such sale, transfer, endorsement or assignment.

                                            EXHIBIT C to the Plan of Conversion


     Section 8.07. Voting as Stockholder. Unless otherwise determined by resolution of the Board of Directors, the Chief Executive Officer, the President, any Executive Vice President or any Senior Vice President shall have full power and authority on behalf of the Corporation to attend any meeting of stockholders of any corporation in which the Corporation may hold stock, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such stock. Such officers acting on behalf of the Corporation shall have full power and authority to execute any instrument expressing consent to or dissent from any action of any such corporation without a meeting. The Board of Directors may by resolution from time to time confer such power and authority upon any other person or persons.

     Section 8.08. Fiscal Year. The fiscal year of the Corporation shall commence on the first day of January of each year (except for the Corporation's first fiscal year which shall commence on the date of incorporation) and shall terminate in each case on December 31.

     Section 8.09. Seal. The seal of the Corporation shall be in such form as the Board of Directors may from time to time determine and shall contain the name of the Corporation, the year of its incorporation and the words "Corporate Seal" and "Delaware". The form of such seal shall be subject to alteration by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced, or may be used in any other lawful manner.

     Section 8.10. Books and Records; Inspection. Except to the extent otherwise required by law, the books and records of the Corporation shall be kept at such place or places within or without the State of Delaware as may be determined from time to time by the Board of Directors.

                                   ARTICLE IX

                              AMENDMENT OF BY-LAWS

     Section 9.01. Amendment. These By-Laws may be amended, altered or repealed:

          (a) by resolution adopted by a majority of the Board of Directors at any special or regular meeting of the Board of Directors if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting; or

          (b) at any regular or special meeting of the stockholders upon the affirmative vote of the holders of three-fourths (3/4) or more of the combined voting power of the outstanding shares of the Corporation entitled to vote

                                            EXHIBIT C to the Plan of Conversion


generally in the election of Directors if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting.

                                    ARTICLE X

                                  CONSTRUCTION

     Section 10.01. Construction. In the event of any conflict between the provisions of these By-Laws as in effect from time to time and the provisions of the Certificate of Incorporation of the Corporation as in effect from time to time, the provisions of such Certificate of Incorporation shall be controlling.

                                             EXHIBIT D to the Plan of Conversion

                            ARTICLES OF INCORPORATION

                                       OF

                           PRINCIPAL IOWA NEWCO, INC.

TO THE SECRETARY OF STATE
OF THE STATE OF IOWA:

     Pursuant to Section 202 of Chapter 490 of Title XII of the Iowa Code (2001) ("Chapter 490"), the undersigned, acting as incorporator, adopts the following Articles of Incorporation:

                                    ARTICLE I

     The name of the corporation is Principal Iowa Newco, Inc.

                                   ARTICLE II

     The corporation shall have perpetual existence.

                                   ARTICLE III

     The purpose for which the corporation is organized is the transaction of any and all lawful business for which corporations may be organized under Chapter 490.

                                   ARTICLE IV

     Section 1. The aggregate number of shares of stock which the corporation is authorized to issue is ________ shares of common stock, par value $________ per share (the "Common Stock"), and ________ shares of preferred stock, par value $________ per share (the "Preferred Stock"), issuable in one or more series.

     Section 2. The Board of Directors of the corporation is hereby expressly authorized, at any time and from time to time, to divide the shares of Preferred Stock into one or more series, to issue from time to time in whole or in part the shares of Preferred Stock or the shares of any series thereof, and in the resolution or resolutions providing for the issue of shares of Preferred Stock or of a particular series to fix and determine the voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof that may be desired, to the fullest extent now or hereafter permitted by Section 602 of Chapter 490, as amended from time to time, and the other provisions of these Articles of Incorporation.

                                             EXHIBIT D to the Plan of Conversion

     Section 3. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof.

     Section 4. Except as otherwise provided by law or by the resolution or resolutions of the Board of Directors of the corporation providing for the issue of any series of Preferred Stock, the holders of the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes and holders of Preferred Stock shall not be entitled to vote on any matter or receive notice of any meeting of stockholders. At each annual or special meeting of shareholders, each holder of Common Stock shall be entitled to one vote in person or by proxy for each share of Common Stock standing in such holder's name on the stock transfer records of the corporation.

     Section 5. No shareholder of the corporation shall be entitled to exercise any right of cumulative voting.

     Section 6. No shareholder of the corporation shall have any preemptive or preferential right, nor be entitled as such as a matter of right to subscribe for or purchase any part of any new or additional issue of stock of the corporation of any class or series, whether issued for money or for consideration other than money, or of any issue of securities convertible into stock of the corporation.

     Section 7. The corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the corporation shall have notice thereof, except as expressly provided by applicable law.

                                    ARTICLE V

     The street address of the initial registered office of the corporation is 711 High Street, Des Moines, Iowa 50392 and the name of its initial registered agent at such address is Karen E. Shaff.

                                   ARTICLE VI

     The name and address of the incorporator is Joyce N. Hoffman, c/o Principal Financial Group, 711 High Street, Des Moines, Iowa 50392-0300.

                                   ARTICLE VII

     The private property of the shareholders, directors and other officers and managers of the corporation shall in no case be liable for corporate debts, but shall be exempt therefrom.

                                             EXHIBIT D to the Plan of Conversion

                                  ARTICLE VIII

     The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation and for the purpose of creating, defining, limiting and regulating the powers of the corporation and its directors and shareholders:

     (a) Subject to the rights of the holders of any class or series of Preferred Stock, if any, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the entire Board of Directors; provided however, that the Board of Directors shall at no time consist of fewer than three (3) directors.

     (b) The Board of Directors, subject to the rights of any holders of shares of any class or series of Preferred Stock, shall be divided into three classes, designated Classes I, II and III, which shall be as nearly equal numerically as possible. Directors of Class I shall be elected to hold office for a term expiring at the annual meeting of shareholders to be held in 2002, directors of Class II shall be elected to hold office for a term expiring at the annual meeting of shareholders to be held in 2003 and directors of Class III shall be elected to hold office for a term expiring at the annual meeting of shareholders to be held in 2004. At each succeeding annual meeting of shareholders following such initial classification and election, the respective successors of each class shall be elected for three year terms. The term of office of each director shall begin at the annual meeting at which such director is elected or at the time elected by the Board of Directors. Each director shall serve until a successor is duly elected and qualified and shall be eligible for re-election.

     (c) The Board of Directors shall be elected in the manner specified in these Articles of Incorporation and the By-Laws of the corporation. Advance notice of nominations for the election of directors and of business to be brought by shareholders before any meeting of shareholders of the corporation shall be given in the manner and to the extent provided in the By-Laws of the corporation.

     (d) Subject to the rights of any holders of shares of any class or series of Preferred Stock to elect additional directors under specified circumstances, any director may be removed, but only for cause, at a meeting of shareholders called for that purpose in the manner prescribed by law, upon the affirmative vote of holders of a majority of the combined voting power of the then outstanding stock of the corporation entitled to vote generally in the election of directors.

     (e) Each director (whenever elected) shall hold office until his or her death, resignation or removal, except that the term of office of each director shall

                                             EXHIBIT D to the Plan of Conversion

          not extend beyond the annual meeting next following the date such director attains age 70, or such younger age as may be established for all directors by the Board of Directors, except that the terms of directors of the corporation who were directors of Principal Mutual Life Insurance Company prior to the annual meeting of Principal Mutual Life Insurance Company in 1984 may extend to the annual meeting of shareholders of the corporation next following the date such director attains age 72 and except that for officer-directors, other than one who is or has been Chief Executive Officer of the corporation, the term as director shall not extend beyond the annual meeting of shareholders of the corporation next following the date such director retires as an active officer of the corporation.

     (f) Vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause and newly created directorships resulting from any increase in the authorized number of directors shall be filled in the manner provided in the By-Laws of the corporation.

     (g) The corporate powers of the corporation (except as at the time otherwise provided by law, these Articles of Incorporation or the By-Laws of the corporation) shall be exercised by the Board of Directors, and by such officers, and agents as the Board of Directors may authorize, elect or appoint.

     (h) The Board of Directors shall have the power without the assent or vote of the shareholders of the corporation to adopt such By-Laws and rules and regulations for the transaction of the business of the corporation not inconsistent with these Articles of Incorporation or the laws of the State of Iowa, and to amend, alter or repeal such By-Laws, rules and regulations.

     (i) A director, in determining what is in the best interests of the corporation when considering a proposal of acquisition, merger or consolidation of the corporation or a similar proposal, may consider any or all of the following community interest factors, in addition to consideration of the effects of any action on shareholders: (1) the interests of the policyholders of the Corporation's subsidiaries; (2) the effects of action on the corporation's employees, suppliers, creditors and customers; (3) the effects of the action on the communities in which the corporation and its subsidiaries operate; and
          (4) the long-term as well as short-term interests of the corporation and its shareholders including the possibility that these interests may be best served by the continued independence of the corporation.

     If on the basis of the community interest factors described above, the Board of Directors of the corporation determines that a proposal to acquire or merge the

                                             EXHIBIT D to the Plan of Conversion

corporation is not in the best interests of the corporation, it may reject the proposal. If the Board of Directors of the corporation determines to reject any such proposal, the Board of Directors of the corporation has no obligation to facilitate, to remove any barriers to or to refrain from impeding the proposal. Consideration of any or all of the community interest factors is not a violation of the business judgment rule or of any duty of the director to the shareholders, or a group of shareholders, even if the director reasonably determines that a community interest factor or factors outweigh the financial or other benefits to the corporation or a shareholder or group of shareholders.

                                   ARTICLE IX

     The corporation shall indemnify directors, officers, employees and agents of the corporation as provided in Sections 850 through 858 of Chapter 490, subject to such limitations as may be established by the Board of Directors. Any repeal or modification of this Article IX or of Sections 850 through 858 of Chapter 490 shall not adversely affect any right of indemnification of a director, officer, employee or agent of the corporation existing at any time prior to such repeal or modification.

                                    ARTICLE X

     A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for a breach of the director's duty of loyalty to the corporation or its shareholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) for a transaction from which the director derives an improper personal benefit; or (d) under Section 833 of Chapter 490, as amended from time to time. If Chapter 490 is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be eliminated or limited to the extent of such amendment, automatically and without any further action, to the maximum extent permitted by law. Any repeal or modification of this Article X by the shareholders of the corporation shall be prospective only and shall not adversely affect any limitation on the personal liability or any other right or protection of a director of the corporation with respect to any state of facts existing at or prior to the time of such repeal or modification.

                                   ARTICLE XI

     The corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by the laws of the State of Iowa, and all rights herein conferred upon shareholders or directors (in the present form of these Articles of Incorporation or as hereinafter amended) are granted subject to this reservation.

                                             Exhibit E to the Plan of Conversion







                                     BY-LAWS

                                       OF

                           PRINCIPAL IOWA NEWCO, INC.









                          As Adopted on _____ __, 2001

                                             EXHIBIT E to the Plan of Conversion

                                Table of Contents

                                                                            Page
                                                                            ----

ARTICLE I      PRINCIPAL OFFICE................................................1

ARTICLE II     REGISTERED OFFICE AND AGENT.....................................1

ARTICLE III    MEETINGS OF SHAREHOLDERS........................................1

        Section 3.01.      Annual Meeting......................................1
        Section 3.02.      Special Meetings....................................1
        Section 3.03.      Notices and Reports to Shareholders.................2
        Section 3.04.      Notice of Shareholder Business and Nominations......2
        Section 3.05.      Waiver of Notice....................................5
        Section 3.06.      Record Date.........................................5
        Section 3.07.      Shareholders' List..................................5
        Section 3.08.      Quorum..............................................6
        Section 3.09.      Organization........................................6
        Section 3.10.      Voting of Shares....................................6
        Section 3.11.      Voting by Proxy or Representative...................7
        Section 3.12.      Conduct of Business.................................7
        Section 3.13.      Action Without Meeting..............................7

ARTICLE IV     BOARD OF DIRECTORS..............................................8

        Section 4.01.      Qualifications and General Powers...................8
        Section 4.02.      Number and Term of Office...........................8
        Section 4.03.      Quorum and Manner of Acting.........................8
        Section 4.04.      Regular Meetings....................................8
        Section 4.05.      Special Meetings....................................9
        Section 4.06.      Resignation.........................................9
        Section 4.07.      Vacancies...........................................9
        Section 4.08.      Removal.............................................9
        Section 4.09.      Compensation of Directors..........................10
        Section 4.10.      Action Without Meeting.............................10
        Section 4.11.      Dividends..........................................10
        Section 4.12.      Officers of the Board of Directors.................10

ARTICLE V      THE EXECUTIVE COMMITTEE AND OTHER
               COMMITTEES.....................................................10

        Section 5.01.      Executive Committee................................10
        Section 5.02.      Powers of Executive Committee......................11
        Section 5.03.      Other Committees...................................11



                                               i
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                                             EXHIBIT E to the Plan of Conversion

                                Table of Contents
                                   (continued)

                                                                            Page
                                                                            ----

ARTICLE VI     OFFICERS.......................................................11

        Section 6.01.      Chief Executive Officer............................11
        Section 6.02.      Secretary of the Corporation.......................11
        Section 6.03.      Other Officers Elected by Board of Directors.......11
        Section 6.04.      Other Officers.....................................12
        Section 6.05.      Resignation and Removal............................12
        Section 6.06.      Compensation of Officers...........................12

ARTICLE VII    SHARES, THEIR ISSUANCE AND TRANSFER............................12

        Section 7.01.      Consideration for Shares...........................12
        Section 7.02.      Certificates for Shares............................12
        Section 7.03.      Execution of Certificates..........................12
        Section 7.04.      Share Record.......................................12
        Section 7.05.      Cancellation.......................................13
        Section 7.06.      Transfers of Stock.................................13
        Section 7.07.      Regulations........................................13
        Section 7.08.      Lost, Destroyed or Mutilated Certificates..........13

ARTICLE VIII    MISCELLANEOUS PROVISIONS......................................13

        Section 8.01.      Facsimile Signatures...............................13
        Section 8.02.      Execution of Instruments...........................13
        Section 8.03.      Disposition of Funds...............................14
        Section 8.04.      Fiscal Year........................................14
        Section 8.05.      Corporate Seal.....................................14
        Section 8.06.      Books and Records..................................14
        Section 8.07.      Voting of Stocks Owned by the Corporation..........14

ARTICLE IX     INDEMNITY......................................................14

ARTICLE X      AMENDMENTS.....................................................15

                                             EXHIBIT E to the Plan of Conversion

                                     BY-LAWS

                                       OF

                           PRINCIPAL IOWA NEWCO, INC.

                                    ARTICLE I

                                PRINCIPAL OFFICE

     The location of the principal office of the corporation in the State of Iowa will be identified in the corporation's annual report filed with the Secretary of State of the State of Iowa. The corporation may have such other offices either within or without the State of Iowa as the business of the corporation may from time to time require.

                                   ARTICLE II

                           REGISTERED OFFICE AND AGENT

     The initial registered agent and office of the corporation are set forth in the Articles of Incorporation. The registered agent or registered office, or both, may be changed by resolution of the Board of Directors.

                                   ARTICLE III

                            MEETINGS OF SHAREHOLDERS

     Section 3.01. Annual Meeting. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at such place, either within or without the State of Iowa, and at such date and at such time, as may be fixed from time to time by resolution of the Board of Directors and set forth in the notice or waiver of notice of the meeting.

     Section 3.02. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by law (which for purposes of these By-Laws shall mean as required from time to time by the Iowa Business Corporation Act or the Articles of Incorporation of the corporation), may be called by the Chairman of the Board, Chief Executive Officer (or in the event of his or her absence or disability, by the President or any Executive Vice President), or pursuant to a resolution approved by a majority of the entire Board of Directors, and shall be called by the Board of Directors upon the written demand, signed, dated and delivered to the Secretary of the corporation, of the holders of at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the meeting. Such written demand shall state the purpose or purposes for which such meeting is to be called. The time, date and place of any special meeting

                                             EXHIBIT E to the Plan of Conversion

shall be determined by the Board of Directors, or, at its direction, by the Chief Executive Officer.

     Section 3.03. Notices and Reports to Shareholders.

     (a) Notice of the place, date and time of all meetings of shareholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be communicated not fewer than 10 days nor more than 60 days before the date of the meeting to each shareholder entitled to vote at such meeting. The Board of Directors, as provided in Section 3.6 of these By-Laws, may establish a record date for the determination of shareholders entitled to notice. Notice of adjourned meetings need only be given if required by law or
Section 3.8 of these By-Laws.

     (b) If notice of proposed corporate action is required by law to be given to shareholders not entitled to vote and the action is to be taken by consent of the voting shareholders, the corporation shall give all shareholders written notice of the proposed action at least 10 days before the action is taken. The notice must contain or be accompanied by the same material that would have been required by law to be sent to shareholders not entitled to vote in a notice of meeting at which the proposed action would have been submitted to the shareholders for action.

     (c) In the event corporate action is taken without a meeting in accordance with Section 3.13 of these By-Laws by less than unanimous written consent, prompt notice of the taking of such corporate action shall be given to those shareholders who have not consented in writing to the taking of such corporate action.

     Section 3.04. Notice of Shareholder Business and Nominations.

     (a) Annual Meetings of Shareholders.

               (i) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders of the corporation (1) by or at the direction of the Board of Directors or the Chairman of the Board or (2) by any shareholder of the corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in clauses (ii) and (iii) of this paragraph (a) of Section 3.4 and who was a shareholder of record at the time such notice was delivered to the Secretary of the corporation.

               (ii) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (2) of paragraph (a)(i) of this Section 3.4, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder's notice shall be delivered to the Secretary of the corporation at the principal executive offices of the corporation not less than 90 days nor more than 120 days prior to the first

                                             EXHIBIT E to the Plan of Conversion

     anniversary of the preceding year's annual meeting; provided, however, that if the date of the annual meeting is advanced by more than 20 days or delayed by more than 70 days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than 120 days prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth (1) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14a-11 thereunder, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (2) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and of any beneficial owner on whose behalf the proposal is made; and (3) as to the shareholder giving the notice and any beneficial owner on whose behalf the nomination or proposal is made (A) the name and address of such shareholder, as they appear on the corporation's books, and of such beneficial owner and (B) the class and number of shares of the corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

          (iii) Notwithstanding anything in the second sentence of paragraph
     (a)(ii) of this Section 3.4 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the corporation at least l00 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice under this Section
     3.4 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.

     (b) Special Meetings of Shareholders. Only such business as shall have been brought before the special meeting of the shareholders pursuant to the corporation's notice of meeting pursuant to Section 3.3 of these By-Laws shall be conducted at such meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the corporation's notice of meeting (i) by or at the direction of the Board of Directors or (ii)

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                                             EXHIBIT E to the Plan of Conversion

by any shareholder of the corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this paragraph (b) of
Section 3.4 and who is a shareholder of record at the time such notice is delivered to the Secretary of the corporation. Nominations by shareholders of persons for election to the Board of Directors may be made at such special meeting of shareholders if the shareholder's notice as required by paragraph
(a)(ii) of this Section 3.4 shall be delivered to the Secretary of the corporation at the principal executive offices of the corporation not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the adjournment of a special meeting commence a new time period for the giving of a shareholder's notice as described above.

     (c) General.

          (i) Only persons who are nominated in accordance with the procedures set forth in this Section 3.4 shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the annual or special meeting in accordance with the procedures set forth in this Section 3.4. Except as otherwise provided by law, the Articles of Incorporation of the corporation or these By-Laws, the chairman of the annual or special meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 3.4 and, if any proposed nomination or business is not in compliance with this Section 3.4, to declare that such defective proposal or nomination shall be disregarded.

          (ii) For purposes of this Section 3.4, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

          (iii) Notwithstanding the foregoing provisions of this Section 3.4, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 3.4. Nothing in this Section 3.4 shall be deemed to affect any rights of (1) shareholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (2) the holders of any series of Preferred Stock to elect directors if so provided under any applicable certificates of designation relating to the series of Preferred Stock.

                                             EXHIBIT E to the Plan of Conversion

     Section 3.05. Waiver of Notice.

     (a) Any shareholder may waive any notice required by law or these By-Laws if such waiver is in writing and signed by the shareholder entitled to such notice, whether before or after the date and time stated in such notice. Such a waiver shall be equivalent to notice to such shareholder in due time as required by law or these By-Laws. Any such waiver shall be delivered to the corporation for inclusion in the minutes or filing with the corporate records of the corporation.

     (b) A shareholder's attendance at a meeting, in person or by proxy, waives
(i) objection to lack of notice or defective notice of such meeting, unless the shareholder at the beginning of the meeting or promptly upon the shareholder's arrival objects to holding the meeting or transacting business at the meeting and (ii) objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

     Section 3.06. Record Date. The Board of Directors may fix, in advance, a date as the record date for any determination of shareholders for any purpose, such date in every case to be not more than 70 days prior to the date on which the particular action or meeting requiring such determination of shareholders is to be taken or held. If no record date is so fixed for the determination of shareholders, the close of business on the day before the date on which the first notice of a shareholders' meeting is communicated to shareholders or the date on which the Board of Directors authorizes a share dividend or a distribution (other than one involving a repurchase or reacquisition of shares), as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 3.6, such determination shall apply to any adjournment thereof, unless the Board of Directors selects a new record date or unless a new record date is required by law.

     Section 3.07. Shareholders' List. After fixing a record date for a meeting, the corporation shall prepare an alphabetical list of the names of all shareholders who are entitled to notice of a shareholders' meeting. The list must be arranged by voting group and within each voting group by class or series of shares, and show the address of and number of shares held by each shareholder. The shareholders' list must be available for inspection by any shareholder beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting at the corporation's principal office or at a place in the city where the meeting will be held which such place shall be identified in the notice of the meeting. A shareholder, or a shareholder's agent or attorney, is entitled on written demand to inspect and, subject to the requirements of law, to copy the list, during regular business hours and at the person's expense, during the period the list is available for inspection. The corporation shall make the shareholders' list available at the meeting, and any shareholder, or a shareholder's

                                             EXHIBIT E to the Plan of Conversion

agent or attorney, is entitled to inspect the list at any time during the meeting or any adjournment thereof.

     Section 3.08. Quorum.

     (a) At any meeting of the shareholders, a majority of the votes entitled to be cast on the matter by a voting group constitutes a quorum of that voting group for action on that matter, unless the representation of a different number is required by law, and in that case, the representation of the number so required shall constitute a quorum. If at the time for which a meeting of shareholders has been called less than a quorum is present, the chairman of the meeting or a majority of the shareholders present or represented by proxy and entitled to vote thereat may adjourn the meeting to another place, date or time.

     (b) When a meeting is adjourned to another place, date or time, notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than 120 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, date and time of the adjourned meeting shall be given in conformity with these By-Laws. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

     (c) Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment thereof unless a new record date is or must be set for that adjourned meeting.

     Section 3.09. Organization.

     (a) The Chairman of the Board, or in the absence of the Chairman of the Board, the acting Chairman of the Board, or in his or her absence, such person as shall be designated by the holders of a majority of the votes present at the meeting shall call meetings of the shareholders to order and shall act as presiding officer of such meetings.

     (b) The Secretary of the corporation shall act as secretary at all meetings of the shareholders, but in the absence of the Secretary at any meeting of the shareholders, the presiding officer may appoint any person to act as secretary of the meeting.

     Section 3.10. Voting of Shares.

     (a) Every shareholder entitled to vote may vote in person or by proxy. Except as provided in subsection (c) of this Section 3.10 or unless otherwise provided by law, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Unless otherwise provided by law, directors in each class shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Shareholders

                                             EXHIBIT E to the Plan of Conversion

do not have the right to cumulate their votes for directors unless the Articles of Incorporation of the corporation so provide.

     (b) The shareholders having the right to vote shares at any meeting shall be only those of record on the stock books of the corporation on the record date fixed by law or pursuant to the provisions of Section 3.6 of these By-Laws.

     (c) Absent special circumstances, the shares of the corporation held, directly or indirectly, by another corporation are not entitled to vote if a majority of the shares entitled to vote for the election of directors of such other corporation is held by the corporation. The foregoing does not limit the power of the corporation to vote any shares held by the corporation in a fiduciary capacity.

     (d) If a quorum exists, action on a matter other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless a greater number is required by law.

     Section 3.11. Voting by Proxy or Representative.

     (a) At all meetings of the shareholders, a shareholder entitled to vote may vote in person or by proxy appointed in writing, which appointment shall be effective when received by the secretary of the meeting or other officer, agent or inspector authorized to tabulate votes. An appointment of a proxy is valid for 11 months from the date of its execution, unless a longer period is expressly provided in the appointment form.

     (b) Shares held by an administrator, executor, guardian, conservator, receiver, trustee, pledgee or another corporation may be voted as provided by law.

     Section 3.12. Conduct of Business. The person acting as the presiding officer of any meeting of shareholders shall determine the order of business and procedure at the meeting, including such regulation of the manner of voting and the conduct of business as seem to him or her to be in order.

     Section 3.13. Action Without Meeting. Except as otherwise set forth in this
Section 3.13 and subject to Section 3.3(c) of these By-Laws, any action required or permitted by law to be taken at a meeting of the shareholders of the corporation may be taken without a meeting or vote, and without notice, if one or more consents in writing setting forth the action taken shall be signed and dated by the holders of outstanding shares having not less than 90% of the votes entitled to be cast at a meeting at which all shares entitled to vote on the action were present and voted, and are delivered to the corporation for inclusion in the minutes or filing with the corporate records of the corporation; provided, however, that a director shall not be removed by written consents unless written consents are obtained from the holders of all of the outstanding shares of the corporation that are entitled to vote on the removal of the director. Written consents from a sufficient number of shareholders must be obtained within 60 days from the date

                                             EXHIBIT E to the Plan of Conversion

of the earliest dated consent for such consents to be effective to take corporate action. If not otherwise fixed by law or in accordance with these By-Laws, the record date for determining shareholders entitled to take action without a meeting is the date the first shareholder signs such a written consent.

                                   ARTICLE IV

                               BOARD OF DIRECTORS

     Section 4.01. Qualifications and General Powers. No director is required to be an officer, employee or shareholder of the corporation or a resident of the State of Iowa. The business and affairs of the corporation shall be managed under the direction of the Board of Directors. The Board of Directors may authorize any officer or officers or agent or agents to enter into any contract or to execute and deliver any instrument in the name and on behalf of the corporation, and such authority may be general or confined to specific instances.

     Section 4.02. Number and Term of Office. The Board of Directors shall consist of not less than three directors, the exact number to be determined from time to time by a majority of the entire Board of Directors. The Board of Directors shall be divided into three classes, designated Classes I, II and III, which shall be as nearly equal numerically as possible. Directors of Class I shall be elected to hold office for a term expiring at the annual meeting of shareholders to be held in 2002, directors of Class II shall be elected to hold office for a term expiring at the annual meeting of shareholders to be held in 2003 and directors of Class III shall be elected to hold office for a term expiring at the annual meeting of shareholders to be held in 2004. At each succeeding annual meeting of shareholders following such initial classification and election, the respective successors of each class shall be elected for three year terms. The term of office of each director shall begin at the annual meeting at which such director is elected or at the time elected by the Board of Directors. Each director shall serve until a successor is duly elected and qualified and shall be eligible for re-election.

     Section 4.03. Quorum and Manner of Acting. A quorum of the Board of Directors consists of a majority of the number of directors prescribed in accordance with Section 4.2 of these By-Laws. If at any meeting of the Board of Directors less than a quorum is present, a majority of the directors present may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. At all meetings of directors where a quorum is present, the act of the majority of the directors present at the meeting shall be the act of the Board of Directors.

     Section 4.04. Regular Meetings. Regular meetings of the Board of Directors shall be held without notice once in each calendar quarter on such date and at such hour and place, within or without the State of Iowa, as may be fixed by the Board of Directors, except that the meeting in the second quarter shall be held on the date and at the place of the annual meeting of the shareholders of the corporation. Notice of regular meetings

                                             EXHIBIT E to the Plan of Conversion

need not be given, provided, however, that if the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be mailed promptly, or sent by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail or other electronic means, to each director who shall not have been present at the meeting at which such action was taken, addressed to him or her at his or her usual place of business, or shall be delivered to him or her personally. Notice of such action need not be given to any director who attends the first regular meeting after such action is taken without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any director who submits a signed waiver of notice, whether before or after such meeting.

     Section 4.05. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, Chief Executive Officer (or, in the event of his or her disability, by the President or any Executive Vice President), or pursuant to a resolution approved by a majority of the entire Board of Directors, at such place (within or without the State of Iowa), date and hour as may be specified in the respective notices or waivers of notice of such meetings. Special meetings of the Board of Directors may be called on twenty-four (24) hours notice, if notice is given to each director personally or by telephone, including a voice messaging system, or other system of technology designed to record and communicate messages, telegraph, facsimile, electronic mail or other electronic means, or on five (5) days' notice, if notice is mailed to each director, addressed to him or her at his or her usual place of business or to such other address as any director may request by notice to the Secretary of the corporation. Notice of any special meeting need not be given to any director who attends such meeting without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any director who submits a signed waiver of notice, whether before or after such meeting, and any business may be transacted thereat.

     Section 4.06. Resignation. Any director of the corporation may resign at any time by delivering written notice to the Chairman of the Board or the secretary of the corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date.

     Section 4.07. Vacancies. Any vacancy or vacancies on the Board of Directors may be filled by the shareholders, by the Board of Directors at any meeting of the Board of Directors or, if the directors remaining in office constitute fewer than a quorum of the Board of Directors, by the affirmative vote of a majority of directors remaining in office. No decrease in the number of directors shall shorten the term of any incumbent director.

     Section 4.08. Removal. Any director may be removed, but only for cause, at a meeting of shareholders called for that purpose in the manner prescribed by law, upon the affirmative vote of holders of a majority of the combined voting power of the then outstanding stock of the corporation entitled to vote generally in the election of directors.

                                             EXHIBIT E to the Plan of Conversion

     Section 4.09. Compensation of Directors. The amount, if any, which each director shall be entitled to receive as compensation for such director's services as such shall be fixed from time to time by resolution of the Board of Directors.

     Section 4.10. Action Without Meeting. Any action required or permitted by law to be taken at any meeting of the Board of Directors may be taken without a meeting if the action is taken by all of the directors then in office and if one or more consents in writing describing the action so taken shall be signed by each director then in office and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this section is effective when the last director signs the consent, unless the consent specifies a different effective date.

     Section 4.11. Dividends. Subject to applicable law and any applicable provisions of the Articles of Incorporation of the corporation, the Board of Directors may authorize and the corporation may make distributions to its shareholders in cash or property.

     Section 4.12. Officers of the Board of Directors.

     (a) The Board of Directors shall elect from its number a Chairman of the Board to serve at the pleasure of the Board of Directors. The Chairman of the Board shall, if present, preside at each meeting of the Board of Directors and shall have such powers and shall perform such duties as may be assigned to him or her by these By-Laws or by or pursuant to authorization of the Board of Directors.

     (b) The Board of Directors shall by resolution establish a procedure to provide for an acting Chairman of the Board in the event the current Chairman of the Board is unable to serve or act in that capacity.

                                    ARTICLE V

                  THE EXECUTIVE COMMITTEE AND OTHER COMMITTEES

     Section 5.01. Executive Committee. The Board of Directors shall appoint an Executive Committee composed of five directors. Members of the Executive Committee shall be appointed by and serve at the pleasure of the Board of Directors. The Chairman of the Board shall be a member of the Executive Committee and shall, if present, preside at each meeting of the Executive Committee. The Chief Executive Officer, if different than the Chairman of the Board, shall be a member of the Executive Committee and in the absence or vacancy in the office of the Chairman of the Board, shall preside at meetings of the Executive Committee. If the Chairman of the Board is also the Chief Executive Officer, any other member of the Executive Committee, as determined by the members of the Executive Committee present, shall preside at a meeting of the Executive Committee in the absence of the Chairman of the Board. The Secretary of the corporation shall act as secretary of the Executive Committee and shall keep a record of

                                             EXHIBIT E to the Plan of Conversion

all proceedings of the Executive Committee. A majority of the members of the Executive Committee shall constitute a quorum.

     Section 5.02. Powers of Executive Committee. The Executive Committee shall have and, to the extent permitted by law, may exercise all of the powers of the Board of Directors in the management and affairs of the corporation except when the Board of Directors is in session.

     Section 5.03. Other Committees. The Board of Directors, by resolution adopted by the affirmative vote of a majority of directors then in office, may establish one (1) or more other committees of the Board of Directors, each committee to consist of such number of directors as from time to time may be fixed by the Board of Directors. Any such committee shall serve at the pleasure of the Board of Directors. Each such committee shall have the powers and duties delegated to it by the Board of Directors, subject to the limitations set forth in applicable Iowa law. The Board of Directors may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of such committee, upon request of the Chairman of the Board or the Chairman of such committee.

                                   ARTICLE VI

                                    OFFICERS

     Section 6.01. Chief Executive Officer. The Board of Directors shall elect a Chief Executive Officer to serve at the pleasure of the Board of Directors who shall (a) supervise the carrying out of policies adopted or approved by the Board of Directors, (b) exercise a general supervision and superintendence over all the business and affairs of the corporation, and (c) possess such other powers and perform such other duties as may be assigned to him or her by these By-Laws, as may from time to time be assigned by the Board of Directors and as may be incident to the office of Chief Executive Officer.

     Section 6.02. Secretary of the Corporation. The Board of Directors shall appoint a Secretary of the corporation to serve at the pleasure of the Board of Directors. The Secretary shall (a) keep minutes of all meetings of the shareholders and of the Board of Directors, (b) authenticate records of the corporation and (c) in general, have such powers and perform such other duties as may be assigned to him or her by these By-Laws, as may from time to time be assigned to him or her by the Board of Directors or the Chief Executive Officer and as may be incident to the office of Secretary.

     Section 6.03. Other Officers Elected by Board of Directors. At any meeting of the Board of Directors, the Board of Directors may elect such other officers of the corporation as the Board of Directors may deem necessary, to serve at the pleasure of the Board of Directors. Other officers elected by the Board of Directors shall have such powers and perform such duties as may be assigned to them by or pursuant to authorization of the Board of Directors or by the Chief Executive Officer.

                                             EXHIBIT E to the Plan of Conversion

     Section 6.04. Other Officers. The Board of Directors may authorize the corporation to elect or appoint other officers, each of whom shall serve at the pleasure of the corporation. Officers elected or appointed by the corporation shall have such powers and perform such duties as may be assigned to them by the corporation.

     Section 6.05. Resignation and Removal. An officer may resign at any time by delivering notice to the Secretary of the corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. Any officer may be removed, for or without cause, by the Board of Directors at any time.

     Section 6.06. Compensation of Officers. The salaries and other compensation of all officers of the corporation shall be fixed by or pursuant to authorization of the Board of Directors.

                                   ARTICLE VII

                     SHARES, THEIR ISSUANCE AND TRANSFER

     Section 7.01. Consideration for Shares. The Board of Directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the corporation. Before the corporation issues shares, the Board of Directors must determine that the consideration received or to be received for shares to be issued is adequate.

     Section 7.02. Certificates for Shares. Every shareholder of the corporation shall be entitled to a certificate or certificates, to be in such form as the Board of Directors shall prescribe, certifying the number and class of shares of the corporation owned by such shareholder.

     Section 7.03. Execution of Certificates. The certificates for shares of stock shall be numbered in the order in which they shall be issued and shall be signed by the Chief Executive Officer or President and the Secretary of the corporation or an Assistant Secretary of the corporation. The signatures of the Chief Executive Officer or President and the Secretary or Assistant Secretary or other persons signing for the corporation upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. In case any officer or other authorized person who has signed or whose facsimile signature has been placed upon such certificate for the corporation shall have ceased to be such officer or employee or agent before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer or employee or agent at the date of the issuance of such certificate.

     Section 7.04. Share Record. A record shall be kept by the Secretary of the corporation, or by any other officer, employee or agent designated by the Board of

                                             EXHIBIT E to the Plan of Conversion

Directors, of the name and address of each shareholder of the corporation, the number and class of shares held by such shareholder, the number of the certificates representing such shares and the respective dates of issuance of such certificates and, in case of cancellation of any such certificate, the respective date of cancellation.

     Section 7.05. Cancellation. Every certificate surrendered to the corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided in Section 7.8 of these By-Laws.

     Section 7.06. Transfers of Stock. Transfers of shares of the capital stock of the corporation shall be made only on the books of the corporation by the record holder thereof, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation; provided, however, that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the corporation, shall be so expressed in the entry of transfer.

     Section 7.07. Regulations. The Board of Directors may make such other rules and regulations as it may deem expedient, not inconsistent with law, concerning the issue, transfer and registration of certificates for shares of the capital stock of the corporation.

     Section 7.08. Lost, Destroyed or Mutilated Certificates. In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

     Section 8.01. Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these By-Laws, facsimile signatures of any officer or officers of the corporation may be used whenever and as authorized by the Board of Directors or a committee thereof. If any officer whose facsimile signature has been placed upon any form of instrument shall have ceased to be such officer before an instrument in such form is issued, such instrument may be issued with the same effect as if he or she had been such officer at the time of its issue.

     Section 8.02. Execution of Instruments. The Board of Directors may authorize, or provide for the authorization of, officers, employees and agents to enter into any

                                             EXHIBIT E to the Plan of Conversion

contract or execute and deliver any instrument in the name and of behalf of the corporation. Any such authorization must be in writing or be by electronic transmission and may be general or limited to specific contracts or instruments.

     Section 8.03. Disposition of Funds. The funds of the corporation shall be paid out, transferred or otherwise disposed of only in such manner and under such controls as may be authorized by resolution of the Board of Directors or as may be authorized by such officers of the corporation as the Board of Directors designates.

     Section 8.04. Fiscal Year. The fiscal year of the corporation shall be from the first day of January through the last day of December.

     Section 8.05. Corporate Seal. The corporation may adopt an official seal.

     Section 8.06. Books and Records. The books and records of the corporation shall be kept (except that the shareholder list must also be kept at the places described in Section 3.7 of these By-Laws) at the principal office of the corporation.

     Section 8.07. Voting of Stocks Owned by the Corporation. In the absence of a resolution of the Board of Directors to the contrary, the Chief Executive Officer and the President, and each of them, are authorized and empowered on behalf of the corporation to attend and vote, or to grant discretionary proxies to be used, at any meeting of shareholders of any corporation in which this corporation holds or owns shares of stock, and in that connection, on behalf of this corporation, to execute a waiver of notice of any such meeting or a written consent to action without a meeting. The Board of Directors shall have authority to designate any officer or person as a proxy or attorney-in-fact to vote shares of stock in any other corporation in which the corporation may own or hold shares of stock.

                                   ARTICLE IX

                                    INDEMNITY

     The Board of Directors shall indemnify, or authorize the officers of the corporation to indemnify, directly and through insurance coverage, each person now or hereafter a director, officer, employee or other representative of the corporation, and that person's heirs and legal representatives, against all damages, awards, costs and expenses, including counsel fees, reasonably incurred or imposed in connection with or resulting from any action, suit or proceeding, or the settlement thereof prior to final adjudication, to which such person is or may be made a party by reason of being or having been a director, officer, employee or other representative of the corporation or by reason of service at the request of the corporation in any capacity with another entity or organization. Such rights or indemnification shall be in addition to any rights to which any director, officer, employee or other representative of the corporation, former, present

                                             EXHIBIT E to the Plan of Conversion

or future, may otherwise be entitled as a matter of law and subject to such limitations permitted by law as may be established by the Board of Directors.

                                    ARTICLE X

                                   AMENDMENTS

     These By-Laws may be amended, altered or repealed by the Board of Directors at any regular or special meeting of the Board of Directors, provided written notice expressing in substance the proposed change shall have been given to each director at least two days prior to the date of such regular or special meeting. Notice of any proposed amendment, alteration or repeal may be waived by any director by filing a written waiver of notice with the Secretary of the corporation before, on or after the meeting date. The shareholders of the corporation may also amend, alter or repeal these By-Laws as provided in the Articles of Incorporation of the corporation.

                                             EXHIBIT F to the Plan of Conversion








                          PRIVILEGED AND CONFIDENTIAL





                       ACTUARIAL CONTRIBUTION MEMORANDUM

Actuarial Contribution Memorandum                                 March 31, 2001

                                TABLE OF CONTENTS

SECTION                                                                                    PAGE
-------                                                                                    ----
I.     OVERVIEW..........................................................................    1

II.    BASIC PRINCIPLES AND METHODOLOGY..................................................    2
    A. INTRODUCTION......................................................................    2
    B. BASIC METHODS.....................................................................    2
    C. TREATMENT OF SUBSIDIARIES.........................................................    3
    D. ASSUMPTIONS AND PRACTICES THAT APPLY ACROSS LINES OF BUSINESS.....................    3
       1.  Historical Rates of Investment Return and Accumulation Rates..................    4
       2.  Prospective Rates of Investment Return and Discount Rates.....................    5
       3.  Historical Expense Factors....................................................    5
       4.  Prospective Expense Factors...................................................    6
       5.  Historical Federal Income Tax Factors.........................................    6
       6.  Prospective Federal Income Tax Factors........................................    6
    E. CALCULATION RULES THAT APPLY ACROSS LINES OF BUSINESS.............................    7
       1.  Number of Prospective Years Recognized in the AC Calculation..................    7
       2.  Policies Whose Contribution to Surplus Is Taken Into Account..................    7
       3.  Reinsurance...................................................................    7

III.   INDIVIDUAL LIFE INSURANCE - POLICIES IN THE CLOSED BLOCK..........................    9
    A. OVERVIEW AND METHODOLOGY..........................................................    9
    B. ADJUSTABLE LIFE...................................................................   10
    C. TRADITIONAL LIFE..................................................................   10

IV.    INDIVIDUAL LIFE INSURANCE - POLICIES NOT IN THE CLOSED BLOCK......................   12
    A. OVERVIEW AND METHODOLOGY..........................................................   12
    B. ADJUSTABLE LIFE...................................................................   12
    C. SURVIVORSHIP WHOLE LIFE...........................................................   13
    D. UNIVERSAL LIFE, EXCLUDING SURVIVORSHIP UNIVERSAL LIFE.............................   14
    E. SURVIVORSHIP UNIVERSAL LIFE.......................................................   14
    F. 97 TERM POLICIES..................................................................   15
    G. BOLI UNIVERSAL LIFE...............................................................   16
    H. SELECT UNIVERSAL LIFE.............................................................   17

V.     INDIVIDUAL HEALTH POLICIES........................................................   18
    A. OVERVIEW AND METHODOLOGY..........................................................   18
    B. INDIVIDUAL DISABILITY INCOME......................................................   19
    C. INDIVIDUAL MEDICAL................................................................   20
    D. LONG TERM CARE....................................................................   21

VI.    INDIVIDUAL ANNUITIES..............................................................   22
    A. OVERVIEW AND METHODOLOGY..........................................................   22
    B. HISTORICAL CALCULATIONS...........................................................   22
    C. PROSPECTIVE CALCULATIONS..........................................................   24

VII.   GROUP ANNUITIES...................................................................   25
    A. OVERVIEW AND METHODOLOGY..........................................................   25
    B. GUARANTEED AND EXPERIENCE-RATED GROUP ANNUITIES AND LIFE OTHER THAN GROUP TERM....   25
    C. GROUP TERM LIFE...................................................................   28

Actuarial Contribution Memorandum                                March 31, 2001

Section                                                                                    Page
-------                                                                                    ----
VIII.  GROUP LIFE AND HEALTH INSURANCE.................................................     29
    A. OVERVIEW AND METHODOLOGY........................................................     29
    B. LARGE GROUP.....................................................................     30
    C. SMALL GROUP.....................................................................     32
    D. GROUP UNIVERSAL LIFE (GUL)......................................................     33

Actuarial Contribution Memorandum          -1-                    March 31, 2001

I.    OVERVIEW

This memorandum describes the methodology for calculating the Actuarial Contribution ("AC") of each Policy owned by an Eligible Policyholder pursuant to
Article VII of the Plan of Conversion ("Plan"). There is a separate section describing the methodology and assumptions for each of the following lines of business:

     1)   Individual Life Insurance - Policies in the Closed Block
     2)   Individual Life Insurance - Policies Not in the Closed Block
     3)   Individual Annuities
     4)   Individual Health Insurance
     5)   Group Annuities
     6)   Group Life and Health Insurance

The general methodology is described in more detail in the next section. Aspects specific to a particular line of business are included in the section for that line of business.

The information required for all of these calculations comes from a variety of proprietary files and reports including policy records maintained in electronic media, internal analyses and memoranda and also from public documents such as statutory annual statements filed with insurance regulators ("Annual Statements"). These data sources are referenced where appropriate.

Policy level data and aggregate data were used where available and credible. To the extent that data were not available or were not credible in certain instances, reasonable approximations were made to estimate missing data.

The term "Company" as used herein refers to Principal Life Insurance Company (formerly known as Principal Mutual Life Insurance Company and Bankers Life Company).

The term "Corporate Account" as used herein refers to an accounting classification that the Company established in 1985 to account for certain activities that were undertaken for the benefit of the Company as a whole and which were not associated with any one line of business.

Capitalized terms used in this Exhibit have the meanings ascribed to them in the Plan or in this Exhibit.

Actuarial Contribution Memorandum          -2-                    March 31, 2001

II.  BASIC PRINCIPLES AND METHODOLOGY

A.  INTRODUCTION

The Actuarial Contribution (AC) of each Policy is used in the calculation of its Variable Component of consideration as described in Section 7.2 of Article VII of the Plan.

The AC of a Policy is the accumulated contribution that policy is estimated to have made in the past to the Company's surplus, as defined below, ("historical AC") plus the present value of the contribution that the same policy is expected to make in the future ("prospective AC"), with such values determined as of March 31, 2000, which is the Actuarial Calculation Date, or "AC Date." The historical AC period is assumed to end at the AC Date, and the prospective AC period is assumed to begin at the AC Date, except as noted for Policies in the Closed Block.

"Surplus", as used herein, refers to statutory surplus, as shown in the Company's Annual Statements, plus the Asset Valuation Reserve (AVR) or the Mandatory Securities Valuation Reserve (MSVR), its predecessor. Contributions to and withdrawals from the Interest Maintenance Reserve (IMR) have been disregarded in calculating annual contributions to surplus except in the instance of experience-rated Group Annuity Policies.

Conceptually, each Policy's contribution to surplus in each year equals the excess of premiums, investment income, and capital gains less losses over benefits, policy dividends, commissions, expenses, and taxes.

B.  BASIC METHODS

The Company used either a modeling approach or a case-by-case approach, as appropriate, for purposes of determining the ACs for Policies. For some Policies, a case-by-case approach was used to develop all or a portion of the historical AC and a modeling approach was used to develop the prospective AC.

Under the modeling approach, a model of representative plans, issue years, and, in some situations, issue ages, gender, risk classes and other factors was created to develop historical and/or prospective contributions to surplus. Each of the plan/issue year/issue age/etc. combinations is called a model "cell." For each model cell, year-by-year historical contributions to surplus were determined and accumulated with interest to the AC Date to arrive at the historical AC. Similarly, future expected annual contributions to surplus were determined and discounted to that same date to arrive at the prospective AC. The sum of the historical and prospective ACs equals the AC for that model cell. The ACs for the model cells were then used to determine the ACs for the Policies.

Under the case-by-case approach, the year-by-year history of each Policy in a line of business was taken into account, so that specific contribution-to-surplus calculations were made for each Policy. As under the modeling approach, year-by-year historical contributions to surplus were determined and accumulated with interest to the AC Date to arrive at the historical AC, and prospective annual contributions to surplus were determined and discounted to the AC Date to

Actuarial Contribution Memorandum          -3-                    March 31, 2001

arrive at the prospective AC. The sum of the historical and prospective ACs at the AC Date equals the AC for that Policy.

Under either the modeling approach or the case-by-case approach, if the AC of a Policy was negative, it was set to zero.

For purposes of the AC calculations, lines of business were established by first following the Annual Statement lines of business, and then creating subdivisions as needed to deal with product groupings that differ from each other significantly in terms of product characteristics. In defining product groupings for purposes of AC calculations, the Company's past practices in managing the business were followed to the greatest extent practicable.

C.  TREATMENT OF SUBSIDIARIES

Generally, the financial results of subsidiaries were not reflected in the development of ACs, except as follows.

Principal National Life Insurance Company ("Principal National") was a subsidiary whose financial results were reported in the Corporate Account, and it sold certain types of products (individual life insurance and individual annuities) that were also sold by the Company. The Policies in Principal National were assumed by the Company through a reinsurance transaction, and the ACs for these Policies (as well as for the comparable Policies sold by the Company) were developed by combining the results, for corresponding lines of business, of Principal National and the Company.

The second exception relates to an investment in a company called "Up and Up" which was held by Principal Healthcare (PHC), a subsidiary that was held by Group Life and Health and reported in the Annual Statement with the operations of Group Health Insurance. When PHC was sold, this investment was retained by the Company within the Group Life and Health line, and its results continued to be reported under Group Health Insurance (in the Annual Statement). The results of this investment are reflected in developing investment earnings rates for assets that support products that are reported under Group Health Insurance.

The treatment of the Company's asset management subsidiaries in the calculation of ACs follows the general rule stated above with regard to the calculation of investment rates of return. However, the Company paid asset management fees to these subsidiaries. Had the activities been carried on in the Company itself, the cost of investment management (as reflected, for example, in the profitability of Group Annuities products) would have been incurred and taken into account directly. In order to achieve the same result when investment management activities were carried out in a subsidiary, the effect on product profitability was reflected by charging to the products the investment management charge less the proportion of such charge that resulted in profit to the subsidiary.

D.  ASSUMPTIONS AND PRACTICES THAT APPLY ACROSS LINES OF BUSINESS

The following assumptions and practices apply to all lines of business unless noted otherwise here or in the section for that line of business.

Actuarial Contribution Memorandum          -4-                    March 31, 2001

In general, the historical experience factors for taxes, investment returns (investment income and capital gains less losses), and expenses were developed based on the results as allocated in the Annual Statement. The data sources included Annual Statement data and certain other sources developed for internal reporting. The data from such other sources were adjusted as needed to be consistent with to the Annual Statement amounts. However, expenses that were allocated to the Corporate Account (with one exception), along with associated taxes and investment income, were not allocated to the other lines of business, since these expenses generally related to MIHC functions, philanthropic expenses, and other corporate initiatives. The exception was the reversal of expense credits in the Corporate Account from 1993 through 1998 related to the prefunding of post-retirement benefits, thereby reducing expenses in the lines of business. These expense credits were allocated to product groupings for the calculation of ACs, based on the Company's financial management practices.

The prospective investment income, expense, and tax assumptions reflected recent experience.

1.  Historical Rates of Investment Return and Accumulation Rates

The interest rates used in the historical AC calculations were derived from the assets and investment income and capital gains less losses allocated to each line of business in the Annual Statement. The rates were developed consistent with the Company's management practices with regard to investment income allocation during the historical period, and are net of defaults and investment expenses. IMR amortization was not included in the investment income rate calculation since all net capital gains were reflected in the capital gains rates in the year that they were incurred.

Prior to 1959 the Company determined a uniform rate of investment income on the assets of all lines of business. In 1959 the Company began to allocate portions of assets purchased in an investment year, and the income on those assets, to lines of business, based on the line's cash flow in that year. Beginning in 1959, for lines of business with policy loans, the cash flows from policy loans were included in the determination of cash flows available for investment by those lines. Investment income from policy loans was allocated directly to the lines of business that originated the loans.

In 1982 the Company established a separate segment of assets of its general account for the Group Annuities line of business and began to allocate assets to this product segment based on the characteristics of the associated liabilities. Product segments were established for other major lines of business over the next several years, with complete segmentation of the general account by major lines of business completed on July 1, 1985. (Additional product segments were added in subsequent years as needed when new businesses were introduced.) When needed, an investment year allocation methodology continued to be used to allocate investment income to product groupings within a product segment.

The AC calculations reflected the returns on separate account assets that back the policyholder liabilities of variable life insurance and annuity policies. These returns are passed through to policyholders and did not impact ACs directly. However, they do impact Policy account values, and, therefore, they impacted ACs to the extent that the contractual policy charges were a function of Policy account values.

Actuarial Contribution Memorandum          -5-                    March 31, 2001

The rates used to accumulate the historical contributions to surplus to the AC Date were set equal to the after-tax historical investment income rates for each product grouping, adjusted to remove the effect of policy loans, and excluding separate account performance.

2.  Prospective Rates of Investment Return and Discount Rates

Assumed investment income rates for prospective ACs reflected the characteristics of the assets that were held in each product segment as of the end of the historical contribution period (June 30, 1998 for Policies in the Closed Block and March 31, 2000 for Policies not in the Closed Block), prevailing new money rates on or about those dates, and reinvestment strategies relating to the asset mix for each product segment. Projected investment cash flows were reduced to reflect provisions for defaults and investment expenses, such provisions reflecting Company experience. As the assets that were held as of the end of the historical contribution period were projected to mature or be repaid, they were assumed to be replaced with assets that earn the new money rates, as described above.

No future capital gains or losses were assumed in developing prospective investment income assumptions.

The return for equities backing separate account liabilities was based upon historical returns for equities.

Prospective contributions to surplus were discounted to the AC Date at risk-adjusted rates of return appropriate for the lines of business involved. Two rates were used - one for Policies in the Closed Block, and (except as noted below), another for all other Policies. (ACs for two small classes of Policies - Adjustable Life Policies and Survivorship Whole Life Policies issued after the Closed Block was formed - were discounted at the rate used for Closed Block Policies.)

The two risk-adjusted rates of return were selected so as to be generally proportionate to the rates of return on equity (ROE) that the Company has established as targets for its lines of business, as validated in comparison to actual ROE rates that have been achieved in the past.

3.  Historical Expense Factors

Historical expense assumptions were developed by starting with line of business information on general insurance expenses (excluding commissions), miscellaneous taxes, licenses, and fees expenses, and additional payments for benefit plan expenses as reported in the Company's Annual Statements. For years in which a Corporate Account was maintained, the expenses in the Corporate Account (subject to the exception described above relating to the funding of post- retirement benefits) were ignored in the development of expense assumptions since they had not been reflected in the financial management practices of the lines of business.

Once the adjusted Annual Statement expenses were developed for each line of business, they were allocated to various product groupings within each line of business based on historical practices and available information. Expense assumptions were developed from these allocated expenses for use in developing historical ACs.


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Actuarial Contribution Memorandum          -6-                    March 31, 2001

4.  Prospective Expense Factors

Expense assumptions used in calculating prospective ACs were based on recent experience. For the individual lines of business, expense assumptions reflected recent experience and trends. For the Group Annuities line of business, expense assumptions reflected recent experience and trends, as well as a recent reengineering initiative. In general, for the Group Life and Health Insurance line of business, there was no specific projection of expenses, since the method used (described in Section VIII of this memorandum) did not require projection of individual sources of profit.

5.  Historical Federal Income Tax Factors

The applicable US tax law is complex and has changed over time. The derivation of tax factors followed both the dynamics of the law in each time period and also the Company's approach for allocating taxes. Tax factors were developed to allocate the taxes that were reported for each line of business in the Annual Statements to the Policies in the lines of business.

Broadly, there were four major tax eras used in the historical period. Factors were developed that were consistent with applicable laws in each of those periods, to be applied to corresponding bases for the historical AC calculation.

For 1957 and prior years, Company-wide tax factors were developed as a function of investment income.

For 1958 through 1981, taxes were allocated based upon assets, investment income, interest paid credits, reserves, and premiums, depending upon line of business, and applied to corresponding bases.

For 1982 through 1983 (Stop-Gap Period), taxes were allocated based upon operating gains with only a partial deduction of dividends on non-tax qualified policies.

For 1984 and later years, taxes were allocated based upon on operating gains and an equity tax in those years in which an equity tax applied to the Company. During this period, the basis used to calculate deductible reserves and dividend liabilities differed from that used to report statutory earnings. For 1990 and later years, there was also a DAC proxy tax which was reflected in the ACs. Finally, the resulting total tax for the years 1982 through 1999 was adjusted to be consistent with the total tax reported in the Annual Statement for those years.

6.  Prospective Federal Income Tax Factors

For the prospective AC calculations, the current corporate tax rate was applied to taxable income for the line of business (which reflected the differences between statutory and tax basis liabilities). No equity tax was applied since the equity tax does not apply to stock companies.


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Actuarial Contribution Memorandum          -7-                    March 31, 2001

E.  CALCULATION RULES THAT APPLY ACROSS LINES OF BUSINESS

1.  Number of Prospective Years Recognized in the AC Calculation

For individual Policies, the prospective AC calculation covered the period from the AC Date through the end of the mortality or morbidity table or maturity or expiry of the Policy. For the Group Life and Health Insurance and the Group Annuities lines of business, the prospective AC calculations generally covered 30 years from the AC Date. However, in certain cases, different periods were used, based on the nature of a particular product; for example, the prospective AC for products that involve payment of annuities covered the period from the AC Date to the end of the mortality table.

2.  Policies Whose Contribution to Surplus Is Taken Into Account

As a general rule, in calculating ACs, contribution to surplus was determined only for Policies that were in force as of the AC Date. However, in some cases, such Policies were considered to be continuations of policies that they replaced. In such cases, the contribution to surplus of the prior policy was considered to be part of the experience of the current Policy in determining the current Policy's AC. The financial management of each line of business was examined to determine when a current Policy should be deemed to be a continuation of a prior policy for purposes of determining ACs. Based on this examination, the AC calculations reflected the following:

a. Individual Life Insurance, Annuities, and Health Insurance. With respect to individual life, health and annuity business, the Company followed the general rule stated above, with three exceptions, all relating to recent exchange programs within the Individual Annuities line of business. In addition, the AC for each supplementary contract that resulted from the annuitization of a deferred annuity reflected the experience under that deferred annuity as well as the experience under the supplementary contract.

b. Group Annuities and Group Life and Health Insurance. There were a number of situations in which policies were replaced by new Policies but the relationships with the Eligible Policyholders were not interrupted, particularly with respect to the financial management of the policies. One example of such a situation was modernization of policies. In these situations, all or a portion of experience under the replaced policies was incorporated into the development of the AC for the Policy that was in force on the AC Date. Other situations arose involving mergers or divestitures of companies, in which policies may have been combined or split up in order to accommodate the policyholders' new corporate structures. In these situations, the development of the ACs generally followed the financial management practice of the Company.

3.  Reinsurance

The Company has entered into various reinsurance agreements with reinsurers, some of which were affiliated with the Company and some of which were nonaffiliated. The treatment of these reinsurance agreements in the AC calculations was consistent with the Company's practice in managing these businesses, as described below.


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Actuarial Contribution Memorandum          -8-                    March 31, 2001

The Company has ceded amounts of mortality and morbidity risks in excess of its retention limits to a number of nonaffiliated reinsurers. These reinsurance programs were designed to cover a wide range of policies. The Company's management practice has been to spread the net cost of this reinsurance - within a line of business - over all of the plans of insurance within the line that participated in the reinsurance program. This practice was reflected in the calculation of the ACs.

The Company has ceded proportional amounts of mortality and morbidity risks to nonaffiliated reinsurers for certain plans of insurance. In some instances, all risks under a group of policies were ceded pursuant to an indemnity reinsurance agreement. Each of these reinsurance programs was designed to apply to a specific product grouping. When the purpose of the reinsurance was to reduce the amount or volatility of the risk that was reinsured, the net cost was reflected directly in the calculation of the ACs for only those Policies in the reinsured grouping - that is, the net cost was not spread across other Policies outside the grouping.

In other situations, the treatment of the effect of the reinsurance in the AC calculation was spread across a broader grouping of Policies, consistent with the Company's historical financial management practices with regard to such reinsurance.

For certain blocks of business, the Company entered into reinsurance agreements with affiliates. However, where such reinsurance with affiliates existed, the Company managed policies in these blocks of business as if the reinsurance were not in effect and the ACs were calculated consistent with this management practice.

Actuarial Contribution Memorandum          -9-                    March 31, 2001

III.  INDIVIDUAL LIFE INSURANCE - POLICIES IN THE CLOSED BLOCK

A.  OVERVIEW AND METHODOLOGY

As described in Article II of the Plan, the Company formed and began operating a Closed Block of participating policies effective with its reorganization to a mutual insurance holding company structure on July 1, 1998.

The individual life line of business in the Closed Block consists of certain Adjustable Life policies and Traditional Life policies, including whole life, endowment, and certain term policies. All Policies in the Closed Block are eligible to receive dividends and are expected to receive dividends in the future.

For each Closed Block Policy in force as of the AC Date, the AC was calculated as the sum of:

     (1) the annual historical contributions to surplus through June 30, 1998, accumulated with interest to the AC Date, plus
     (2) the value as of the AC Date of expected future annual contributions to surplus from July 1, 1998 forward. Expected contributions to surplus associated with period July 1, 1998 through the AC Date were accumulated with interest to the AC Date at the rate of return assumed for funding the Closed Block. Expected contributions to surplus associated with periods after the AC Date were discounted to the AC Date using a risk-adjusted rate of return, as described in Section II.D.2 of this memorandum.

     If the sum was negative, it was set to zero.

ACs were determined using a combination of the case-by-case approach and a modeling approach. Where models were used for prospective AC calculations, they were consistent with the Closed Block model, but for some plans, additional cells were used in order to attain more meaningful results. Under the modeling approach, ACs for Policies were determined by interpolation among the cells, as described below.

The assumptions regarding experience subsequent to June 30, 1998 were equivalent to those used in the Closed Block funding calculation. For prospective assumptions not applicable to the Closed Block funding, such as expenses and commissions, actual Company experience was analyzed and used as appropriate. Similarly, actual Company experience was analyzed and used as appropriate for all historical assumptions.

The gains or losses from disability benefit and accidental death benefit riders were allocated to all individual life insurance policies (both in and out of the Closed Block) and used as an offset to expenses (a decrease in the case of gains, and an increase in the case of losses). These allocations were consistent with the Company's financial management practices.

Actuarial Contribution Memorandum          -10-                   March 31, 2001

B.  ADJUSTABLE LIFE

For Adjustable Life Policies in the Closed Block, historical ACs were calculated on a case-by- case basis, and prospective ACs were calculated on a model cell basis, consistent with the Closed Block model.

For the calculation of historical ACs, actual historical policy data were used for each Policy. Each Policy's annual contribution to surplus was the premium for the year plus investment income, capital gains less losses, and other miscellaneous gains, less benefits, commissions, expenses, policy dividends, and federal income taxes. No adjustment was made for full policy surrenders in the historical AC calculation. Annual historical contributions to surplus for each Policy were accumulated as described above in Section III.A. to arrive at its historical AC.

Historical assumptions for expenses and mortality (through June 30, 1998) were based on Company experience studies. Investment income through June 30, 1998 was determined for each Policy based on its cash flows and the prevailing rates, consistent with the Company's financial management practices. The assumptions regarding experience subsequent to June 30, 1998 were equivalent to those used in the Closed Block funding calculation.

The prospective ACs for Adjustable Life Closed Block Policies were determined using a model with cells based on insurance period and/or premium paying period, gender, risk class, issue years, and issue ages of the insureds. The prospective contribution to surplus for each year was the premium for the year plus investment income and other miscellaneous gains, less benefits, commissions, expenses, policy dividends, and federal income taxes. These future annual contributions to surplus were valued as of the AC Date as described above in
Section III.A. to arrive at the prospective ACs for the model cells, and were then expressed as a function of face amount (per $1000 in force). Generally, prospective AC factors were determined for all Policies by interpolating between issue ages among the AC factors for the model cells.

Prospective assumptions regarding experience subsequent to June 30, 1998 were equivalent to those used in the Closed Block funding calculation. For prospective assumptions not applicable to the Closed Block funding, such as expenses and commissions, actual Company experience was analyzed and used as appropriate.

The AC for a Policy was determined by combining its historical AC (determined on a case-by- case basis) with its prospective AC (determined on a modeling basis), as described in Section III.A. If the sum was negative, it was set to zero.

C.  TRADITIONAL LIFE

In general, for Traditional Life, the historical ACs were calculated using a model through December 31, 1983, and then on a case-by-case basis through June 30, 1998. (For Survivorship Whole Life, both historical and prospective ACs were determined on a model cell basis using combinations of representative plans, issue ages, issue years, gender and risk classes.) The change to a case-by-case basis in 1984 was for greater consistency with the Company's financial management practices. The prospective ACs were calculated using substantially the Closed

Actuarial Contribution Memorandum          -11-                   March 31, 2001

Block model. The model that was used to determine the historical ACs through December 31, 1983 was based on the Closed Block model as well, but contained fewer cells.

The annual historical contribution to surplus for each year prior to June 30, 1998 was the premium for the year, plus investment income, capital gains less losses, and other miscellaneous gains, less benefits, commissions, expenses, policy dividends, and federal income taxes. Coinsurance gains (losses) on the 1992 Term products were added for those products. There was no adjustment for policy surrenders in the historical calculation. The annual historical contributions for model cells were accumulated to December 31, 1983 and expressed generally as a function of face amount to arrive at AC factors as of that date. AC factors were determined for all Policies as of that date by interpolating between issue ages and issue years among the AC factors for the model cells. The resulting AC as of December 31, 1983 for each Policy was carried into the case-by-case portion of the historical AC calculation, beginning January 1, 1984.

Historical assumptions for expenses and mortality (through June 30, 1998) were based on Company experience studies. Investment income was determined based on cash flow for the model cell prior to 1984 and on policy cash flow and prevailing rates from 1984 through June 30, 1998, consistent with the Company's financial management practices. The assumptions regarding experience subsequent to June 30, 1998 were equivalent to those used in the Closed Block funding calculation.

The prospective contribution to surplus for each year following June 30, 1998 was the premium for the year plus investment income and other miscellaneous gains, less benefits, commissions, expenses, policy dividends, and federal income taxes. Coinsurance gains (losses) on the 1992 Term products were added for those products. These annual contributions to surplus were valued as of the AC Date as described in Section III.A. The prospective AC factors for the model cells were generally expressed as function of face amount (per $1000 in force). Generally, prospective AC factors were determined for all Policies by interpolating between issue ages among the AC factors for the model cells.

The AC for a Policy was determined by combining its historical AC with its prospective AC, as described in Section III.A. If the sum was negative, it was set to zero.

Actuarial Contribution Memorandum          -12-                   March 31, 2001

IV.  INDIVIDUAL LIFE INSURANCE - POLICIES NOT IN THE CLOSED BLOCK

A.  OVERVIEW AND METHODOLOGY

The Policies in the individual life line of business that are not in the Closed Block encompass these plans of insurance: Adjustable Life (AL 4 Policies generally issued July 1, 1998 through March 31, 2000), Survivorship Whole Life (generally issued July 1, 1998 through March 31, 2000), Universal Life, 97 Term, BOLI Universal Life, and Select Universal Life. Adjustable Life Policies and Survivorship Whole Life Policies are eligible to receive dividends and are expected to receive dividends in the future. The other Policies have not received dividends and are not expected to receive dividends in the future.

The historical ACs were calculated on a case-by-case basis for Universal Life (except for Survivorship plans that insured more than one life at issue). They were calculated on a model cell basis for Survivorship Whole Life, 97 Term, Survivorship Universal Life, Adjustable Life, and BOLI Universal Life. The prospective ACs were calculated on a model cell basis for all product groupings.

For each Policy in force as of the AC Date, the AC was calculated as the sum of:

     (1) the annual historical contributions to surplus through the AC Date, accumulated with interest to the AC Date, plus
     (2) the present value of expected future annual contributions to surplus discounted to the AC Date using a risk-adjusted rate of return, as described in Section II.D.2 of this memorandum.

     If the sum was negative, it was set to zero.

Except where noted, the past financial results of the Company were analyzed to determine experience factors for use in determining the historical AC. Assumptions about future experience were based on analyses of the Company's recent past experience, adjusted when appropriate to reflect changes in its way of conducting business.

The gains or losses from disability benefit and accidental death benefit riders were allocated to all individual life insurance policies (both in and out of the Closed Block) and used as an offset to expenses (a decrease in the case of gains, and an increase in the case of losses). These allocations were consistent with the Company's financial management practices.

B.  ADJUSTABLE LIFE

The historical ACs for Adjustable Life Policies were determined using a model with cells based on issue age, gender, risk class, and period of issue (i.e., before or after April 1, 1999). The contribution to surplus for each year was premium for the year plus investment income, capital gains less losses, and other miscellaneous gains, less benefits, commissions, expenses, policy dividends, and federal income taxes. No policy surrenders were assumed in the historical period.

Actuarial Contribution Memorandum          -13-                   March 31, 2001

The annual historical contributions to surplus for the model cells were accumulated to the AC Date as described above in Section IV.A. to arrive at the historical AC for the cell. The historical AC factor for each model cell was determined by expressing its historical AC as a function of face amount (per $1,000 in force). Historical AC factors were then determined for all Policies by interpolating between issue ages among the AC factors for the model cells.

The mortality, persistency, expense, investment earnings, and dividend assumptions used for the historical and prospective ACs are those that the Company used in pricing this product (except that lapse rates for the historical AC period were set to zero) since these Policies are very recent issues with little or no credible experience.

The prospective AC for Adjustable Life Policies was determined using the same model as was used for the calculation of historical ACs. The prospective contribution for each year was the premium for the year plus investment income and other miscellaneous gains, less benefits, commissions, expenses, policy dividends, and federal income taxes. These annual contributions to surplus were discounted to the AC Date as described in Section IV.A. to arrive at the prospective AC for the cell. The prospective AC factor for each model cell was determined by expressing its prospective AC as a function of face amount (per $1000 in force). Prospective AC factors were then determined for all Policies by interpolating between issue ages among the AC factors for the model cells.

The AC for a Policy was determined by combining its historical AC with its prospective AC, as described in Section IV.A. If the sum was negative, it was set to zero.

C.  SURVIVORSHIP WHOLE LIFE

The historical ACs for Survivorship Whole Life Policies were determined using a model with cells based on issue age, issue year, gender, and risk class. The contribution to surplus for each year was premium for the year plus investment income, capital gains less losses, and other miscellaneous gains, less benefits, commissions, expenses, policy dividends, and federal income taxes. No policy lapses were assumed in the historical period.

The annual historical contributions to surplus for the model cells were accumulated to the AC Date as described above in Section IV.A. to arrive at the historical AC for the cell. The historical AC for each model cell was allocated to the Policies in that model cell based upon face amount (per $1000 in force).

These policies are similar to Survivorship Whole Life Policies that are in the Closed Block. As a result, the assumptions used in the development of the historical and prospective ACs were consistent with those used to determine the ACs for the Survivorship Whole Life policies that are in the Closed Block, except for investment income and dividends, which were adjusted to reflect the earnings of the assets that support the policies that are not in the Closed Block.

The prospective AC for Survivorship Whole Life Policies was determined using the same model as was used for the calculation of historical ACs. The prospective contribution for each year was the premium for the year plus investment income and other miscellaneous gains, less benefits, commissions, expenses, policy dividends, and federal income taxes. These annual contributions

Actuarial Contribution Memorandum          -14-                   March 31, 2001

to surplus were discounted to the AC Date as described in Section IV.A. to arrive at the prospective AC for the cell. The prospective AC for each model cell was allocated to the Policies in that model cell based upon face amount (per $1000 in force).

The AC for a Policy was determined by combining its historical AC with its prospective AC, as described in Section IV.A. If the sum was negative, it was set to zero.

D. UNIVERSAL LIFE, EXCLUDING SURVIVORSHIP UNIVERSAL LIFE

The historical AC calculation was done on a case-by-case basis, using actual historical data for each Policy.

The historical annual contributions to surplus were based upon an earnings by source method. The sources were interest, mortality, expense, and miscellaneous gains, all adjusted for federal income taxes. No adjustment was made for policy surrenders in the calculation of historical ACs. The annual historical contributions to surplus were accumulated to the AC Date as described above in
Section IV.A. to arrive at the historical AC for the Policy.

Historical assumptions for expenses and mortality were based on Company experience studies. Historical investment income was based on the general method described in Section II.D.1.

The prospective ACs were determined using a model with cells based on funding level (i.e., ratio of account value to face amount), issue years, issue ages, gender, risk classes and death benefit options (for certain variable universal life policies) for the Policies.

The prospective contribution to surplus for each year was the premium for the year plus investment income and other miscellaneous gains, less benefits, commissions, expenses, and federal income taxes. These annual contributions to surplus were discounted to the AC Date as described in Section IV.A. The prospective AC factor for each model cell was determined by expressing its prospective AC as a function of face amount (per $1000 in force). Prospective AC factors were then determined for all Policies by interpolating between issue ages and funding levels among the AC factors for the model cells.

Prospective assumptions for expenses, mortality, policy lapse and premium persistency were based on Company studies. Prospective credited rates were based on assumed prospective earned rates less pricing spreads for general account business, and on assumed prospective separate account performance less contractual charges for separate account business.

The AC for a Policy was determined by combining its historical AC with its prospective AC, as described in Section IV.A. If the sum was negative, it was set to zero.

E.  SURVIVORSHIP UNIVERSAL LIFE

The historical ACs for Survivorship Universal Life Policies were determined using a model with cells based on plan, issue age, gender, and risk class. The historical contribution to surplus for each year was the premium for the year plus investment income, capital gains less losses, and other miscellaneous gains, less benefits, commissions, expenses, and federal income taxes. No full policy surrenders were assumed in the historical period.

Actuarial Contribution Memorandum          -15-                   March 31, 2001

The annual historical contributions to surplus for the model cells were accumulated to the AC Date as described above in Section IV.A. to arrive at the historical AC for the cell. The historical AC factor for each model cell was determined by expressing its historical AC as a function of face amount (per $1000 in force). Historical AC factors were then determined for all Policies by interpolating between issue ages among the AC factors for the model cells.

The mortality, persistency, premium level, expense, investment earnings, and interest crediting assumptions used for the historical and prospective ACs are those that the Company used in pricing these products (except that lapse rates for the historical AC period were set to zero) since these Policies are very recent issues with little or no credible experience.

The prospective ACs for Survivorship Universal Life Policies were determined using the same model as was used for the calculation of historical ACs. The prospective contribution to surplus for each year was the premium for the year plus investment income and other miscellaneous gains, less benefits, commissions, expenses, and federal income taxes. These annual contributions to surplus were discounted to the AC Date as described in Section IV.A. to arrive at the prospective AC for the cell. The prospective AC factor for each model cell was determined by expressing its prospective AC as a function of face amount (per $1000 in force). Prospective AC factors were then determined for all Policies by interpolating between issue ages among the AC factors for the model cells.

The AC for a Policy was determined by combining its historical AC with its prospective AC, as described in Section IV.A. If the sum was negative, it was set to zero.

F.  97 TERM POLICIES

The historical and prospective AC factors were determined using a model with cells based on issue year, issue age, gender, risk class, and term plan. The historical contribution to surplus for each year was the premium for the year plus investment income, capital gains less losses, and other miscellaneous gains, less benefits, commissions, expenses, and federal income taxes. Reinsurance gains and losses were reflected in these items. No policy lapses were assumed in the historical period.

The annual historical contributions to surplus for the model cells were accumulated to the AC Date as described above in Section IV.A. to arrive at the historical AC for the cell. The historical AC factor for each model cell was determined by expressing its historical AC as a function of face amount (per $1000 in force). Historical AC factors were then determined for all Policies by interpolating between issue ages among the AC factors for the model cells.

Historical assumptions for expenses and mortality were based on Company experience studies. Historical investment income was based on the general method described in Section II.D.1.

The prospective contribution to surplus for each year was the premium for the year plus investment income and other miscellaneous gains, less benefits, commissions, expenses, and federal income taxes. Reinsurance gains and losses were reflected in these items. These annual contributions to surplus were discounted to the AC Date as described in Section IV.A. to arrive at the prospective AC for the cell. The prospective AC factor for each model cell was

Actuarial Contribution Memorandum          -16-                   March 31, 2001

determined by expressing its prospective AC as a function of face amount (per $1000 in force). Prospective AC factors were then determined for all Policies by interpolating between issue ages among the AC factors for the model cells.

Prospective assumptions for expenses and mortality were based on Company studies. The policy lapse assumptions reflected those that the Company used in pricing.

The AC for a Policy was determined by combining its historical AC with its prospective AC, as described in Section IV.A. If the sum was negative, it was set to zero.

G. BOLI UNIVERSAL LIFE

BOLI Universal Life is managed by the Company at the "case" level, where a case consists of one or more Eligible Policyholders, each of which owns multiple Policies. The ACs were determined at the case level and allocated to Eligible Policyholders on a basis consistent with the historical financial management practices of the case.

The historical ACs for BOLI Universal Life Policies were determined using a model with cells based on plan (reflecting variations by case), issue age, and, in some cases, risk class. The contribution to surplus for each year was the premium for the year plus investment income, capital gains less losses, and other miscellaneous gains less benefits, commissions, expenses, and federal income taxes. No policy surrenders were assumed in the historical period.

The annual historical contributions to surplus for the model cells were accumulated to the AC Date as described above in Section IV.A. to arrive at the historical AC for the cell.

Historical assumptions for expenses and mortality were based on Company experience studies. Historical investment income was based on the general method described in Section II.D.1.

The prospective ACs for BOLI Universal Life Policies were determined using the same model that was used to determine the historical ACs. The prospective contribution to surplus for each year was the premium for the year plus investment income and other miscellaneous gains, less benefits, commissions, expenses, and federal income taxes. These annual contributions to surplus were discounted to the AC Date as described in Section IV.A. to arrive at the prospective AC for the cell.

Prospective assumptions for expenses were based on pricing assumptions and Company studies. Assumptions for mortality reflected Company studies as well as an analysis prepared by a third party. Prospective investment return less interest credited reflected case-specific assumptions that were used in pricing. Prospective lapse rate assumptions reflected contractual provisions as well as the implications under current tax law of transferring money to other carriers.

The AC for Policies in a cell was determined by combining the historical AC for the cell with the prospective AC for the cell. If the sum was negative, it was set to zero. The AC for each case was equal to the sum of the ACs of the Policies that were in its cells. The AC determined at the case level was allocated to Eligible Policyholders within each case on a basis consistent with the historical financial management practices of the case.

Actuarial Contribution Memorandum          -17-                   March 31, 2001

H. SELECT UNIVERSAL LIFE

Based on an analysis of experience for this business, the AC was determined to be zero for all Select UL policies.

Actuarial Contribution Memorandum          -18-                   March 31, 2001

V.   INDIVIDUAL HEALTH POLICIES

A.  OVERVIEW AND METHODOLOGY

The individual health line of business consists of three product groupings: individual disability income (IDI), individual medical and long term care (LTC) Policies. The LTC business includes both group and individual Policies. The group LTC Policies (which are reported in the Group Health line of business in the Annual Statement) are managed internally with the individual LTC Policies because the coverages are voluntary and have been marketed to individuals, although issued through multiple employer trusts.

The Company ceded 100% of the individual medical policies to Washington National in 1983 through an indemnity reinsurance agreement. Pioneer Financial administers this block for Washington National. The Company transferred assets to Washington National that were less than the statutory reserves held at the end of 1982. No ceding commissions were paid after the transfer of assets.

At the end of 1996, the Company ceded 100% of all LTC Policies through an indemnity reinsurance agreement with MedAmerica, which also services the LTC business. The Company received ceding commissions at that time, but there have been no additional ceding commissions paid to the Company.

The Company continues to maintain the risk on the IDI business, but cedes to reinsurers the portion of any risk that is in excess of its retention limits.

The historical contribution to surplus for each year for was the premium for the year plus investment income, capital gains less losses, and other miscellaneous gains, less benefits, commissions, expenses, federal income taxes and increases in reserves and dividend liability. No policy lapses were assumed in the historical period.

For the individual medical and LTC Policies, the prospective AC was set to zero, since these businesses are 100% reinsured, and the Company will not receive any future ceding commissions, thus providing no source of prospective contribution to surplus. For the IDI Policies, the prospective contribution to surplus for each year was premium for the year plus investment income, capital gains less losses, and other miscellaneous gains, less benefits, commissions, expenses, federal income taxes and increases in reserves and dividend liability. Assumed policy lapses were reflected in the prospective period.

The historical ACs for each of the Individual Health product groupings, and the prospective ACs for the IDI product groupings were functions of annualized premium, varying by plan grouping (using a representative plan for each such grouping) and issue year. Some groupings consisted of a single plan, and others consisted of several plans.

For each Policy in force as of the AC Date, the AC was calculated as the sum of:


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Actuarial Contribution Memorandum          -19-                   March 31, 2001

     (1) the annual historical contributions to surplus through the AC Date, accumulated to the AC Date, plus
     (2) the present value of the expected future annual contributions to surplus from the AC Date forward, discounted to the AC Date.

     If the sum was negative, it was set to zero.

The following sections describe the specific methodologies used to determine the ACs for each of the three product groupings.

B.  Individual Disability Income

The IDI business consists of disability income, business overhead and buy-out policies. Most of the business is non-cancelable. The Company began selling IDI policies in the early 1950s.

The ACs for the IDI business were developed using a modeling approach. Development of both historical and prospective ACs was based on representative plans, issue years, gender, issue ages, elimination periods, and benefit periods. Every in-force Policy was represented by one model cell. Because actual experience was available only at the plan level, historical and prospective AC factors, which are a function of annualized premium, vary only by the representative plan and issue year.

1.  Historical AC Calculations

For each model cell, year-by-year historical contributions to surplus as described in Section V.A. were determined and accumulated to the AC Date. The historical AC factor for each Policy within a plan grouping was calculated by dividing the accumulated historical contributions to surplus for all cells with the same representative plan and issue year by the total annualized premium for all cells with the same representative plan and issue year.

Morbidity and commissions were modeled based on pricing assumptions. Expenses were modeled based on management operating expense targets. Modeled policy dividends reflected the amounts paid to representative plans. These assumptions were adjusted to reflect actual variations by calendar year in aggregate financial results as reflected in the Annual Statement and in data submitted to the State of New York under its Regulation 62. No lapses were assumed during the historical period. Net investment income, capital gains and federal income taxes were modeled consistent with the description in Section II.D.

2.  Prospective AC Calculations

For each model cell, the year-by-year future contributions to surplus were determined as described in Section V.A. and discounted to the AC Date. The prospective AC factor for each Policy within a plan grouping was calculated by dividing the present value of future contributions to surplus for all cells with the same representative plan and issue year by the total annualized premium for all cells with the same representative plan and issue year.

Actuarial Contribution Memorandum          -20-                   March 31, 2001

Prospective assumptions for morbidity and commissions were based on pricing assumptions, as was done for historical ACs. Prospective expenses reflected 1999 expense levels. Prospective persistency was based on pricing assumptions. These assumptions were adjusted to reflect average experience in aggregate financial results for calendar years 1995 through 1999 as reflected in the Annual Statement and in data submitted to the State of New York under its Regulation
62. Prospective policy dividends were set to zero since no future policy dividends are expected to be paid. Net investment income, capital gains and federal income taxes were modeled consistent with the description in Section II.D.

The total AC factor for each Policy was the sum of the historical AC factor and the prospective AC factor. The total AC for a Policy was determined by applying its total AC factor to its annualized premium. If the total AC was negative, it was set to zero.

C.  INDIVIDUAL MEDICAL

The individual medical business consists of individual hospital, surgical, major medical and accident expense policies. Principal began selling individual medical policies in the early 1950s. The business has been 100% reinsured through indemnity reinsurance with Washington National since 1983. The Company recognized a gain on this reinsurance agreement.

1.  Historical AC Calculations

For the purpose of calculating historical ACs, Policies were assigned to groupings of similar plans. The annual historical contributions to surplus for each grouping were determined as described in Section V.A, and an average annual contribution to surplus as percent of written premium was determined for each grouping representing the overall contribution to surplus for the plan grouping prior to January 1, 1983.

The historical AC factor (as percent of annualized premium) for each in-force Policy was determined by accumulating the average annual historical contributions to surplus as a percentage of written premium for the specific plan grouping from the issue year through 1982. The contributions to surplus were then accumulated to the AC Date. The historical AC factor for each in-force Policy was increased to reflect the allocation of the after-tax statutory gains resulting from the reinsurance agreement, with such allocation in proportion to the Policy's accumulated contributions to surplus at the AC Date.

Net investment income, capital gains and federal income taxes were modeled consistent with the description in the Section II.D.

2.  Prospective AC Calculations

The prospective ACs for all Individual Medical Policies were zero, as described above in Section V.A. of this memorandum.

The total AC factor for each Policy was the historical AC factor. The AC for each Policy was determined by applying its AC factor to its annualized premium. If the total AC was negative, it was set to zero.

Actuarial Contribution Memorandum          -21-                   March 31, 2001

D. LONG TERM CARE

The LTC business consists of group and individual LTC policies. Principal began selling LTC policies in 1989. At the end of 1996, Principal reinsured 100% of the risk on its LTC business through indemnity reinsurance through MedAmerica. The only new LTC business that Principal currently issues is a group LTC policy sold only to Principal employees. This business is also 100% reinsured.

1.  Historical AC Calculations

For the purpose of calculating historical ACs, policies were assigned to groupings of similar plans. The annual historical contributions to surplus for each grouping were determined as described in Section V.A, and an average annual contribution to surplus as percent of written premium was determined for each grouping, representing the overall contribution to surplus for the plan grouping prior to January 1, 1997.

The historical AC factor (as percent of annualized premium) for each in-force Policy was determined by accumulating the annual historical contributions to surplus as percentages of written premium for its plan grouping from the issue year through 1996. The contributions to surplus were then accumulated to the AC Date. The historical AC factor for each in force Policy was increased to reflect the allocation of the after-tax statutory gains resulting from the reinsurance agreement, with such allocation in proportion to the Policy's accumulated contributions to surplus at the AC Date.

Net investment income, capital gains and federal income taxes were modeled consistent with the description in Section II.D.

2.  Prospective AC Calculations

The prospective ACs for all LTC Policies were zero, as described in Section V.A.

The total AC factors were negative for all plan groupings and thus were set to zero, so that the AC for each LTC Policy was zero.

Actuarial Contribution Memorandum          -22-                   March 31, 2001

VI.   INDIVIDUAL ANNUITIES

A.  OVERVIEW AND METHODOLOGY

The Individual Annuities line of business consists of three product segments:
Traditional Individual Annuity, Alternative Individual Annuity, and Individual Variable Annuity.

The Traditional Individual Annuity product segment includes several annuity products that have been offered over various periods in the past but are no longer offered for sale. It includes single premium, fixed premium and flexible premium products. These products are general account- only products. This product segment also includes annuities in payout status which originated from deferred annuities.

The Alternative Individual Annuity product segment includes products that are currently offered for sale. This product segment includes both single premium and flexible premium deferred annuity products, which are general account-only.

The Individual Variable Annuity product segment includes products that are currently offered for sale. It includes both single premium and flexible premium deferred products, which offer both general account and separate account options.

Historical AC calculations were done on a case-by-case basis, and prospective AC calculations were done on a modeling basis, with each Policy assigned to a model cell.

For each Policy in force as of the AC Date, the AC was calculated as the sum of:

(1) the annual historical contributions to surplus through the AC Date, accumulated to the AC Date, plus
(2) the present value of expected future annual contributions to surplus from the AC Date forward, discounted to the AC Date.

     If the sum was negative, it was set to zero.

B.   HISTORICAL CALCULATIONS

Historical ACs were determined on a case-by-case basis, using an earnings by source method. The annual contribution to surplus was calculated for each year the Policy was in force by applying factors determined for each source of gain to the appropriate base obtained from historical records.

When an AC calculation included the experience of a prior policy (that is, the prior policy had been exchanged for the current Policy), such experience was reflected on an estimated basis by examining the experience of Policies with similar plan, issue year, issue month, and duration characteristics at the time of exchange.

Actuarial Contribution Memorandum          -23-                   March 31, 2001

The historical contribution to surplus in each calendar year was the sum of the following sources of earnings (adjusted for federal income taxes). The annual sources of gain were accumulated to the AC Date to arrive at the historical AC for a Policy. An adjustment was made to the historical AC to reflect the fact that the account values used in the calculations were not equal to statutory reserves. This adjustment was made for each Policy.

1.  Investment Gain

Generally, the investment gain for the general account business for each year was equal to the net investment income plus capital gains less losses minus interest credited to the account value. The net investment income and capital gains less losses were determined at the product segment level for each year and used for all Policies in the product segment, based on Annual Statement information and internal Company reports. Interest credited for each year was also determined at the product segment level, using detailed information from the historical files. This investment gain was expressed as a percentage of the total account value for the product segment. The investment gain factors for each year were applied to corresponding average account values for each Policy in the product segment to determine its investment gain.

Alternatively, if a product provided for a fixed interest spread such as a fixed basis point charge (as with separate account products), the investment gain for a Policy was calculated as the fixed spread times the policy's average account value for the year. These fixed basis point charges include Mortality and Expense charges ("M&E charges"), administration fees, and fund management fee reimbursements.

2.  Expense Gain

The expense gain was the excess of expense loads over the corresponding expenses incurred, including commissions and taxes other than federal income taxes.

Factors for expenses and taxes incurred (excluding federal income taxes) were derived at the product segment level for each calendar year, using Annual Statement information and internal Company reports. Commissions were based on historical commissions schedules. Factors were per policy, percent of premium and percent of fund value. These factors were applied to the corresponding bases for each Policy, based on the detailed historical information that was available, to derive expenses incurred.

To determine the historical expense gain for each Policy, the actual loads (available from the historical files) were deducted from the expenses incurred.

3.  Gain from Partial Withdrawals

The gain from withdrawals included any surrender charge from partial withdrawals, which was available from the detailed historical information. No gain from full withdrawals (surrenders) was included in the historical AC.

Actuarial Contribution Memorandum          -24-                   March 31, 2001

C.  PROSPECTIVE CALCULATIONS

For prospective ACs, AC factors were developed on a modeling basis, using representative plan/issue year model cells. The prospective contribution to surplus for each year was the premium for the year plus investment income, capital gains less losses, and other miscellaneous gains, less benefits, commissions, expenses, and federal income taxes. These future annual contributions to surplus were discounted to the AC Date as described above in
Section VI.A. to arrive at the prospective ACs for the model cells, and were then expressed as a function of account value at the AC Date. The prospective AC for a Policy was determined by applying the prospective AC factor for its model cell to its account value at the AC Date.

Assumptions for prospective investment income and expenses were based on Company expectations and recent Company experience studies. Assumptions for prospective terminations (deaths, full and partial withdrawals, and annuitizations) were based on recent Company experience where available, and were supplemented with pricing assumptions as necessary.

1.  Investment Income and Credited Rates.

Projected earned rates were developed by product segment for general account business based on the general approach discussed in Section II.D. Projected credited rates for Traditional Individual Annuities were based on recent credited rates. Projected credited rates for Alternate Individual Annuities and the general account of Individual Variable Annuities were based on earned rates for the product segment less projected interest spreads for each future calendar year, which were based on recent historical experience and Company expectations. For separate account business, the investment spread was the sum of contractual M&E charges, administration fees, and net investment management fees.

2.  Premiums

Future premium payments on deferred annuities were based on recent payment patterns or pricing assumptions. Separate assumptions were used for each product segment.

3.  Terminations

Assumptions for prospective terminations (full and partial surrenders, annuitizations and deaths) were based on recent experience studies, and supplemented by pricing assumptions.

4.  Expenses

Prospective expenses (other than commissions) were based on 1999 factors. Prospective commissions were consistent with the commission scales used for the historical calculation. Generally, commissions as a percent of premiums were based on rates in effect on the issue date of the Policy. Enhanced commissions, as a percent of account value, were recently introduced by the Company for some products. These enhancements were assumed to continue.

Actuarial Contribution Memorandum          -25-                   March 31, 2001

VII.  GROUP ANNUITIES

A.  OVERVIEW AND METHODOLOGY

The Group Annuities line of business consists of two product segments: Policies whose general account business is not experience-rated ("guaranteed" business) and Policies whose general account business is experience-rated
("experience-rated" business). Some products within each type may have a separate account component in addition to the general account component. There are also separate account-only products.

The guaranteed business consists primarily of products sold in the 401(k) market (with general account and separate account options, as well as payout options), guaranteed interest contracts, a single premium product, and investment only contracts with guaranteed crediting rates (general account only).

The experience-rated business consists primarily of unallocated contracts used for funding defined benefit plans (with both general and separate account options), as well as some group life insurance products (permanent and term products), which provide group life insurance and defined benefit funding for retirement benefits.

Both historical and prospective AC calculations for the guaranteed and experience-rated group annuity business were determined on a case-by-case basis using an earnings by source approach. The historical and prospective ACs for the group term life insurance business included in the Group Annuities line were determined on a net profit percentage (NPP) approach.

For each Policy in force as of the AC Date, the AC was calculated as the sum of:

(1) the annual historical contributions to surplus through the AC Date, accumulated to the AC Date, plus
(2) the present value of expected future annual contributions to surplus from the AC Date forward, discounted to the AC Date.

     If the sum was negative, it was set to zero.

B.  GUARANTEED AND EXPERIENCE-RATED GROUP ANNUITIES AND LIFE OTHER THAN GROUP
    TERM

1.  Historical AC

Historical financial information, such as historical reserves and pricing margins, were used in the development of historical ACs. The factors for the sources of earnings varied between the product groupings (guaranteed and experience-rated), and within these groupings, also varied by year, among products, by liability type (i.e., retired vs. active lives). Sources of earnings used for one or more products were:

Actuarial Contribution Memorandum          -26-                   March 31, 2001

a.  Profit margin.

This is the pricing margin for contribution to surplus for a Policy in a given year.

b.  Gain from general expense

These factors were the difference between expenses charged to a Policy and the expenses allocated to the Policy. These factors were product-specific for both experience-rated and guaranteed business, and incorporated the effects of the reengineering effort described in Section II.D.4, above.

c.  Gain from investment income.

These factors were the difference between the investment income earned by the Company (net of expenses and profit margins) and the investment income credited to the Policy. For the guaranteed business, these factors varied by year, but not by Policy. These factors were set to zero for experience-rated Policies since investment gains and losses were credited directly to the Policies.

d.  Gain from investment expense.

These factors were the difference between the expenses charged to a Policy for investment services and the investment expenses allocated to the Policy by the Company. These factors were determined separately for the experience-rated and guaranteed product groupings for general account business. All separate accounts were combined to determine the separate account factor.

e.  Retro gain

These factors were the rate of gain or loss experienced by a Policy in a given year resulting from the timing of execution of separate account trades. This source applies only to Policies with separate accounts.

f.  Gain from reserve

These factors were the difference between expected reserves (based on valuation assumptions) and actual reserves. These factors were determined on a combined aggregate basis for deferred and retired lives for guaranteed general account balances only.

g.  Capital gains.

These factors were based on the amount of capital gains less losses in a year that were not credited to the Policy or, for experience-rated Policies, deferred through the IMR mechanism, and were not included in the interest on surplus factor. They were calculated separately for each general account product grouping for each year.


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Actuarial Contribution Memorandum          -27-                   March 31, 2001

h.  Miscellaneous gains

This was the remaining amount of contribution to surplus in a year that was not captured by the other factors described above. For 1982 through 1999, an average gain factor for the period was applied to all policies in all years in that period. For all other years, the miscellaneous gain factor varies by year, but is the same for all Policies.

Items specific to either guaranteed or experience-rated group annuity business are noted below.

- For guaranteed business, the historical ACs were calculated separately for active and retired lives funds in the general account and separately for the separate account. Profit margins varied by timing of deposits and by product. Guaranteed Interest Fund products have profit margins that are policy-specific.

- For guaranteed business, the general expense gain was product-specific and also varied by year. The other sources of earnings factors varied by year and were the same for all guaranteed business products.

- For experience-rated business, the gain from general expenses varied by product and by year (as for guaranteed business). The profit margins for experience-rated business varied among certain product groupings. Aside from investment income and reserve gain factors, the other gain factors sometimes varied by product as well as by year. In addition, the gains from investment income and from reserves were zero for experience-rated business, since all such gains were passed directly to the Policy.

2.  Prospective AC

Source of earnings factors were applied to the projected fund balances (generally mean reserves) in determining prospective ACs. If the product was one for which recurring premiums/deposits were being made, expected premiums/deposits were included in the development of projected fund balances. Projections of fund balances reflected product-specific lapse assumptions where appropriate, based on recent experience.

In projecting fund balances, interest credited was reset annually to reflect changes in portfolio earned interest for all experience-rated Policies. For guaranteed Policies (except for those with fixed credited rates), it was graded from an initial rate to an ultimate rate, based on expected rollover. Policy lapse rates for all future years were set equal to the average of 1997-1999 annual effective policy withdrawal rates. The benefit withdrawal rates (for other than retirement) were set equal to the average of the 1997-1999 experience. The retirement withdrawal rates were based on the 1999 experience, and projected based on government statistics relating to the aging of the employed population.

The possible prospective sources of earnings were as follows.

a.  Profit margin.

These gain factors were based upon pricing margins for funds coming from expected future deposits, and on projected future pricing margins for existing reserves of a contract. For

Actuarial Contribution Memorandum          -28-                   March 31, 2001

guaranteed business products, some factors were set at policy inception, and others graded into the new business factor over a policy-specific period. The gain factors were composites of factors for general account and separate account, and also for active and retired or payout annuities. For experience-rated Policies, the charge at the AC date was held level for all future years.

b.  Gain from general expense.

These gain factors varied by product, reflecting average historical experience, adjusted for the removal of non-recurring expenses.

c.  Gain from investment expense

These gain factors were determined separately for general account guaranteed business, general account experience-rated business, and separate account. The prospective gain factors were set equal to the respective 1999 factors used in the historical calculation.

d.  Gain from investment income

For guaranteed business, the gain is the difference between the projected interest earned (net of expenses and profit margins) for all guaranteed business and the investment income credited to Policies. This rate of gain varies by year. Since experience-rated Policies participate in investment experience, there is no corresponding gain factor for that product grouping.

e.  Gain from reserve

These factors were determined on an aggregate basis (for active and retired lives combined) for guaranteed general account balances only.

C.  GROUP TERM LIFE

1.  Historical AC

For Group Term, the historical AC was calculated as a percentage of incurred premiums, which is consistent with how the historical AC was calculated for the group life business that is included with the Group Life and Health line as described in Section VIII.

2.  Prospective AC

For Group Term, the prospective ACs were calculated as a percentage of projected premiums, consistent with the method used for historical ACs.

Actuarial Contribution Memorandum          -29-                   March 31, 2001

VIII. GROUP LIFE AND HEALTH INSURANCE

A.   OVERVIEW AND METHODOLOGY

The Group Life and Health line of business consists of three major product groupings: Large Group, Small Group and Group Universal Life (GUL). Within these product groupings the business has been managed by "product line" (defined below in sections B., C. and D). A group within Large Group or Small Group had one or more of the following coverages: Group Term Life, Long Term Disability (LTD), Short Term Disability (STD), Accidental Death and Dismemberment (AD&D), Medical, Medicare Supplement, Prescription Drug, Dental or Vision.

There were two methods for determining the AC within Group Life and Health: earnings by source and net profit percentage (NPP). The choice of method was related to how the business was managed and also on the data available.

Under the earnings by source method (which was used for some historical calculations) gain or loss percentages were determined for each calendar year for each source of earnings, based on historical experience studies. These annual percentages were applied to the corresponding historical bases, which were obtained from detailed historical data for each group for each applicable policy year to derive the total earnings by source. The annual contributions to surplus for each group were accumulated to the AC Date to determine the historical AC for that group.

The net profit percentage method was used for some historical calculations and all prospective calculations.

For historical calculations under the NPP method, the net profit for each calendar year during the historical period was expressed as a percentage of total premiums for that year (using the premium equivalent for groups with Minimum Premium (MPP) or Defined Liability Funding (DLF) arrangements. Historical net profit was based on information from internal financial reports and the Company's Annual Statements, and was defined as the after-tax profit adjusted to remove investment income and capital gains less losses associated with the surplus.

For the years 1940 through 1969, NPPs were available separately for the Group Life and Group Health lines of business, but not by product lines within the statutory lines of business. From 1970 through the AC Date, NPPs were available (or were estimated) by product line and within Large and Small Group, were also available by "summary coverages" (i.e., Life, Health, and LTD). The annual contributions to surplus for a group were determined by applying the NPP factors by the corresponding premiums. These annual contributions to surplus were accumulated to the AC Date to determine the historical AC for that group.

Prospective NPPs (as a percentage of prospective premiums) and key prospective assumptions (such as premium, lapse, trend, and mortality) were based on recent historical experience, financial forecasts, and pricing assumptions. This was generally done by product line and by summary coverages. However, case-specific experience was reflected in certain instances for Large Groups and certain GUL groups issued outside of the GUL Trust. Prospective contributions to surplus were determined by applying the NPPs to the corresponding prospective

Actuarial Contribution Memorandum          -30-                   March 31, 2001

premiums. These contributions were discounted to the AC Date to determine the prospective AC for the group.

The total AC for a Policy was generally the sum of the historical and prospective ACs as described above. If this total AC was negative, it was set to zero. However, there are situations in which coverages or groups were historically managed together from a financial perspective (e.g., for policy year reconciliations, for rate setting, etc.). In such cases, this historical financial management practice was followed for the AC calculations. This is referred to as "linking" the ACs. In situations involving linking, the total AC for a Policy was the algebraic sum of the linked ACs (i.e., positives offsetting negatives), but if the sum was negative it was set to zero.

The AC for Group Universal Life for a group was never linked to the ACs of its other Group Life and Health coverages. The ACs for GUL were determined separately (i.e., historical AC added to prospective AC, and set to zero if negative), and this result was added to the total (non- negative) AC of the other coverages.

B.   LARGE GROUP

The Large Group product line consists of employer groups and association groups that are prospectively experience-rated, typically insuring more than 100 employee lives. These groups may be fully insured and traditionally funded, or have an alternate funding arrangement such as MPP or DLF.

The ACs for Large Group were developed on a case-by-case basis using a combination of methods. The earnings by source method was used for the portion of the historical period for which assumptions were available from historical studies and detailed historical data were available at the group level for a majority of the eligible Large Groups (generally, for policy years beginning in 1987 and later). The NPP method was used for the balance of the historical period, and for the prospective period.

1.  Historical ACs

The major source of case-specific data for Large Group was the Policy Year Reconciliations (PYR). These were available for almost every large group for each policy year beginning in 1987 and later, regardless of whether the group was eligible for an experience premium refund. Where case-specific data were not available, an NPP approach was used.

Generally, for policy years beginning in 1987 and later, the ACs were developed for each group using the earnings by source method. The specific sources of earnings were:

a.  Gain from Investment

The gain from investment for each year was the difference between investment return (investment income plus capital gains less losses) and interest credited in the historical PYR calculations. The investment return was determined as described in Section II.D.1.

Actuarial Contribution Memorandum          -31-                   March 31, 2001

b.  Gain from Expenses

The gain from expenses for each year was the difference between the expenses charged in the historical PYR calculations and the actual expenses incurred. This gain was determined in the aggregate for all groups based on information in internal management reports for Large Group. The annual gain for all Large Groups was expressed as a percentage of expenses charged to all Large Groups. This expense gain percentage was then applied to each group's expense charge to determine the group's expense gain.

c.  Gain from Pooling

The gain from pooling for each year was the difference between the pooling charges and the pooled claims, both obtained from the historical PYR calculations. These gains were determined for all groups in a pool as a percentage of the pooling charge for each year. This pooling gain percentage was then applied to each group's pooling charge to determine the group's pooling gain.

d.  Gain from Conversions

The gain from conversions for each year was the difference between the conversion charges in the historical PYR calculations and the actual cost of conversions based on information obtained from internal management reports for Large Group. The gain for all Large Groups was expressed as a percentage of the conversion charges made to all Large Groups. This percentage was then applied to each group's conversion charge to determine the group's conversion gain.

e.  Gain from Risk Charge

The gain from risk charge for each year was the difference between the risk charges and the actual cost of deficits incurred, both obtained from the historical PYR calculations. This gain was expressed for all Large Groups as a percentage of the risk charge for all Large Groups for each year. This percentage was applied the each group's risk charge to determine the group's risk charge gain.

f.  Profit Charge

This was the explicit profit charged to each group in its historical PYR calculations.

g.  Gain from Reserves at Termination

The gain from reserves was the difference between the reserves charged a group in the PYR calculations and the actual reserves needed at time of termination of the group or coverage.

These annual contributions to surplus were accumulated to the AC Date and were adjusted for federal income taxes, as described in Section II. D.

Actuarial Contribution Memorandum          -32-                   March 31, 2001

For other historical years, the NPP method was used, as described above. NPPs for the four policy years prior to the use of the earnings by source method were adjusted case-by-case to grade to the levels produced by the earnings by source method.

Actual premium for each group was used in the NPP calculation when available. Premium equivalents were used for MPP and DLF groups. If the premium for a group was not available for a given year, an estimated premium was used in this calculation. Premiums were estimated by spreading the total premium since inception (which was obtained from the earliest available PYR for the group) back to the effective date of the group.

2.  Prospective ACs

The NPPs for the prospective period were based upon a case-specific average of the NPPs for recent policy years in the historical period, and an assumption that Large Group as a whole would attain its targeted pricing margins by the fourth year of the prospective period, although some groups would attain their targeted pricing margins sooner, and others later, than the fourth year.

For each group, its recent historical average NPP (expressed as a percentage of the premiums earned over the same four policy year history) was used as the starting point for its prospective NPPs, and was used to determine the prospective AC for the balance of calendar year 2000. (i.e., March 31 to December 31). Based on this case-specific average NPP, the future NPPs were projected consistent with the overall assumption for attainment of the targeted pricing margin, reflecting differences among the groups as to type of coverages insured. In all instances, groups were assumed to attain the targeted pricing margin no later than the fifteenth projection year.

For each group, for each coverage, recent average monthly premiums were used as the basis for projecting the future premiums. Trend and lapse assumptions were applied to this premium at each group's policy anniversaries. Premium equivalents were projected for DLF and MPP groups. The prospective premium by coverage by year for each group was aggregated into the summary coverages. The Prospective NPP for that year was applied to determine the AC for that group and year. The AC amounts for each year were then discounted to the AC Date using the prospective discount rates to determine the total prospective AC for that group.

C.   SMALL GROUP

Small Group generally consists of groups insuring 1 to 100 employee lives. As with Large Group, these may be fully insured and traditionally funded, or have an alternate funding arrangement.

Small Group contains the following product lines: Pooled Group, Pooled Group Alternate Funded, Rogers Benefit Group (RBG) Employers, Old Northwest Agents
(ONA) Employers, RBG Medicare Supplement/Depositors, ONA Medicare Supplement/Depositors, Educational Service Plan (ESP), IASB, ABI, Retiree Medical, Single Premium and Group Term Permanent. RBG and ONA are small groups, generally insuring from 1 to 50 employee lives, while Pooled Group generally includes groups from 1 to 100 employee lives. The Medicare Supplement portion of RBG and ONA consists of individuals eligible for Medicare.


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The Small Group product lines were managed as separate financial risk pools.
Consistent with the management of the business, net profit percentages (NPPs) were developed separately for each summary coverage by state within each product line. These product line, state and summary coverage-specific NPPs for each calendar year were applied to the premium for each applicable summary coverage within a group.

1.  Historical AC

The NPP method was used, as described above. Actual premium for each group was used in this calculation when available. This was generally from 1991 and later for all small groups. When actual historical premium for a small group was not available, historical trend assumptions were applied to the known premium for each group by coverage to estimate the unavailable premium.

2.  Prospective AC

The process was generally the same as described above for Large Group. The NPPs by product line and summary coverages for the prospective period were typically based on an average of the NPPs by product line and summary coverages for 1997, 1998, and 1999. This average NPP was used to determine the prospective AC for calendar year 2000 for that summary coverage on every group in that product line.

For each group, for each coverage, recent average monthly premiums were used as the basis for projecting the future premiums. Trend assumptions were applied to this premium at each group's policy anniversaries. Lapse assumptions were applied to the projected premium each calendar year. The prospective premium by coverage by year for each group was summarized into summary coverages. The Prospective NPP for that product line and summary coverage was applied to determine the AC for that group and year. The AC amounts for each year were then discounted to the AC Date using the prospective discount rates to determine the total prospective AC for that group.

Premiums for individuals were projected to the end of the mortality table. In addition, for those coverages using an age-related premium structure, prospective premiums were modeled to increase by age. Terminations due to death were estimated, along with voluntary lapses.

D.   GROUP UNIVERSAL LIFE (GUL)

The ACs for groups with GUL coverage not issued through the GUL Trust, certificates issued through the GUL Trust, and certificates that ported their coverage from groups not issued through the GUL Trust were determined in the same manner as described above for Small Groups. Premiums used in the NPP calculations were the cost of insurance amounts defined for each group or certificate. Three separate NPPs were developed each year: one for each of two particular large groups (and all certificates that ported from those groups) and one for every other group and certificates combined. The two large groups were managed separately from the remaining GUL groups and certificates. The premiums for these groups were based to some extent on the actual experience of the group.

The prospective ACs for certificates issued through the GUL Trust and certificates that ported their coverage from a group not issued through the GUL Trust were based on premiums


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Actuarial Contribution Memorandum          -34-                   March 31, 2001

projected to the end of the mortality table. In addition, prospective premiums were modeled to increase by age for the coverages of these certificates that use an age-related premium structure. Terminations due to death were estimated for these certificates, along with voluntary lapses.